Exhibit 1

October 25, 2011

 INVERSIONES MILANO S.A.

 as Borrower

THE BANKS AND FINANCIAL INSTITUTIONS
NAMED HEREIN
as Lenders

BBVA BANCO FRANCÉS S.A.
as Arranger

and

BBVA BANCO FRANCÉS S.A.
as Agent

Ps. 341,000,000
SENIOR SECURED SYNDICATED CREDIT FACILITY

Table of Contents

ARTICLE I	Page

DEFINITIONS AND ACCOUNTING TERMS	4

ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES	10

ARTICLE III
CONDITIONS TO EFFECTIVENESS AND LENDING	15

ARTICLE IV
REPRESENTATIONS AND WARRANTIES	16

ARTICLE V
COVENANTS OF THE BORROWER	18

ARTICLE VI
EVENTS OF DEFAULT AND ADDITIONAL MANDATORY PREPAYMENT EVENTS	21

ARTICLE VII
THE AGENT	23

ARTICLE VIII
MISCELLANEOUS	26

Exhibits

Exhibit A - Form of Promissory Note

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Assignment and Acceptance

Exhibit D-1 and D-2- Text of TI Obligations

Exhibit E – Form of TECO Shares Pledge

Exhibit F – Form of Nortel ADSs Pledge

SENIOR SECURED CREDIT FACILITY

This Senior Secured Credit Facility (the “Agreement”) is entered into on October 25, 2011 by and among:

(1)
INVERSIONES MILANO S.A. (the “Borrower”), a company incorporated as a corporation (sociedad anónima) with limited liability in the Republic of Argentina (such denomination, currently in process of being changed into “Tierra Argentea S.A.”);

(2)	BBVA BANCO FRANCÉS S.A. acting as Arranger (the “Arranger”) and as agent for the Lenders (as defined below) (the “Agent”); and

(3)
THE BANKS AND FINANCIAL INSTITUTIONS NAMED IN THE SIGNATURE PAGES HERETO (together with any other Person (as defined below) that shall have become a party hereto pursuant to an Assignment and Acceptance (as defined below), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance, the “Lenders”).

Whereas:

(i)  The Borrower is an Argentinean company wholly owned by Telecom Italia Group.

(ii)  The Borrower has requested that the Lenders grant certain loans to finance the acquisition of TECO Shares.

(iii)  The Lenders have agreed to grant such request made by the Borrower pursuant to the terms hereof and subject to compliance with certain requirements, including, without limitation, the creation of a first priority pledge on any TECO Shares purchased by the Borrower and on the Nortel’s ADSs (as defined below), so as to ensure the fulfillment of the Borrower’s obligations hereunder.

Wherefore the Parties agree to enter into this Senior Secured Credit Facility for the extension of Advances pursuant to the terms and conditions set forth below.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. All capitalized terms used in this Agreement, except at the beginning of a sentence or proper names, shall have the meaning set forth below or in the body of this Agreement. Defined terms shall include both the singular and plural. The headings of each section are included solely for convenience of reference and shall not be taken into consideration for the interpretation of the Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Exhibit references are to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

“Additional Amounts” shall have the meaning ascribed in Section 2.11 of this Agreement.

“Advance” shall mean each one of the disbursements of immediately available funds made by the Lenders to the Borrower pursuant to the mechanism set forth in Article II.

“Advances” shall mean all disbursements of immediately available funds made by the Lenders to the Borrower pursuant to Article II.

“Affiliate”, with respect to any Person at any time, means any entity directly or indirectly controlling, controlled by or under common control with that Person at that time. For purposes of this definition, “control” means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” shall have correlative meanings.

“Affiliated Companies” means TECO, Telecom Personal S.A., Nortel and Sofora, and any of their respective successors.

“Amortization Date” shall have the meaning ascribed in Section 2.04 of this Agreement.

 “Assignment and Acceptance” means an assignment and acceptance entered into by any Lender and an assignee of such Lender in substantially the form of Exhibit C hereto.

“Auditors” means PricewaterhouseCoopers, Deloitte & Co., Ernst & Young or KPMG.

“BADCOR” means the BADLAR rate, adjusted as follows:

BADCOR= [BADLAR-(%EM*BCRA Rate)+SEDESA] + (%EM*BCRA Rate*IIBB)
[(1-EM)*(1-IIBB)]
Where:

IIBB means the gross revenues tax (impuesto a los ingresos brutos).

%EM means the minimum cash reserve percentage that is required to financial institutions in connection with 30 days´ time deposits made by clients, which is effective as of the relevant Interest Determination Date.

BCRA Rate means the annual nominal interest granted by the BCRA to the banking accounts of financial institutions, which is effective as of the relevant Interest Determination Date; such rate is informed daily by the BCRA and is available at the BCRA´s website (www.bcra.gov.ar).

SEDESA means the percentage of the average monthly daily balance of deposits denominated in local and foreign currencies made with financial institutions, that such financial institutions must affect every month to the Deposits Guarantee Fund (Fondo de Garantía de los Depósitos -FGD) as prescribed by Executive Decree N° 540/95 and implementing regulation, which is effective as of the relevant Interest Determination Date.

“BADLAR” means the average interest rate (tasa pasiva) applicable to 30 to 35 days´ term deposits of Ps. 1,000,000 or more with private financial institutions located in the City of Buenos Aires or the Greater Buenos Aires area (Ticker BADLARPP of Bloomberg), resulting from the survey made by the BCRA which is published daily by such BCRA.

“BCRA” means Banco Central de la República Argentina.

“Borrowing” means the borrowing consisting of each Advance made by the Lenders.

“Business Day” means any calendar day other than (i) any Saturday or Sunday or (ii) any other day on which banks are not required or authorized by law to close in Buenos Aires.

“Capital Stock” means any and all shares, interests, participations or other equivalents of capital stock of a corporation, any equivalent ownership interest in a Person other than a corporation and any and all warrants, options or other rights to purchase any of the foregoing.

“Cash and Cash Equivalents means cash, deposits in bank current accounts in Argentina, investments in time deposits or money market mutual funds and the accrued interests thereto, the positive mark-to-market of Hedge Agreements, cash deposited in escrow for less than 6 months. The definition of Cash and Cash Equivalents does not include the Permitted Investments.

 “Commitment” means, as to any Lender, the obligation of such Lender to make each Advance to the Borrower hereunder in an aggregate principal amount equal to the amount set forth in the signature page of this Agreement.

“Commitment Percentage” means, as to any Lender at any time, the ratio, expressed as a percentage, which such Lender’s Commitment bears to the aggregate Commitments (or at any time after the Effective Date, the ratio, expressed as a percentage, which the aggregate principal amount of such Lender’s Advances then outstanding bears to the aggregate principal amount of all Advances then outstanding).

“Confidential Information” means information that the Borrower furnishes to the Lenders, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Lenders from a source other than the Borrower, unless, to the actual knowledge of the recipient of such information, such source breached an obligation of confidentiality in providing such information to such recipient.

“Consolidated” refers, only if applicable, to the consolidation of accounts in accordance with GAAP.

“Constituent Documents” means (a) with respect to the Borrower, its articles of formation and bylaws, and (b) with respect to any other Person, (i) if such other Person is a corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (ii) if such other Person is a limited liability company, the certificate of formation or articles of formation or organization, and (iii) if such other Person is a partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.

 “Controlling Shareholders” means Telecom Italia S.p.A and Telecom Italia International N.V., the latter being 100% owned by Telecom Italia S.p.A. and which, together, directly own 100% of the capital stock of the Borrower.

“Coverage Ratio” means the ratio of (y) the aggregate market value of the securities pledged under the Security Documents as quoted on the New York Stock Exchange or on the Buenos Aires Stock Exchange (as regards the Nortel ADSs and the TECO Shares, respectively) at closing of the relevant calculation date, converted into Pesos at the average reference exchange rate (tipo de cambio de referencia contemplated under BCRA Communication A-3500) at closing of the relevant calculation date or any alternative exchange rate to be agreed between the Majority Lenders and the Borrower to (z) the outstanding principal and interest amounts due by the Borrower under the Borrowing.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar financial instruments, (c) the overdue accounts payables, (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as financial leases, (e) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (f) all negative mark-to-market in respect of Hedge Agreements, (g) amounts raised under any other transaction having the financial effect of a borrowing and which would be classified as a borrowing (and not as an off-balance sheet financing), under GAAP, and (h) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Debt Service” means any payment of principal, interest, taxes directly related to the indebtedness incurred under this Agreement (e.g. value added tax), and/or Additional Amounts (excluding any mandatory prepayment under Section 2.07(b) of this Agreement), made during the 12 months immediately preceding each Amortization Date, including that Amortization Date and excluding the preceding Amortization Date.

“Debt Service Coverage Ratio” means the ratio of (y) Dividend Cash Flow to (z) Debt Service.

“Default” means any Event of Default not remedied according to what provided for hereto.

“Dividend Cash Flow” means (i) all dividends, capital reductions’ proceeds or similar payments as shareholder received by the Borrower in connection with its holding in TECO Shares and Nortel ADSs, plus (ii) all payments, if any, to which the Controlling Shareholders were entitled in their capacity as shareholders of Sofora, plus (iii) any cash available, including Permitted Investments, Cash and Cash Equivalent, calculated for the 12 months immediately preceding each interest or capital payment date under this Agreement.

 “EBITDA” means operating income “utilidad de la explotación” (or operating loss) plus depreciation, amortization, in each case determined in accordance with GAAP, on a consolidated basis corresponding to the last 4 quarters then available, preceding the relevant date.

“EBITDA to Net Interest Ratio” means EBITDA to Net Interest.

“Effective Date” has the meaning specified in Section 3.01.

“Events of Default” has the meaning specified in Section 6.01.

“GAAP” has the meaning specified in Section 1.03.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Interest Determination Date” means each date on which the interest rate applicable to an Interest Period must be determined by the Agent as prescribed in Section 2.05 of this Agreement.

“Interest Period” means, for any Advance, the period commencing on the date of such Advance and ending on August 31st, 2012 in the case of the first Interest Period and, thereafter, each subsequent 6 (six) month period commencing on the last day of the immediately preceding Interest Period.

“Judgment” means a final judgment released by any court or arbitral panel not subject to any kind of appeal.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Majority Lenders” means, at any time, Lenders to whom the Borrower owes  more than 50% of the aggregate principal amount of the Advances made to the Borrower under the Borrowing.

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower, the Borrower and its Subsidiaries taken as a whole, Nortel, TECO, Sofora, Telecom Personal S.A., the Controlling Shareholders, or any material adverse change in the Argentine financial markets.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower or, as the case may be, of the Borrower and its Affiliated Companies taken as a whole, (b) the rights and remedies of the Lenders under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

 “Maturity Date” means August 31, 2016.

“Net Cash Flow” means (i) Dividend Cash Flow, minus (ii) any interest and amortization payments already made under the Borrowing (including Taxes), calculated for the 12 months’ period preceding any relevant scheduled interest or principal payment date under this Agreement.

“Net Debt” means Debt minus Cash and Cash Equivalents minus Permitted Investments.

“Net Interest” means any interest paid by a Person in connection with liabilities of such Person minus any interest received by such Person from assets belonging to such Person, during a 12- months’ period.

“Nortel” means Nortel Inversora S.A., the Argentine corporation which directly controls Telecom Argentina S.A.

“Nortel ADSs” means 2,351,752 American Depositary Shares, representing 117,587.6 Nortel’s Class B preferred Shares.

“Nortel ADSs Pledge” means the ADSs Pledge Agreement to be entered into and between the Borrower and the Lenders, substantially in the form of Exhibit F hereto, as the same may be amended from time to time.

“Notes” means the Argentine law Pagarés no a la Orden payable to each Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lenders resulting from any Advance made by any such Lenders.

“Notice of Borrowing” has the meaning specified in Section 2.02.

“Permitted Debt” means Ps.600,000,000 (Pesos six hundred million) including any amounts due under the Borrowing but excluding accrued and not past due interest under the Borrowing.

“Permitted Investment” means investments in time deposits or money market mutual funds at BBVA Banco Francés S.A. or any of its Affiliates at reasonable market conditions, or any other Argentine Bank of national reputation with the highest local rating for deposits or short term debt, chosen by the Borrower in case BBVA Banco Francés S.A. or any of its Affiliates cannot provide such Permitted Investment or there is a substantial difference in the yield offered.

“Permitted Lien” means each of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies; and (b) Liens imposed by law.

“Person” means an individual, partnership, corporation, joint stock company, trust, unincorporated association, joint venture, limited liability company, or any other legal entity, or a government or any political subdivision or agency thereof.

“Peso” or “Ps.” means the legal currency of the Republic of Argentina.

“Reserve Account” means the banking account of the Borrower at BBVA Banco Francés S.A. where the Borrower shall keep an amount of Ps. 12,750,000 (Pesos twelve million seven hundred and fifty thousand), to be deducted by the Agent from the proceeds of the first Advance, to fulfill the payment obligations of the Borrower with regard to (i) any incurred costs, fees and expenses, including those referred in Sections 7.08 and 8.04 of this Agreement, and (ii) in case any amount remains available, interest payment, if necessary. Any amount available from time to time on the Reserve Account may be invested in Permitted Investments.

“Security” means the pledge implemented through the Security Documents.

“Security Documents” mean (i) the TECO Shares Pledge, and (ii) the Nortel ADSs Pledge.

 “Sofora” means Sofora Telecomunicaciones S.A., the Argentine corporation through which the Telecom Italia Group indirectly holds its controlling interest in TECO.

“Subsidiary” only when applicable, of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries.

“TECO” means Telecom Argentina S.A.

“TECO Shares” means TECO class B ordinary shares.

“TECO Shares Pledge” means the Share Pledge Agreement to be entered into and between the Borrower and the Lenders, substantially in the form of Exhibit F hereto, as the same may be amended from time to time.

 “Telecom Italia Group” means Telecom Italia S.p.A., Telecom Italia International N.V. and any of their Affiliates.

“Termination Date” means October 28, 2011.

 “TI Obligations” means the commitment assumed by the Controlling Shareholders substantially in the forms of Exhibit D-1 and Exhibit D-2 hereto.

  “Total Liabilities to Net Worth Ratio” in connection with a Person means the ratio of (y) total liabilities of such Person to (z) such Person’s net worth, as any such information derives from the latest available financial statements of such Person.

“Total Net Debt Ratio” means the ratio of (y) Net Debt to (z) EBITDA.

 “Transaction Documents” means this Agreement, the Notes, the Security Documents, the TI Obligations, and any documents ancillary thereto.

SECTION 1.02. Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 1.03. Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the Republic of Argentina consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) (“GAAP”).

ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Borrowing.  The Lenders, severally and not jointly, agree, on the terms and conditions hereinafter set forth, to make Advances to the Borrower in accordance with their respective Commitments, on any Business Day during the period from the Effective Date until the Termination Date, in an amount that in the aggregate may reach, but will not exceed, Ps. 341,000,000.  Any amounts borrowed under this Section 2.01 and repaid or prepaid may not be re-borrowed. No Advance may be requested, and the Commitments shall cease, after the Termination Date. No Advance shall be made in an amount lower than Ps.10,000,000.

SECTION 2.02. Making each Advance.  (a)  Unless waived by the Lenders, each Advance shall be made on notice, dated not later than the first Business Day prior to the date of the proposed Advance, by the Borrower to the Agent.  The notice of Borrowing (the “Notice of Borrowing”) shall be made in writing in substantially the form of Exhibit B hereto, specifying therein the requested date and amount of the Advance.  Upon receipt of such Notice of Borrowing, the Agent shall promptly notify each Lender thereof. In such case, no later than such date, each Lender shall have made available to the Agent in its Account No. 017 with BCRA an amount corresponding to its Commitment Percentage for such Advance, in immediately available funds. Upon fulfillment of the applicable conditions set forth in Article III, the Advance shall be made by delivery by the Agent to the Borrower in immediately available funds of an amount equal to such Advance on the requested date. The Agent shall deduct from each Advance the amount required to fund the Reserve Account.

(b) The Notice of Borrowing shall be irrevocable and binding on the Borrower.  The Borrower shall indemnify the Lenders against any loss, cost or expense incurred by the Lenders as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (but excluding loss of anticipated profits), cost or expense reasonably incurred and duly documented.

SECTION 2.03. Availability of each Advance.  Unless the Agent shall have been notified in writing by any Lender at any time prior to the date of any Advance that such Lender will not make available to the Agent the amount of its Commitment on such Advance on such date, the Agent may assume that such Lender will make such amount available to the Agent when due, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Agent at or before the required time on the date of the Advance, any other Lender or Lenders may be entitled, but shall not be obliged, to complete the amount of such Advance and, therefore increase its or their Commitments, as the case may be. In case no other Lender completes the amount of such Advance, then BBVA Banco Francés S.A. shall complete such Advance and may seek damages from the Lender who has not honored its Commitment. All Commitments, including those assumed by BBVA Banco Francés S.A. hereunder, shall be subject to the conditions precedent set forth in Article III, including but not limited to the compliance with BCRA’s regulations related to credit division (“fraccionamiento crediticio”) and graduation lending requirements (“requisitos de graduación de créditos”).

SECTION 2.04. Repayment.  The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the aggregate principal amount of the Advances in four installments, as follows (each an “Amortization Date”):

August 31, 2013	17 % of the Advances
August 31, 2014	23 % of the Advances
August 31, 2015	28 % of the Advances
August 31, 2016	32 % of the Advances

SECTION 2.05. Interest.  (a)  Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of the Advances owing to the Lenders from the date of disbursement of each Advance until such principal amount shall be paid in full, at a rate per annum equal at all times (i) to 23.5% per annum, during each Interest Period until August 31, 2013; (ii) since August 31, 2013, to the sum of (x) the BADCOR for such Interest Period plus (y) an applicable margin of 3.25% per annum. In all cases, interest shall accrue from and including the first day of an Interest Period and shall be payable in arrears on but excluding the last day of such Interest Period and shall be calculated on a 365-days’ basis taking into account the actual number of days elapsed. The BADCOR for any Interest Period shall be calculated by the Agent on the first day of such Interest Period, taking into account the average BADLAR during the previous five days on which a publication of the BADLAR was available and shall be communicated in writing to the Borrower and the Controlling Shareholders within three (3) Business Days from calculation. The failure by the Agent to communicate to the Borrower the BADCOR for any Interest Period shall not release the Borrower from complying with any of its obligations assumed hereunder, including due payment of Amortization and Interest.

(b) Default Interest.  If all or a portion of (i) the principal amount of the Advances, (ii) any interest payable thereon, or (iii) any fee or other amount payable hereunder, shall not be paid when due (either at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is the rate described in clause (a) above, increased by 30%.

SECTION 2.06. Alternative Interest Rate Determination.  If prior to the first day of an Interest Period (i) the Agent, acting reasonably, in good faith and in the interest of all the Parties hereto, shall have determined (which determination shall be conclusive and binding upon the Borrower and the Lenders) that adequate and reasonable means do not exist for ascertaining BADCOR for such Interest Period; or (ii) the BADLAR ceases to be published by the BCRA and no additional rate is published by BCRA in replacement of the BADLAR; then the Agent shall notify such fact to the Borrower and the Lenders and, in such case, all the Lenders and the Borrower shall agree on a substitute base rate in market conditions similar to those used to determine BADCOR and which would reasonably reflect the Lenders’ actual funding costs. Should all the Lenders and the Borrower not reach an agreement as to such substitute base rate, then the interest corresponding to any Interest Period shall be calculated by applying an interest rate to be informed in writing to the Borrower by the Agent (with the consent of all the Lenders), which rate should follow market standards, be similar to BADLAR and reasonably reflect the Lenders’ actual funding costs. Each Lender shall certify such cost to the Borrower, at the Borrower’s request.

SECTION 2.07. Prepayments  (a) Optional Prepayment. The Borrower may, upon at least fifteen Business Days’ notice to the Agent prior to any Amortization Date, prepay on such Amortization Date any outstanding principal amount of the Borrowing up to the equivalent of 75% of the Net Cash Flow of the Borrower, calculated by reference to the twelve-month period preceding such Amortization Date, together with accrued interest to the date of such prepayment on the Advances prepaid and any applicable Additional Amounts; provided, however, that any partial prepayment shall be in an aggregate amount of at least Ps. 10,000,000. Upon receipt of any notice of prepayment, the Agent shall promptly notify each Lender thereof. Such optional prepayment will have no cost or penalty to the Borrower if made on or after August 31, 2014 and will have a penalty on the amount prepaid calculated as follows if made  before August 31, 2014.

During the fixed rate interest period

Penalty fee = (R-Y) x D / 365

Where:

R: 23.5%
Y: is the yield of the fixed rate Bills of the Central Bank of Argentina with a duration similar to the duration of the amount prepaid, as communicated by the Agent to the Borrower with at least ten Business Days’ prior written notice (“Prepayment Interest Notice”); after receipt of such Prepayment Interest Notice the Borrower may decide not to proceed with the Optional Prepayment, notifying it to the Agent within five Business Day from receipt of the Prepayment Interest Notice and without any liability of any kind whatsoever vìs-à-vìs the Agent and/or the Lenders
D: are the days remaining to due date of the amount prepaid

During the variable rate interest period
Penalty fee = 1.75% x D / 365

(b) Mandatory Prepayment. The Borrower shall irrevocably apply 25% of its Net Cash Flow, calculated by reference to the twelve-month period preceding any Amortization Date, to prepay on such Amortization Date any Advances outstanding under the Borrowing, together with accrued interest to the date of such prepayment on the Advances prepaid and any applicable Additional Amounts.

SECTION 2.08. Increased Costs.  If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from the BCRA or other governmental authority (whether or not having the force of law; being such guideline or request mandatory to any Lender and applicable generally to entities carrying out the same financial activities as such Lender in its same jurisdiction), there shall be any increase in the cost to such  Lender for committing to make or making, funding or maintaining its Advances (excluding for purposes of this Section 2.08 any such increased costs resulting from (i) Taxes or Other Taxes -as to which Section 2.11 shall govern- and (ii) changes in the basis of taxation and (iii) a breach by such Lender or any of its holding companies of any law or regulation), then the Borrower shall from time to time, upon demand by such Lender, pay to such Lenders additional amounts sufficient to compensate such Lender for such increased cost, provided that the Lender shall deliver the Borrower a certificate with detailed calculations as to the amount of such increased cost, which shall be prima facie evidence thereof, absent manifest error, and provided, further, that the Lender shall have taken all reasonable actions and/or measures in order to mitigate and/or avoid such increased costs.

SECTION 2.09. Illegality.  Notwithstanding any other provision of this Agreement, if at any time, it is or will become unlawful for a Lender to perform its obligations hereunder to make the Advance(s) according to its Commitment or to fund or maintain its Commitment under and Advances to be made by it hereunder, such Lender shall forthwith give notice thereof to the Agent, whereupon (a) until such Lender notifies the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make any Advance according to its Commitment shall be suspended and (b) if such Lender shall so request in such notice to the Agent, the Borrower shall immediately prepay in full the then outstanding principal amount under the Advances, together with accrued interest thereon.  If it is lawful for any Lender to maintain its Advances through the last day of the then applicable Interest Period, such prepayment shall be due on such last day.

SECTION 2.10. Payments and Computations.  (a)  The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 1:00 P.M. on the day when due in Pesos to the Agent and for the benefit of the Lenders, at the Agent’s Account No. 017 with Banco Central de la República Argentina, Account Name: BBVA Banco Francés S.A., Reference: Sindicado Inversiones Milano S.A., in same day funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.

(b)  Each payment (including prepayments) by the Borrower under this Agreement for the benefit of the Lenders shall be made pro rata according to the Lenders’ respective Commitment Percentages.

(c)  Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of the Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be discounted in the computation of payment of interest.

(d)  All payments made hereunder shall be applied to amounts due in the following order of priority: (a) all Taxes, Costs and Expenses, applying first to those that first become due and payable; (b) all Default Interest under the Advances, if any, applying first to such default interest that first becomes due and payable; (c) all nondefault Interest under the Advances, applying first to such nondefault Interest that first becomes due and payable; (d) all Amortizations under the Advances, applying first to such Amortizations owing under the Advances that first become due and payable, and in case of prepayments to such Amortizations that first become due and payable; and (e) any and all other amounts due and payable to the Lenders.

SECTION 2.11. Taxes.  (a)  Any and all payments by the Borrower hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section 2.10 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes imposed by the Republic of Argentina, or any political subdivision thereof or any other jurisdiction from where any such payment may be made (including, without limitation, value-added taxes and withholding taxes), levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, but excluding , any tax, levy, impost, duty, fee, assessment or other charge whatsoever that have been imposed by reason of (i) a change in the jurisdiction in, or lending office through, which the Lender is making or maintaining the Advances other than any such change made at the request of the Borrower; (ii) an assignment, transfer, or participation of any Advance, in whole or in part, by the Lender other than any such assignment, transfer or participation made at the request of the Borrower, or (iii) imposed on or measured by the net income of the Lender pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Lender is located (including, but not limited to, income taxes or franchise taxes); (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Taxes”), provided, however, that the exclusion referred to in (ii) above shall not apply when an Event of Default or an Additional Mandatory Prepayment Event exists and is continuing and the assignee were a financial institution, as provided in Section 8.07 hereto.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to the Lenders, (i) the sum payable shall be increased as may be necessary (“Additional Amounts”) so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) the Lenders receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in the minimum amount and in accordance with applicable law.

(b) In addition, the Borrower shall pay any stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as “Other Taxes”).

(c) The Borrower shall indemnify the Lenders for and hold them harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.11) imposed on or paid by the Lenders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Lenders make written and duly documented demand therefor through the Agent.

(d) Within 45 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at the Agent’s request, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment.

SECTION 2.12. Use of Proceeds. The proceeds of the Borrowing shall be applied by the Borrower solely to the acquisition of TECO Shares and the funding of the Reserve Account.

SECTION 2.13.  Notes. (a)  As additional evidence of the Borrower’s obligation to pay the principal of and interest on each Advance as provided in this Agreement, the Borrower shall execute and deliver to each Lender on or prior to each Advance pursuant to Section 2.02, one or more duly executed and notarized Notes of the Borrower made payable to the order of each Lender, dated the date of the Borrowing, for the aggregate principal amount equal to the amount of the Advance to be made by any such Lender on such date, and for interest payable thereunder. The Notes shall be issued in the form of the Pagaré attached as Exhibit A hereto. Each Note shall include the interest rate corresponding to the first Interest Period. However, such circumstance shall not be deemed a waiver by the Lenders to demand payment of interest calculated at the interest rates corresponding to the subsequent Interest Periods, as set forth in Section 2.05 hereto.

(b)           At the request of any Lender made at least two Business Day before the beginning of an Interest Period, the Borrower shall, on the first Business Day of such new Interest Period, issue and deliver to such Lender a new Note that would reflect the BADCOR or the alternative base rate applicable to the interest payable during such Interest Period. Such new Note shall reflect (i) the rate at which interest, including default interest, shall accrue during the relevant Interest Period and (ii) the principal owed by the Borrower to the Lender as of the date of issuance of such new Note. Such Lender must only deliver the previous Note to the Borrower to the extent the Borrower had cancelled all the amounts payable by it under the previous Note as of such date and such Lender holds, or receives at such moment, one or more Notes evidencing all the amounts owed by the Borrower to such Lender under the Borrowing. In no case shall the Agent be obliged to obtain or procure the issuance, delivery, substitution or any other or fact related to any of the Notes that the Borrower has committed to issue under this Agreement. Each of the Lenders shall exclusively obtain and personally procure with the Borrower the issuance, delivery, receipt and/or substitution of any such Notes, being the Agent released from any duty, responsibility or liability in connection therewith.

(c)           Notwithstanding discharge in full of any Note, if the amount (including, without limitation, default interest) paid or payable to any Lender under such Note (whether arising from the enforcement thereof in the Republic of Argentina or otherwise) is less than the amount due and payable to such Lender in accordance with this Agreement with respect to the Advance, or portion thereof, evidenced by such Note, the Borrower agrees, to the fullest extent it may effectively do so, to pay to such Lender upon demand such difference in accordance with Section 2.10 hereunder and as otherwise specified in this Agreement.

(d)           Each Lender agrees that, notwithstanding any provision of its Note, it shall not demand payment of any amount payable thereunder unless such amount also is then due and payable under this Agreement to such Lender in accordance with the terms hereof. The payment of any part of the principal of any Note shall discharge the obligation of the Borrower under this Agreement to pay principal of the Advances evidenced by such Note pro tanto, and the payment of any principal of an Advance in accordance with the terms hereof shall discharge the obligations of the Borrower under the Note evidencing such Advance pro tanto. Upon discharge of all obligations of the Borrower under the Advances evidenced by a Note, the Lender holding such Note shall cancel such Note and promptly return it to the Borrower. Each Lender that fails to return a Note to the Borrower pursuant to the preceding sentence shall indemnify the Borrower against, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for the Borrower) incurred by the Borrower or asserted against the Borrower by any third party arising out of, in connection with, such Note.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01.  Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which all the following conditions precedent have been satisfied, or waived by the Lenders:

(a)  The Borrower shall have been duly incorporated and be validly existing as a corporation (sociedad anónima) under the laws of the Republic of Argentina; the Borrower and the Controlling Shareholders shall have been duly registered with the Inspección General de Justicia; and evidence of such registrations and the Borrower’s constituent documents shall have been provided to the Agent, for the benefit of the Lenders, at their reasonable satisfaction.

(b)  The Borrower shall have effected (i) the capital contribution in kind made by the Controlling Shareholders in the Borrower of up to 2,351,752 Nortel ADSs previously owned by such Controlling Shareholders; and (ii) the capital contribution in cash made by the Controlling Shareholders in the Borrower of Ps. 26,120,126, and such contributions shall be in the process of registration with the Inspección General de Justicia.

(c)  The Controlling Shareholders shall have committed to the Lenders to comply with the TI Obligations, by executing the letters containing the TI Obligations, such signatures and powers of the letter enclosed as Exhibit D-1 being certified by a notary public of the respective jurisdiction and the certification translated into English or Spanish language by a public translator.

(d)  All governmental and third party consents and approvals, if any, and internal corporate approvals necessary in connection with the transactions contemplated hereunder and under the Security Documents shall have been obtained and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(e)  The Lenders shall have obtained all required internal authorizations to act as Lenders under this Agreement.

(f)  All the Transaction Documents shall have been duly executed and delivered by the parties thereto, at the Lenders’ reasonable satisfaction, except for the TECO Shares Pledge, which shall be executed, delivered and implemented pursuant to Clause 5.01(i).

(g)   On the Effective Date, the following statements shall be true and the Agent, for the benefit of the Lenders, shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

(i) The representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of the Effective Date or have been waived in writing by the Lenders before or on the Effective Date, and

(ii) No event has occurred and is continuing that constitutes a Default.

(h)  The Agent shall have received, for the benefit of the Lenders, on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Lenders:

(i)  (A) the Constituent Documents of the Borrower as in effect on the Effective Date and (B) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the Security Documents, and (C) a

certificate of the Secretary of the Board of Directors of the Borrower certifying that the Constituent Documents of the Borrower are in effect on the Effective Date.

(ii) A simple copy, in the original language, of the documents evidencing the corporate authorization of the officers of the Controlling Shareholders authorized to sign the documents evidencing the TI Obligations.

(iii)  A favorable opinion of Estudio O’Farrell, Argentine counsel for the Lenders, satisfactory in form and substance to the Lenders.

SECTION 3.02. Conditions Precedent to each Advance.  The obligation of the Lenders to make each Advance shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of each Advance:

(a)        the following statements shall be true (and each of the giving of the Notice of Borrowing and the acceptance by the Borrower of the proceeds of the Borrowing shall constitute a representation and warranty by the Borrower that on the date of the Borrowing such statements are true):

(i)  the representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of the date of the Advance, before and after giving effect to the Advance and to the application of the proceeds therefrom, as though made on and as of such date;

(ii)  no event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, that constitutes a Default; and

(iii)      Since the date of execution of this Agreement, no Material Adverse Change has occurred and is continuing.

(b)          Each Note has been executed to the order of the corresponding Lender.

(c)         The Agent, for the benefit of the Lenders, shall have received audited financial statements of the Borrower as required under BCRA’s regulations related to credit division (“fraccionamiento crediticio”) and graduation lending requirements (“requisitos de graduación de créditos”), reflecting in their reasonable satisfaction the then current net worth of the Borrower in order that the Lenders may provide the Advance.

(d)         The Borrower shall have provided evidence to the Agent, for the benefit of the Lenders, in their reasonable satisfaction, (i) of the executed transaction relating to the unconditional purchase by the Borrower of the TECO Shares which are funded with the proceeds of the Borrowing; and (ii) that the purchase price of TECO Shares mentioned in (i) is at least equivalent to 95% of each Advance.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.  The Borrower represents and warrants to each Lender and the Agent as follows:

(a)  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Argentina and has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)  The Borrower is a holding company and it has good title to its property, free and clear of any Liens, except for the Liens created under the Security Documents or imposed by law.

(c)  The execution, delivery and performance by the Borrower and, the Controlling Shareholders of the Transaction Documents and the consummation of the transactions contemplated hereby, are within their respective corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) their respective Constituent Documents or (ii) any law or contractual restriction binding on or affecting them.

(d)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower and the Controlling Shareholders of the Transaction Documents.

(e)  This Agreement and the Security Documents have been, and each of the Notes when executed and delivered hereunder will have been, duly executed and delivered by the Borrower.  This Agreement and the Security Documents are, and each of the Notes when executed and delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, concepts of reasonableness and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law..

(f)  Except as otherwise disclosed in writing by the Borrower to the Lenders, the Borrower has no undisclosed liabilities nor is a party to any pending or threatened action, suit, investigation, litigation or proceeding before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Documents or the consummation of the transactions contemplated hereby.

(g)  The Borrower is in compliance with all applicable laws, ordinances, rules, regulations and requirements of all governmental authorities including, without limitation, all governmental licenses, certificates, permits, franchises and other governmental authorizations and approvals necessary to the ownership of its properties or to the conduct of its business, in each case except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(h)  The Transaction Documents are in proper legal form under the law of the Republic of Argentina for the enforcement thereof in the Republic of Argentina; and to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents in the Republic of Argentina  (except for the official translation into Spanish of any such document by a public licensed translator, if executed in a foreign language), it is not necessary that any of the Transaction Documents be filed or recorded with any court or other authority in the Republic of Argentina.

(i)  The proceeds of the Borrowing shall be used by the Borrower as described in Section 2.12 of this Agreement.

(j)   Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliated Companies nor any of their respective properties has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Republic of Argentina.

(k)  The Borrower’s obligations under the Transaction Documents constitute direct, unconditional, unsubordinated and secured obligations of the Borrower according to their terms.

(l)   No information, financial or otherwise, exhibit or report furnished by or on behalf of the Borrower to omitted to state a material fact necessary to make the statements made therein, taken as an entirety, not misleading in all material respect.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants.  So long as the Advances shall remain unpaid or the Lenders shall have any Commitment hereunder, the Borrower will:

(a)  Compliance with Laws, Etc:  Comply, and cause each of its Subsidiaries, if any, to comply, in all material respects, with all applicable laws, rules, regulations and orders.

(b)  Preservation of Corporate Existence, Etc:  Preserve and maintain, and cause each of its Subsidiaries, if any, to preserve and maintain, its corporate existence, rights (charter and statutory), permits, approvals, licenses, privileges and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise or to preserve the corporate existence of any Subsidiary if the Board of Directors, or senior management, of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof, individually or in the aggregate, is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

(c)  Keeping of Books and Auditors:  Keep, and cause each of its Subsidiaries, if any, to keep, proper books of record and accounts in accordance with GAAP in effect from time to time and keep a firm of independent certified public accountant of internationally recognized standing for the auditing of the Borrower’s and its Subsidiaries’ financial statements, which shall be either of the Auditors.

(d)  Maintenance of Corporate Purpose: Maintain and not modify its holding company corporate purpose.

(e)  Compliance with Obligations under Transaction Documents: Comply with all its obligations under the Transaction Documents.

(f)  Use of proceeds: Use the proceeds of the Borrowing only for the purpose set forth in Section 2.12 of this Agreement.

(g)  Maintenance of Accounts: Maintain all banking and other accounts that are required under the Transaction Documents.

(h)  Reporting Requirements:  Furnish to the Agent and each Lender:

(i)  as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion reasonably acceptable to the Lenders by the Borrower’s Auditors, and a certificate of an authorized officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03. If as a consequence of any such changes in GAAP, the financial covenants defined in Section 5.03 cannot be computed, the Lenders and the Borrower shall make their reasonable best efforts to arrive to an agreement of a new set of financial covenants;

(ii)  as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower (i) a certificate from the Auditors stating the amount of Debt and of the Borrower and measuring the Debt Service Coverage Ratio; and (ii) a certificate of an authorized officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03. If as a consequence of any changes in GAAP, the financial covenants defined in Section 5.03 cannot be computed, the Lenders and the Borrower shall make their reasonable best efforts to arrive to an agreement of a new set of financial covenants;

(iii)  from time to time, such other statements and information as the Agent or the Lenders may reasonably request in writing in connection with the financial condition of the Borrower;

(iv)  as soon as it becomes aware, a report of any fact or circumstance which may reasonably lead to a Material Adverse Effect;

(v)  as soon as possible and in any event within five days after the occurrence of a Default or an Additional Mandatory Prepayment Event continuing on the date of such statement, a statement of an authorized officer of the Borrower setting forth details of such Default or Mandatory Prepayment Event and the action that the Borrower has taken and proposes to take with respect thereto;

(vi)  promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries, if any, of the type described in Section 4.01(f); and

(i)        Deposit of TECO Shares and Pledge. Deposit the TECO Shares purchased with the proceeds of each Advance, promptly in an account opened by the Borrower as beneficiary (“comitente”) at Caja de Valores through BBVA Banco Francés S.A. acting as participant (“depositante”), and implement and perfect the TECO Shares Pledge with Caja de Valores through BBVA Banco Francés S.A. acting as participant; within 10 Business Days of the disbursement of such Advance.

(j)        Additional TECO Shares Pledge. In case the amount of the Advances is greater than the aggregate purchase price of the TECO Shares informed pursuant to Section 3.02(d)(i) of this Agreement, the Borrower shall increase the TECO Shares Pledge with any TECO Shares  purchased by the Borrower (other than those referred to in (i) above) and only in case the Borrower purchases additional TECO Shares (which shall not be interpreted as an obligation of the Borrower) only up to an amount equal to the difference between the Advances and the aggregate purchase price of the TECO Shares informed pursuant to Section 3.02(d)(i) of this Agreement. Such TECO Shares and the ones pledged pursuant to (i) above shall be considered as a whole to all extents hereunder.

SECTION 5.02. Negative Covenants.  So long as the Advances shall remain unpaid or the Lenders shall have any Commitment hereunder, the Borrower will not:

(a)  Liens, Etc.:  Create or suffer to exist, or permit any of its Subsidiaries, if any, to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

(i)       Permitted Liens;

(ii)  the Liens created under the Security Documents;

(iii)      Liens on any property existing on the date hereof or any renewal or extension thereof; and

(iv)   any easement or right-of-way and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower.

(b)  Transactions with Affiliates:  Conduct, and cause each of its Subsidiaries not to conduct, any transactions otherwise permitted under this Agreement with any of its Affiliates in a way that would lead to a Material Adverse Effect or in terms that are not arm’s-length;

(c)  Mergers, Etc: Without the prior written consent of the Lenders, such consent not to be unreasonably withheld or delayed, merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into the Borrower, and except that the Borrower may merge into any of its Affiliated Companies, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom;

(d)  Sales, Etc. of Assets:  Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any substantial assets, or grant any option or other right to purchase, lease or otherwise acquire any substantial assets, except for sales of assets at market  value , the proceeds of which are applied to cancel any amounts under the Borrowing when due under this Agreement and provided that after consummating any such transaction the Borrower remains compliant with the Coverage Ratio;

(e)  Dividends, Etc:  Declare or make any dividend payment, capital reduction or other payment or distribution of assets, properties, cash rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding;

(f)  Loans, guarantees or investments: Grant any loans or provide guarantees to anyone, except with the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld and provided that such transaction would not result in a Material Adverse Effect;

(g)  Investments: Purchase, hold or acquire beneficially, directly or indirectly, any Capital Stock other than TECO Shares, other securities, assets or evidences of Debt of any other Person; and

(h)  Incurrence of Debt: Incur in or assume any Debt, other than Permitted Debt.

SECTION 5.03. Financial Covenants.  So long as the Advances shall remain unpaid or the Lenders shall have any Commitment hereunder:

(a)  Coverage Ratio and commitment to reconstitute the Coverage Ratio: The Borrower shall not permit that the Coverage Ratio be lower at any time than 1.60 to 1.0. If at any time the Coverage Ratio falls  below (y) 1.25 to 1.00 and remains at such level for more than 20 consecutive Business Days or (z) 1.10 to 1.00 and remains at such level for more than 5 consecutive Business Days, at the Borrower’s choice either (i) the Borrower shall promptly reconstitute the Coverage Ratio by granting as collateral a first priority pledge or an equivalent security interest of additional TECO class B ordinary shares and/or Nortel preferred class B ADSs; and/or (ii) the Controlling Shareholders shall make an irrevocable capital contribution to the Borrower in cash or grant the Borrower a subordinated loan, to constitute a time deposit to be pledged in favor of the Lenders.  Also, if at any time the Coverage Ratio exceeds 2.5 to 1.0 and remains at such level for more than 20 consecutive Business Days, the Lenders shall release from the Security such number of TECO class B ordinary shares and/or Nortel class B preferred ADSs, as chosen by the Borrower, until the Coverage Ratio becomes at least equal to 2.0 to 1.0.

(b)  Debt Service Coverage Ratio: The Borrower shall not permit at any time that the Debt Service Coverage Ratio be lower than (i) 1.0 to 1.0 until June30, 2012, and (ii) 1.5 to 1.0 thereafter.

(c)        Debt of certain Affiliated Companies: Neither Nortel nor Sofora shall incur in Debt in addition to their Debt existing as of the date of this Agreement in the aggregate in excess of US$ 50,000,000 (or its equivalent in other currencies), except for any refinancing transaction which does not result in an increase in the Debt of Nortel and Sofora as of the date of this Agreement.

(d)       Financial covenants for TECO:

(i)      the EBITDA to Net Interest Ratio shall not be lower at any time than 4.0 to 1.0.

(ii)      the Total Net Debt Ratio shall not be higher at any time than 2.5 to 1.0.

(iii)      the Total Liabilities to Net Worth Ratio shall not be higher than 2.0 to 1.0.

Compliance with such TECO covenants shall be evidenced by a certificate of an authorized officer of the Borrower, which the Borrower shall provide to the Agent, for the benefit of the Lenders, within 45 days of the end of any fiscal quarter, and within 75 days of the end of each fiscal year, respectively.

ARTICLE VI

EVENTS OF DEFAULT AND ADDITIONAL MANDATORY PREPAYMENT EVENTS

SECTION 6.01. Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)  The Borrower shall fail to pay any principal of, or interest on, the Advances, Additional Amounts or other amounts under this Agreement or any Note, in each case, when the same becomes due and payable; if such failure shall remain unremedied for 5 Business Days; or

(b)  Any representation or warranty made by the Borrower herein or by the Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made, unless remedied within 20 Business Days if capable of remedy; or

(c)  The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement on its part to be performed or observed (except to paragraph (a) above) when such failure, if capable of remedy, shall remain unremedied for 20 Business Days; or

(d)  The Borrower, any of its Subsidiaries or any Affiliated Company shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least Euros 25,000,000 (or its equivalent in other currencies) in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary or such Affiliate (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or there is an event of default by the Borrower, any of its Subsidiaries or any Affiliated Company in respect of Debt for at least Euros 25,000,000 which may result in the acceleration of the maturity of such Debt; or

(e)  Any of the Borrower, its Subsidiaries or Affiliated Companies shall generally not pay it debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries or any Affiliated Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization (including through the filing for Concurso Preventivo or the filing of an Acuerdo Preventivo Extrajudicial), arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding  is not dismissed within 45 judicial business days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

(f)  A Judgment shall be rendered against the Borrower or any of its Subsidiaries or any Affiliated Company that could be reasonably expected to have a Material Adverse Effect on any Transaction Documents, and such judgment shall not have been vacated, discharged, stayed or bonded within 45 judicial business days after formal notice thereof.; or

(g)  The TECO Shares Pledge corresponding to the TECO’s Class B ordinary shares purchased with the proceeds of an Advance is not implemented and perfected within 10 Business Days of the disbursement of such Advance; or

(h)  The listing of Nortel’s ADSs on the New York Stock Exchange or the listing of TECO’s class B ordinary shares on the Buenos Aires Stock Exchange is suspended, interrupted or discontinued for more than 60 trading days or any such trading authorization is cancelled; or

(i)  The Borrower or the Controlling Shareholders, as the case may be, do not comply with the commitment  to reconstitute the Coverage Ratio provided for in Section 5.03(a) of this Agreement within 15 Business Days; or

(j)  Any representation or warranty made in the Security Documents or TI Obligations shall prove to have been incorrect in any material respect when made and, if capable of remedy, shall not be remedied within 20 Business Days; or

(k)  The Controlling Shareholders shall materially fail to perform or observe any term, covenant or agreement contained in the TI Obligations when such failure, if capable of remedy, shall remain unremedied for 20 Business Days;

Then: (A) if such event is an Event of Default specified in Section 6.01 (a) or 6.01 (e), (i) each Lender’s obligation to make each Advance shall be automatically terminated, (ii) the Notes, all interest thereon and all other amounts payable under this Agreement, including Additional Amounts, shall become and be forthwith and automatically due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (iii) Default Rate, if due, will be applied to all amounts due and payable by the Borrower to the Lenders; and (iv) Lenders may enforce the Security Documents and the TI Obligations; or (B) if such event is any other Event of Default, the Agent at the request of the Majority Lenders shall: (w)  declare its or their obligation to make each Advance to be terminated, whereupon the same shall forthwith terminate, (x) shall, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement, including Additional Amounts, to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (y) Default Rate will be applied to all amounts due and payable by the Borrower to the Lenders; and (z) may enforce the Security Documents and the TI Obligations.

SECTION 6.02.  andatory Prepayment Events.  If any of the following events (“Additional Mandatory Prepayment Events”) shall occur and be continuing:

(a)  Any provision of any of the Transaction Documents shall cease to be valid and binding  or enforceable or any obligation under any of the Transaction Documents shall in any way become illegal, except where such circumstance would not have a Material Adverse Effect; or

(b)  Any permit, license or concession which is material for the normal course of business of TECO or Telecom Personal is terminated or expires and is not renewed by TECO or Telecom Personal within 60 Business Days; or

(c)  The obligations of the Borrower under this Agreement and the Notes shall fail to be secured Debt of the Borrower; or

(d)  Telecom Italia S.p.A. (i) ceases to control the Affiliated Companies, or (ii) ceases to directly or indirectly hold 100% of the outstanding capital stock of the Borrower; or

(e)  Any authority asserting or exercising governmental or police powers in the Republic of Argentina or any Person acting under such authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any material portion of the property of the Borrower, any of the Borrower’s Subsidiaries, TECO or Telecom Personal S.A. and such action is not challenged within 20 Business Days; or

(f)        There shall exist any restriction or prohibition for the payment of dividends or making any payment to shareholders in TECO, Nortel or Sofora; or

(g)  Either Nortel and/or Sofora (i) grants any loans or guarantees to any Person in excess of Euro 25,000,000 (or its equivalent in other currencies) or (ii) makes any payment which may reasonably result in a Material Adverse Effect; or

(h)  Either TECO and/or Telecom Personal S.A. (i) grants any loans or guarantees to any Person, except (y) in the ordinary course of business, including to any of their respective Subsidiaries or in relation to spectrum auctions, acquisition of new licenses or similar transactions, or (z) loans or guarantees not exceeding the equivalent to US$ 10,000,000, or (ii) makes any payment outside the ordinary course of business and which may reasonably result in a Material Adverse Effect; or

(i)   Any Affiliated Company merges or consolidates with or into any Person, or transfers, encumbers or leases a material part of its assets which may reasonably result in a Material Adverse Effect;

then, and in any such event, (i) the Agent, at the request of the Majority Lenders, shall declare their obligation to make each Advance to be terminated, whereupon the same shall forthwith terminate; (ii) within 30 Business Days the Borrower shall automatically prepay any amount due under this Agreement and the Notes, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, together with interest and other sums payable, including Additional Amounts, (iii) Default Rate will be applied to all amounts due and payable by the Borrower to the Lenders; and (iv) the Lenders may enforce the Security Documents and the TI Obligations in case the Borrower has not prepaid the amounts due within the term indicated in (ii) above.

ARTICLE VII

THE AGENT

Section 7.01 Appointment: (a) Each Lender hereby irrevocably designates and appoints BBVA Banco Francés S.A. as the Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes BBVA Banco Francés S.A. as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  The

Agent shall be the legal entity through which the Lenders will maintain their relationship with the Borrower with respect to any matter related to this Agreement, except as otherwise specifically provided herein and except for any relationship between any Lender and the Borrower which is not related to this Agreement. In such capacity, any decision made by the Agent vis-a-vis the Borrower in connection with this Agreement will be deemed made by the Lenders, without the Borrower being entitled to contest the Agent’s representation or authority.

(b)         Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Lender.  Without limiting the generality of the foregoing, and subject to the provisions contained herein (i) the Agent shall not be subject to any implied covenants, functions, responsibilities, duties, obligations or liabilities regardless of whether an Event of Default has occurred and is continuing, (ii) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing by the Majority Lenders, and (iii) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to the Borrower or any of its Subsidiaries or any of the Affiliated Companies that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity.

(c)         The Agent must (i) distribute to the Lenders any information received by it from the Borrower within 2 Business Days of receipt and (ii) inform in brief to the Lenders any procurement or duty made in connection with the Borrower in its capacity of Agent under this Agreement, within 2 Business Days.

Section 7.02. Delegation of Duties: The Agent may execute any of its duties under this Agreement and any Note by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

Section 7.03. Exculpatory Provisions: Neither the Agent nor any of its officers, directors, shareholders, partners, employees, agents, advisors or attorneys-in-fact shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement and any Note (except for its and such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement and any Note or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement and any Note or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement and any Note or for any failure of the Borrower to perform its obligations hereunder or thereunder.  The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement and any Note, or to inspect the properties, books or records of the Borrower.

Section 7.04. Reliance by Agent: The Agent shall be entitled to rely, and shall be fully protected in relying, upon (i) any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex, fax or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and (ii) advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent.  The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and any Note unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases the Agent shall be fully protected in acting, or in refraining from acting, under this Agreement and any Note in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes. In acting or making a decision under this Agreement, the Agent may seek the advice and opinion of the experts it may deem convenient or appropriate, acting with care and diligence, and shall not be liable for any action or decision taken or omitted following any such advice or opinion, except in case of gross negligence or willful misconduct of the Agent. Before acting or making and decision under this Agreement, the Agent shall be entitled to request the consent of the Majority Lenders, even when the terms of this Agreement would entitle the Agent to act or make a decision on its own. Consequently, the Agent shall not incur in any liability in case it abstains or refrains from acting or making a decision on its own until it has received the written consent of the Majority Lenders.

Section 7.05. Notice of Default or Mandatory Prepayment Event: The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, Event of Default or Additional Mandatory Prepayment Event unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default, Event of Default or Mandatory Prepayment Event and stating that such notice is a “notice of default” or a “notice of mandatory prepayment event”. In the event that the Agent receives such a notice from the Borrower, the Agent shall promptly give notice thereof to the Lenders.  The Agent shall take such action with respect to such Default, Event of Default or Additional Mandatory Prepayment Event as shall be reasonably directed by the Majority Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default, Event of Default or Mandatory Prepayment Event as it shall deem advisable in the best interests of the Lenders. The Agent shall not verify the compliance by the Borrower of the covenants assumed by the Borrower under this Agreement.

Section 7.06. Non-Reliance on Agent and Other Lenders: Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, shareholders, partners, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender.  Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make the Advances in accordance with its Commitment hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Notes, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, shareholders, partners, employees, agents or attorneys-in-fact.

Section 7.07. Indemnification:  The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement and any Note or any Transaction Document or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent’s gross negligence or willful misconduct.  The agreements in this Section 7.07 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

Section 7.08. The Agent in its Individual Capacity: The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Subsidiaries as though the Agent were not the Agent hereunder. With respect to any Advances made by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the Notes as any Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” shall include the Agent in its individual capacity.

Section 7.09. Successor Agents; Sub-Agents: (a) The Agent may resign as Agent upon fifteen Business Days’ notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to approval by the Borrower, which approval shall not be unreasonably withheld or delayed. Any rejection by the Borrower of a successor agent shall specify the reasons for such rejection. Failure of the Borrower to approve or reject a successor agent within fifteen days following request for approval shall be deemed to constitute approval. Upon such appointment and approval, (i) the successor agent shall succeed to the rights, powers and duties of the Agent, (ii) the term “Agent” shall mean such successor agent effective upon its appointment, and (iii) the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent’s resignation as Agent, the provisions of this Section 7.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

(b) The Agent may be removed as Agent with or without expression of cause by the Majority Lenders, having any Lender on behalf of the Majority Lenders, the obligation to provide notice of such decision to the Agent, including the date as from when the Agent shall cease in its duties under this Agreement, which shall not occur earlier than five Business Days of receiving such notice. The successor Agent shall be appointed by the Majority Lenders with the written consent of the Borrower, such consent not to be unreasonably withheld or delayed. A removal “with expression of cause” under this clause shall occur when any of the following situations is evidenced: (i) non-compliance by the Agent in any material respect with any of its duties, obligations and responsibilities under this Agreement which is not remedied within 7 days of being requested to do so by the Majority Lenders, and/or (ii) non-compliance by the Agent of any request or direction received from the Majority Lenders under this Agreement which is not remedied within 2 days of being requested to do so by the Majority Lenders.

(c) The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent (which appointment shall be notified to the Borrower).  Each of the Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its Affiliates.  The exculpatory provisions contained in this Section 7 shall apply to any such sub-agent or Affiliate and to their respective activities as Agent.

Section 7.08 Compensation of the Agent: For its duties as Agent under this Agreement, the Agent shall be compensated by the Borrower with (i) an up-front fee of US$7,000 plus applicable value added tax, payable on the date of disbursement of the initial Advance; (ii) a quarterly payment of US$2,500 plus applicable value added tax payable in arrears starting on the date of disbursement of the initial Advance and until any and all amount due by the Borrower under this Agreement are duly canceled. The Borrower agrees to pay on demand the applicable Agent’s fees described in (i) and (ii) above. Notwithstanding the foregoing, the Agent may deduct any owed fees from the funds deposited in the Reserve Account.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc.  No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be duly agreed to by the Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.02. Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and mailed, telecopied, telegraphed, telexed or delivered, (i) if to the Borrower, at its address at Eduardo Madero 900, Piso 26, Ciudad Autónoma de Buenos Aires, República Argentina, Attention:  Ciro Di Cecio and with copy to the Controlling Shareholders at their respective addresses at: (x) Telecom Italia S.p.A., Corso d’Italia 41, 00198 Rome- Italy, Attention: Corporate Finance Legal Affairs, Fax N°+3906 91863038; and (y) Telecom Italia International N.V., Strawinskylaan 1627, 1077 XX Amsterdam, The Netherlands, Fax N° +31 20

3331601; and (ii) if to the Agent, at its address at Reconquista 199 7th floor, (C1003ABE)Ciudad Autónoma de Buenos Aires, República Argentina, Attention: Marta Miranda (iii) if to the initial Lenders, at their domiciles specified opposite their names on the signature pages below; and (iv) if to any other Lenders, at its domicile specified in the Assignment and Acceptance pursuant to which it became a Lender; or, (v) as to the Borrower or the Lenders, at such other address as shall be designated by such party in a written notice to the other party or parties.  All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when actually received by the recipient thereof.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

SECTION 8.03. No Waiver; Remedies.  No failure on the part of the Lenders to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Costs and Expenses.  (a)  The Borrower agrees to pay on demand all reasonable and duly documented costs and expenses of the Agent and the Lenders in connection with the preparation, execution, modification or amendment of this Agreement, the Notes and the other Transaction Documents, including, without limitation, the reasonable and documented fees and expenses of counsel for the Lenders and notary public fees and expenses.  The fees of Argentine counsel for the Lenders (Estudio O’Farrell) shall not exceed Pesos 171,000 plus applicable value added tax, and any other fees and expenses hereunder shall be paid or reimbursed by the Borrower only up to a maximum amount of Pesos 200,000. The Borrower further agrees to pay on demand all reasonable and documented costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement, by means of a legal proceeding, of this Agreement, the Notes or any other Transaction Documents.

(b)  The Borrower agrees to indemnify and hold harmless the Lenders and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all direct claims, damages, losses, liabilities and duly documented expenses (including, without limitation, reasonable and documented fees and expenses of counsel but excluding for the avoidance of doubt any loss of profit) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement or any of the Transaction Documents, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

(c)   Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.08, 2.11, 8.04 and 8.10 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

SECTION 8.05. Right of Set-off; Adjustments.  (a) Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders or its Affiliates to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by the Lenders or its Affiliates, provided, however, that the Lender shall have demanded the compliance of the Borrower's obligations and such obligations are due and payable.  The Lenders agree to notify the Borrower immediately after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lenders and its Affiliates may have.

(b)           If any Lender (a “Benefited Lender”) at any time shall receive any payment of all or part of its Advances, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Advances, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; and if after taking into account such sharing the benefited Lender continues to have access to additional funds of or collateral granted by the Borrower for application on the account of its debt, then the benefited Lender shall use such funds or collateral to reduce Debt of the Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  The Borrower agrees that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights to receive payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

SECTION 8.06. Binding Effect.  This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower, the Arranger, the Agent and the initial Lenders, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Arranger, the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 8.07. Assignments and Participations.  (a)  Any Lender may assign, totally or partially, its rights and obligations under this Agreement or any Transaction Documents (including, without limitation, of its Commitment, the Advances owing to it and the Note or Notes held by it) (i) to any Person when a Default or an Additional Mandatory Prepayment Event exists and is continuing; or (ii) to any financial institution under Law 21,526 as amended, or any other Person acceptable to the Borrower, acting reasonably, when no Default or Additional Mandatory Prepayment Event has occurred; provided, however, that no Tax gross-up or increased cost caused by such assignment will be assumed by the Borrower, unless a Default or an Additional Mandatory Prepayment Event has occurred and is continuing and the assignee were a financial institution. The parties to each such assignment shall execute and deliver an Assignment and Acceptance.

(b)           Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.08, 2.11 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement for the portion of the assigned rights and, as the case may be, such Lender shall cease to be a party hereto.

(c)            By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon such assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (v) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Lenders.

(d)           Within five Business Days after its receipt of notice of an assignment hereunder and any Note or Notes subject to such assignment, the Borrower shall execute and deliver to the assignee Lender in exchange for each surrendered Note a new Note to the order of such assignee in an amount equal to the outstanding amount of the Note assumed by it pursuant to such Assignment and Acceptance.  Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of Exhibit A hereto.

(e)           The Lenders may sell participations to one or more banks or other financial institutions (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) the Lenders’ obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) the Lenders shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Lenders shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with the Lenders in connection with the Lenders’ rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any other amounts, including Additional Amounts, payable hereunder, in each case to the extent subject to such participation.

(f)           The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to the Lenders by or on behalf of the Borrower; provided, however, that such assignee or participant shall maintain confidential all such information in the terms set forth under Section 8.10 of this Agreement. The Lenders hereby agree to indemnify the Borrower for any breach on such confidentiality provision.

SECTION 8.08. Governing Law.  This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the Republic of Argentina.

SECTION 8.09. Jurisdiction.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of the Commercial Courts sitting in the City of Buenos Aires.

(b) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Agreement and the Notes and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (b) shall have the fullest scope permitted under applicable law.

SECTION 8.10. Confidentiality.  (a) The Lenders agrees to hold all Confidential Information obtained pursuant to the provisions of this Agreement in accordance with its customary procedure for handling such information of this nature and in accordance with safe and sound banking practices, provided, that nothing herein shall prevent the Lenders from disclosing and/or transferring such Confidential Information (i) upon the order of any court or administrative agency or otherwise to the extent required by statute, rule, regulation or judicial process, (ii) to bank examiners or upon the request or demand of any other regulatory agency or authority, (iii) which had been publicly disclosed other than as a result of a disclosure by the Lenders prohibited by this Agreement, (iv) in connection with any litigation to which any Lender is a party, or in connection with the exercise of any remedy hereunder or under this Agreement, (v) to the Lenders’ legal counsel and independent auditors and accountants, (vi) to the Lenders’ branches, Subsidiaries, representative offices, Affiliates and agents and third parties selected by any of the foregoing entities, wherever situated, for confidential use (including in connection with the provision of any service and for data processing, statistical and risk analysis purposes) it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep it confidential, and (vii) subject to provisions substantially similar to those contained in this Section 8.10, to any actual or proposed participant or assignee.

(b)         It is hereby understood and agreed that in case of any permitted disclosure under points (v) and (vi) above, the Lender will be jointly liable with the person or entity receiving Confidential Information for any breach by the latter of any confidential undertakings contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

The Borrower:

Name: Ciro Di Cecio
By Inversiones Milano S.A.

The Arranger and Agent:

Name: Manuel Mansilla	Name: Eduardo González Correas
By BBVA Banco Francés S.A.	By BBVA Banco Francés S.A.

The initial Lenders:

Name: Javier Daud	Name: Gustavo Pascual
By BBVA Banco Francés S.A.	By BBVA Banco Francés S.A.

Domicile: Reconquista 199, Ciudad de Buenos Aires (C1003ABE), At: Gastón Garavano

Commitment : Ps.341,000,000

EXHIBIT A – FORM OF PAGARÉ

Buenos Aires, ___ de _______ de 2011

PAGARÉ incondicionalmente, a la vista y sin protesto (Art. 50 Decreto Ley 5965/63) a _______________ (en adelante el “Acreedor”) NO A LA ORDEN, la suma de $ ______ (Pesos ___________).

El importe de este PAGARÉ devengará desde la fecha de su libramiento indicada más arriba intereses compensatorios a la tasa del 23,5% (veintitrés coma cinco por ciento) nominal anual. Todos los intereses se calcularán sobre la base de un año de 365 días.

A partir de la presentación para el cobro de este PAGARÉ, el importe adeudado en virtud del mismo devengará, adicionalmente a los intereses compensatorios, intereses punitorios equivalentes a los intereses compensatorios más un 30% (treinta por ciento).

Este PAGARÉ podrá ser presentado para su cobro en el plazo máximo de cinco (5) años desde su fecha de libramiento. El lugar para su presentación y pago será _____________ de la Ciudad Autónoma de Buenos Aires.

Renuncio expresamente a interponer o invocar todas las excepciones previstas por el artículo 544 del Código Procesal Civil y Comercial de la Nación, dejando a salvo la de pago documentado siempre que el documento que lo acredite hubiere sido emitido por el Acreedor; la de prescripción; y la de quita, espera, remisión, novación, transacción, conciliación o compromiso documentado.

Este PAGARÉ estará sujeto a las leyes de la República Argentina y, en caso de ejecución judicial, a los Tribunales Ordinarios en lo Comercial de la Ciudad de Buenos Aires.

Por Inversiones Milano S.A.

Nombre y Apellido:
DNI
Carácter en el que firma:

[La autenticidad de las firmas y la existencia de facultades suficientes de los firmantes deberá estar certificada por escribano público]

EXHIBIT B - FORM OF
NOTICE OF BORROWING

BBVA Banco Francés S.A.

Reconquista 199
Ciudad de Buenos Aires

As Agent for the Lenders under
the Credit Facility
referred to below,                                                                           [Date]

Attention:  ____________________

Ladies and Gentlemen:

The undersigned, Inversiones Milano S.A.., refers to the Ps. 341,000,000 Senior Secured Syndicated Credit Facility dated October 25, 2011 between Inversiones Milano S.A. as Borrower, BBVA Banco Francés S.A. as Arranger and Agent, and the Lenders (as defined in such Agreement) (as amended or modified from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), between the undersigned, the Agent, the Arranger and the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Agreement that the undersigned hereby requests an Advance under the Agreement, and in that connection sets forth below the information relating to such Advance (the “Proposed Borrowing”) as required by Section 2.02(a) of the Agreement:

(i)  The Business Day of the Proposed Borrowing is _______________, 2011.

(ii)  The aggregate amount of the Proposed Borrowing is Ps. _______________.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)  the representations and warranties contained in Section 4.01 of the Agreement are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

(B)  no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

(C)  since the date of execution of the Agreement, no Material Adverse Change has occurred and is continuing.

Very truly yours,

Inversiones Milano S.A.

By:
Title:

EXHIBIT C - FORM OF
ASSIGNMENT AND ACCEPTANCE

[Place and date]

Messrs.
[NAME OF ASSIGNEE]

Re:           Proposal No. [___]

Ladies and Gentlemen:

We (hereinafter the “Assignor”) hereby deliver to you (hereinafter the “Assignee” and together with the Assignor, the “Parties”), our proposal of terms and conditions of assignment (the “Offer”) for purposes of offering you the assignment of [[•] ([•]%) of the credit described in paragraph 1.01. hereinbelow.

Should you accept the Offer as set forth in paragraph 1.02 below, then the Assignment (as defined hereunder) shall be governed by the following terms and conditions:

DEFINITIONS:

All capitalized terms used in this Offer, except at the beginning of a sentence or proper names, shall have the meaning set forth below or in the body of this offer or in the Senior Secured Syndicated Credit Facility dated as of October 25, 2011, entered by and between Inversiones Milano S.A. as Borrower, the banks and financial institutions named therein as Lenders and BBVA Banco Francés S.A. as Arranger and Agent, for up to the amount of Ps. 341,000,000 (the “Facility”).

FIRST:

1.01. Subject to its acceptance by the Assignee, the Assignor irrevocably offers the Assignee to assign and transfer to it –pursuant to section 1434 of the Civil Code-, the [•] ([•]%) of the credit that the Assignor holds against the Borrower under the Facility, in the principal aggregate amount of Pesos [•] (Ps. [•]), together with all its rights, obligations, legal actions, remedies, accessories, Interest, Default Interest and all other sums payable by the Borrower under the Facility (the “Assignment”).

1.02. In consideration for the Assignment, the Assignee shall pay to the Assignor the amount of [•] ([•]) (the “Assignment Price”). The Offer shall be considered accepted by the Assignee through the disbursement of the Assignment Price in the Assignor’s account N° [__] opened in [__] (the “Acceptance”). The payment of the Assignment Price shall be made not later than [__] business days counted as from the date of this Offer. Should this Offer be accepted by the Assignee within such term, then the Offer shall be valid and binding to the Assignor and the Assignee. If not, this Offer shall be of no effect.

1.03. Upon the Acceptance of this Offer, the Assignee shall be placed in the same contractual position of the Assignor, for the portion of the assigned credit under the Facility, and shall have the right to exercise any right and adopt any measure that it may deem necessary or convenient to defend or protect the credit that it acquires hereunder.

1.04. The Assignment shall be made without guaranty, recourse or action against the Assignor and therefore: (i) the Assignor shall not be liable for any claim, exception, omission, vice, defect or right that the Borrower or any other person or governmental and/judicial authority may oppose to the Assignee, dated or originated after, on or before the date of this Assignment, including without limitation for eviction of rights, and (ii) the Assignee shall refrain to perform any claim to the Assignor related to the existence, effectiveness and/or legality of the credit acquired hereunder, or related to the insolvency or breach of the obligations by the Borrower under the Facility.

SECOND:

For purposes of perfecting this Assignment before third parties, (a) the Assignee shall notify to the Borrower the Assignment hereof through a public notary, substantially in the terms set forth in Exhibit 1 to this Offer, within three business days from the dated of the Acceptance (the “Notice to the Borrower”). The Assignee shall also notify in writing this Assignment to the Agent acting under the Facility, within three Business days from the Acceptance; and (b) the Assignor shall furnish to the Assignee the original version of the Facility and other related documents, executed by the Borrower (or a notarized copy of such documents in case of a partial assignment) within three business days from the date of the Acceptance. All Notice costs and expenses shall be borne by the Assignee.

THIRD:

3.01. The Assignor represents and warrants to the Assignee, and by accepting this Offer the Assignee shall represent and warrant to the Assignor as follows:

(a)  That the execution, delivery and performance by the Parties of the Assignment are within their respective corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) their respective constituent documents or (ii) any law or contractual restriction binding on or affecting them, including without limitation the Facility.

(b)  That no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Parties of the Assignment.

(c)  That the Assignment, when perfected, will have been duly executed and delivered by the Parties, and will constitute the legal, valid and binding obligation of the Parties enforceable against the Parties in accordance with their respective terms.

(d)  That upon acceptance of the Offer, the Assignee shall be a party to the Facility and shall have the rights and obligations of a Lender thereunder.

(e)  That, upon acceptance of the Offer, the Assignor shall relinquish its rights (other than its rights under Sections 2.08, 2.11 and 8.04 of the Facility to the extent any claim thereunder relates to an event arising prior to the Assignment) and be released from its obligations under the Facility for the portion of the assigned rights and, as the case may be, such Assignor shall cease to be a Lender under the Facility.

(f)  That upon acceptance of the Offer, the Assignment shall be in proper legal form under the law of the Republic of Argentina for the enforcement thereof in the Republic of Argentina; and to ensure the legality, validity, enforceability or admissibility in evidence of the Assignment in the Republic of Argentina  (except for the official translation into Spanish of any such document by a public licensed translator, if executed in a foreign language), it is not necessary that the Assignment be filed or recorded with any court or other authority in the Republic of Argentina.

3.02.  The Assignor represents and warrants to the Assignee that:
(a)  It is the sole and absolute owner of the portion of the credit assigned by virtue of the Assignment.

(b)  The portion of the credit assigned by virtue of the Assignment shall be transferred to the Assignee according to this Offer without any other restriction or encumbrance than the ones that may arise from this Offer.

(c)  The worst credit risk rate given in the last 6 months to the Borrower was [•] and that the last credit risk rate informed to the “Central de deudores del sistema financiero” was [•].

3.03. Other than as provided in this Offer:

(a)  The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Facility or any other instrument or document furnished pursuant hereto.

(b)  The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Facility or any other instrument or document furnished pursuant hereto.

(c)  The Assignee confirms that it has received a copy of the Facility, together with copies of the financial statements referred to in Section 4.01 of the Facility and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment.

(d)  The Assignee will, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Facility.

(e)  The Assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility are required to be performed by it as a Lender.

FOURTH:

The Assignee agrees to pay on demand all taxes, costs and expenses of the Assignment, in connection with the acceptance and execution of this Offer, including, without limitation, any notary public fees and expenses.

FIFTH:

(b) Within five business days after the date of Notice to the Borrower, the Borrower, at its own expense, shall execute and deliver to the Assignee in exchange for each surrendered Note, a new Note to the order of the Assignee in an amount equal to the outstanding amount of the Note assumed by it under this Offer, when accepted. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the Acceptance and shall otherwise be in substantially the form of Exhibit A to the Facility.

SIXTH:

6.01. Except for the notice contemplated in Clause SECOND (a) above, all notices and other communications provided for hereunder shall be in writing and mailed, telecopied, telegraphed, telexed or delivered, (a) if to the Assignor, at its address at ____________, Attention:  __________; (b) if to the Assignee, at its address at ____________, Attention:  __________; or, (c) as to the Agent or the Borrower, at the addresses designated by such party in the Facility.  All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when actually received by the recipient thereof.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Offer or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

6.01. In any case, a notarized copy of this document implementing the Assignment and of the notarized notice of the assignment to the Borrower must be promptly delivered by the Assignee to the Agent, so that the Agent promptly becomes aware of the Assignment for any applicable purposes under the Facility.

6.02. The terms of this proposal shall be governed by, and construed in accordance with, the laws of the Republic of Argentina.

6.03. Each of the Parties hereby irrevocably and unconditionally submits to the jurisdiction of the Commercial Courts sitting in the City of Buenos Aires.

Yours truly,
The Assignor:

Name:
By

FORM OF ACCEPTANCE

[Place and date]

Messrs.
[NAME OF ASSIGNOR]

Re:           Proposal No. [___]

Ladies and Gentlemen:

We hereby accept by this letter Proposal N° ___ contained in your letter dated _________, 20__.

NAME OF ASSIGNEE

Name:
By

Exhibit 1
FORM OF NOTICE TO THE BORROWER THROUGH NOTARY PUBLIC

NOTIFICACIÓN: [•]

En la Ciudad _______________, a [•] de [•] de [•], yo el escribano autorizante, a requerimiento de [INSERTAR NOMBRE DEL CESIONARIO] (“[•]”), representado por [•], con documento de identidad Tipo [•] N° [•], con domicilio en [•], conforme poder [DATOS DEL PODER], mayor de edad, persona hábil y de mi conocimiento, doy fe, siendo las [•] horas me constituyo en el domicilio especial constituido por INVERSIONES MILANO S.A. (la “PRESTATARIA”) bajo la FACILIDAD CREDITICIA (tal como dicho término se define más adelante) a fin de notificarle, con los efectos previstos en los artículos 1459 y concordantes del Código Civil, que con fecha [•], [INSERTAR NOMBRE DEL BANCO CEDENTE] como cedente, propuso a [INSERTAR NOMBRE DEL CESIONARIO], y este último aceptó tácitamente con fecha [•], la cesión del [[•] ([•]%) del] crédito que el CEDENTE tenía frente a la PRESTATARIA en virtud de la facilidad crediticia “Senior Secured Syndicated Credit Facility” celebrada con fecha 25 de Octubre de 2011 entre la PRESTATARIA, los bancos allí indicados como prestamistas (conjuntamente, los “PRESTAMISTAS”) y BBVA Banco Francés S.A. como Organizador y Agente (la “FACILIDAD CREDITICIA”) (se deja constancia que dicho porcentaje corresponde a la suma de PESOS [•] ($[•]) en concepto de capital bajo la FACILIDAD CREDITICIA), conjuntamente con todos sus derechos, obligaciones, acciones, accesorios, intereses compensatorios e intereses moratorios (Interest y Default Interest, según estos términos se definen en la FACILIDAD CREDICITIA, que pudieran devengarse y todas las demás sumas que resultaren pagaderas por la PRESTATARIA en virtud de la FACILIDAD CREDITICIA. Asimismo se le NOTIFICA que cualquier importe que hubiera resultado pagadero a [INSERTAR NOMBRE DEL CEDENTE] en virtud de la FACILIDAD CREDITICIA y de conformidad con el porcentaje del crédito cedido indicado en la oración precedente, deberá ser abonado a la misma cuenta del Agente N° ________ en BBVA Banco Francés S.A., según se indica en la FACILIDAD CREDITICIA. EN ESTE ACTO procedo a dejar copia de la presente y de la propuesta de términos y condiciones de cesión (“Proposal of Terms and Conditions of Assignment”), tal como la misma hubiere sido aceptada, a don [•], en su carácter de [apoderado/ representante] de la PRESTATARIA, quien se NOTIFICA y firma la presente en prueba de conformidad, por ante mí, que doy fe.-

EXHIBIT D-1 – TEXT OF TI OBLIGATIONS

 [Place], October [__], 2011

Messrs.
BBVA Banco Francés S.A.
Reconquista 199
Buenos Aires, Argentina

As Agent under the Ps. 341,000,000 Senior Secured Syndicated Credit Facility dated the date hereof, between Inversiones Milano S.A. as Borrower, BBVA Banco Francés S.A. as Arranger and Agent, and the Lenders (as defined in such Credit Facility);

and for the benefit of such Lenders.

Ladies and Gentlemen:Re:           The Facility

We refer to the Senior Secured Syndicated Credit Facility to be signed on or about October 24, 2011, between Inversiones Milano S.A. as borrower (the “Borrower”), BBVA Banco Francés S.A. as Arranger and Agent, and the Lenders that are a party thereto, which provides for a loan to the Borrower in the principal total amount of Pesos 341,000,000 (the “Credit Facility”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Facility. In connection with the Credit Facility:

1.  We hereby confirm to you that:

(i)  We are fully aware and have full knowledge of the obligations undertaken by the Borrower under the Credit Facility;

(ii)  As of the date of this letter we own together in total 261.213.255 common shares of the Borrower representing 100 % of the issued and outstanding shares and voting rights of the Borrower;

(iii)  As of the date of this letter we own together in total 298,997,360 common shares representing 68 % of the issued and outstanding shares and voting rights of Sofora Telecomunicaciones S.A. (“Sofora”), which in turn owns 5,330,400 common shares representing 74.01 % of the issued and outstanding shares, 92.99 % of the voting rights and 51.04 % of the economic rights of Nortel Inversora S.A. (“Nortel”).  Nortel owns, in turn, 538,866,707 common shares representing 54.74 % of the issued and outstanding shares and voting rights of the share capital of Telecom Argentina S.A. (“TA” and, together with Nortel and Sofora the “Telecom Argentina Group” or “Subsidiaries”);

(iv)  It has been our continuing policy to have our subsidiaries, partly or wholly owned, meet all of their financial and contractual obligations;

(v)  As the controlling shareholders of the Borrower, we are regularly informed of the financial status of the Borrower and will ensure that the Borrower remains to be directly or indirectly under our management control; and

(vi)  It has been our continuing policy to provide our subsidiaries, partly or wholly owned, with appropriate financial resources fully in line with the obligations which from time to time might come due.

2. We hereby agree and undertake:

(a) Until all amounts which may be or become payable by the Borrower under the Credit Facility have been irrevocably paid in full, to (w) maintain the 100% shareholding ownership of the Borrower; (x) maintain a shareholding ownership representing at least 68% of the issued and outstanding shares and voting and economic rights of Sofora, (y) exercise our voting rights in Sofora to ensure that Sofora maintains a shareholding ownership representing at least 51% of the issued and outstanding shares and voting and economic rights of Nortel, and (z) exercise our voting rights in Sofora to ensure that Nortel maintains a shareholding ownership representing at least 54.74% of the issued and outstanding shares and voting and economic rights of TA;

(b) To exercise our voting rights in Sofora, cause the Board members that we have appointed at the Subsidiaries and cause the representatives of the Subsidiaries, subject to compliance with any directors’ relevant fiduciary duties, to vote for the payment in cash of annual dividends at TA for at least AR$ 1,100,000,000 (Pesos One Thousand One Hundred Million) and the correspondent dividends amounts for Nortel and Sofora;

(c) To dedicate any dividend, capital reduction or other similar payment for our shareholding payable by Sofora to us (“Sofora´s Dividends”) to provide the Borrower with the amounts necessary  to fulfill its obligations under the Credit Facility. To such purpose, we agree and commit to instruct Sofora, in case of any anticipated shortfall of the Borrower in the funds necessary for it to make the required payments under the Credit Facility on schedule, to transfer any dividend, capital reduction or other similar payment due to us as shareholders of Sofora directly to the Borrower (on our behalf and representing a capital contribution or a subordinated loan from us, as the case may be), in the amount necessary to fill at least any such anticipated shortfall. Such instruction to Sofora could be made by either Telecom Italia S.p.A. or Telecom Italia International N.V., or by both of them jointly, and in the proportion they deem appropriate;

(d) Not to receive moneys or payments of any kind whatsoever (including, without limitation, dividends) from the Borrower if as a result the Borrower would not be able to meet its obligations under the Credit Facility; and

(e) To do everything in our power to ensure that the Borrower is properly managed in accordance with prudent business and fiscal policies.

3. This letter shall remain in force and effect until all amounts payable by the Borrower under the Credit Facility have been validly, finally and irrevocably paid in full.

Yours faithfully,

Telecom Italia S.p.A.	Telecom Italia International N.V.

Name:	Name:
By .	By

EXHIBIT D-2 – TEXT OF TI OBLIGATIONS

 [Place], October [__], 2011

Messrs.
BBVA Banco Francés S.A.
Reconquista 199
Buenos Aires, Argentina

As Agent under the Ps. 341,000,000 Senior Secured Syndicated Credit Facility dated the date hereof, between Inversiones Milano S.A. as Borrower, BBVA Banco Francés S.A. as Arranger and Agent, and the Lenders (as defined in such Credit Facility);

and for the benefit of such Lenders.

Ladies and Gentlemen:
Re:           The Facility

We refer the TI Obligations assumed by the Controlling Shareholders under the letters dated October 18, 2011 and October 19, 2011, substantially in the form of Exhibit D-1 of the Credit Facility (the “Letters”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Letters and in the Credit Facility. In connection with the Letters, (i) we hereby confirm to you that we are fully aware and have full knowledge of the obligations undertaken by the Borrower under the Senior Secured Syndicated Credit Facility dated October 25, 2011 between Inversiones Milano S.A. as borrower (the “Borrower”), BBVA Banco Francés S.A. as Arranger and Agent, and the Lenders that are a party thereto, which provides for a loan to the Borrower in the principal total amount not to exceed Pesos 341,000,000 (the “Credit Facility”), and (ii) we hereby confirm to you that all of our commitments assumed under the Letters relate to such Credit Facility.

Yours faithfully,

Telecom Italia S.p.A.	Telecom Italia International N.V.

Name:	Name:
By .	By

EXHIBIT E - FORM OF TECO SHARES PLEDGE

CONTRATO DE PRENDA DE ACCIONES

El presente contrato de prenda de acciones (el “Contrato”) se celebra en la Ciudad Autónoma de Buenos Aires, República Argentina, al 1º día del mes de Noviembre de 2011, entre:

(A) INVERSIONES MILANO S.A. (en trámite de cambio de denominación por Tierra Argentea S.A.), una sociedad anónima constituida de conformidad con las leyes de la República Argentina, inscripta ante el Registro Público de Comercio de la Ciudad Autónoma de Buenos Aires (Inspección General de Justicia) el 20 de julio de 2011, bajo el Número 14.382, Libro 55, Tomo “A” de Sociedades Anónimas, domiciliada a los efectos del presente Contrato en Av. Eduardo Madero, N° 900, Piso 26, Ciudad Autónoma de Buenos Aires, República Argentina (el “Otorgante”); y

(B) BBVA BANCO FRANCÉS S.A., una entidad financiera constituida de conformidad con las leyes de la República Argentina, domiciliada a los efectos del presente Contrato en Reconquista 199, Ciudad Autónoma de Buenos Aires (C1003ABE), República Argentina, en su carácter de acreedor garantizado en virtud de su calidad de acreedor (“lender”), organizador (“arranger”) y agente de los prestamistas (“agent”) bajo el Contrato de Préstamo (tal como se define más adelante) agente de la garantía bajo este Contrato (el “Acreedor Original” y, juntamente con aquellos otros bancos, instituciones financieras u otras entidades, locales o del exterior, que en el futuro se incorporasen como acreedores (“lenders”) bajo el Préstamo –(tal como se define más adelante) en virtud de una cesión del mismo efectuada de conformidad con la Sección 8.07 del Contrato de Préstamo, los “Acreedores Beneficiarios”).

En adelante el Otorgante y los Acreedores Beneficiarios se denominarán conjuntamente como las “Partes”, y cada uno de ellos en forma individual como una “Parte”.

CONSIDERANDO:

(1)
Que, con fecha 25 de Octubre de 2011, el Otorgante como prestatario (“borrower”) y el Acreedor Original como prestamista, organizador y agente de los prestamistas han celebrado un Contrato de Préstamo Sindicado Senior Garantizado (“Senior Secured Syndicated Credit Facility”) (el “Contrato de Préstamo”), en virtud del cual el Acreedor Original puso a disposición del Otorgante, sujeto a los términos y condiciones previstos en dicho contrato, un préstamo por hasta la suma máxima de Pesos Argentinos trescientos cuarenta y un millones ($ 341.000.000) en concepto de capital (el “Préstamo”);

(2)
Que el Acreedor Original ha considerado como condición esencial para el otorgamiento del Contrato de Préstamo, y a los fines de garantizar el fiel y puntual cumplimiento de todas y cada una de las Obligaciones Garantizadas (tal como se define más adelante), y sin perjuicio del otorgamiento de otras garantías por parte del Otorgante y/o de cualquier tercero, y de la plena responsabilidad del Otorgante para con los Beneficiarios (según se define más adelante) bajo los términos del Contrato de Préstamo, que el Otorgante otorgue una prenda en primer grado de privilegio en favor de: (i) los Acreedores Beneficiarios, y (ii) el Agente de la Garantía en forma individual (este último, en su carácter de beneficiario de dicha prenda en relación con los honorarios, indemnizaciones, costos, gastos y/o cualquier otra suma adeudada al mismo en virtud del Contrato de Préstamo y/o el presente Contrato, el “Beneficiario Adicional” y, en forma conjunta con los Acreedores Beneficiarios, los “Beneficiarios”), sobre [cantidad de acciones a ser provistas] acciones clase “B”, ordinarias, escriturales de su propiedad, de valor nominal $ 1 y de un voto por acción, que representan al día de la fecha el [porcentaje a ser provisto] % del capital social de Telecom Argentina S.A., una sociedad constituida en la Ciudad de Buenos Aires e inscripta en el Registro Público de Comercio (Inspección General de Justicia) con fecha 13 de julio de 1990, bajo el Nro. 4570, libro 108, tomo "A" de Sociedades Anónimas, (en adelante designada como “Telecom Argentina"), que otorgan igual porcentaje de los votos en todas las asambleas generales de Telecom Argentina (en adelante las mencionadas acciones se designarán como las “Acciones”), y —sujeto a las condiciones previstas en la presente— sobre determinados importes relacionados con dichas Acciones, los cuales se individualizan más adelante;

(3)
Que, a los efectos de la constitución y perfeccionamiento de la prenda sobre las Acciones, las Acciones Adicionales y los Importes Prendados (conforme estos dos últimos términos se definen más adelante), de su conservación y administración y de su eventual ejecución en beneficio de los Beneficiarios, se ha designado a BBVA Banco Francés S.A. para que actúe en calidad de agente de la garantía con relación a la Prenda (conforme se lo define más adelante), designación que es consentida por el Otorgante mediante la suscripción de este Contrato; y

(4)
Que BBVA Banco Francés S.A. acepta actuar como Agente de la Garantía (conforme este término se define más adelante), de conformidad con los términos y condiciones que se describen en el presente Contrato.

POR TODO ELLO, las Partes han resuelto suscribir el presente Contrato, el cual se regirá por los términos y condiciones que se describen seguidamente:

ARTICULO 1. PRENDA. CONSTITUCIÓN E INSCRIPCIÓN.

1.1. A fin de garantizar a todos y cada uno de los Beneficiarios el cumplimiento en tiempo y forma de (i) todas y cada una de las obligaciones de pago asumidas por el Otorgante frente a todos y cada uno de los Beneficiarios resultantes del Contrato de Préstamo y los restantes documentos definidos en el Contrato de Préstamo como “Transaction Documents” (los “Documentos de la Transacción”), incluyendo sin limitación el pago de capital por hasta la suma de Pesos trescientos cuarenta y un millones ($ 341.000.000), intereses compensatorios, intereses punitorios, obligaciones de reembolso, comisiones, honorarios (incluyendo, sin limitación, honorarios legales), costos, gastos, mayores costos, indemnizaciones y demás cargos y compromisos de pago de cualquier otra índole (incluyendo las sumas que resulten exigibles por haberse producido una aceleración y/o caducidad de plazos), ya sean dichas obligaciones directas o indirectas, simples o condicionales, vencidas o pendientes de vencimiento, presentes o futuras; así como también y siempre que no implique duplicación con lo establecido en el apartado (i) precedente, (ii) el pago de todas las sumas adeudadas y/o a ser adeudadas por el Otorgante en virtud de los pagarés emitidos  y/o a ser emitidos por el Otorgante de conformidad con los términos del Contrato de Préstamo, dejándose constancia de que dichos pagarés se encuentran comprendidos dentro del concepto de “Documentos de la Transacción”; y (iii) todas y cada una de las obligaciones asumidas por el Otorgante bajo el presente Contrato, el cual también se encuentra comprendido dentro del concepto de “Documentos de la Transacción” (las obligaciones referidas en los apartados (i), (ii) y (iii) precedentes, las “Obligaciones Garantizadas”), en este acto el Otorgante constituye a favor de los Beneficiarios derecho real de prenda en primer grado de privilegio, en los términos del artículo 580 y siguientes del Código de Comercio de la República Argentina, sobre las Acciones, las Acciones Adicionales y los Importes Prendados (la “Prenda”), dejándose constancia que a todo evento en este acto se designa al Agente de la Garantía, y éste acepta desempeñarse, como tenedor en interés de los Beneficiarios (en los términos del artículo 3207 del Código Civil de la República Argentina) de las Acciones, las Acciones Adicionales y los Importes Prendados.

1.2. Queda expresamente establecido que el término “Obligaciones Garantizadas” comprenderá todas y cualesquiera obligaciones que puedan surgir como consecuencia de cualquier clase de refinanciación, reestructuración, novación o modificación de cualquiera de las obligaciones asumidas por el Otorgante frente a los Beneficiarios bajo el Contrato de Préstamo y los restantes Documentos de la Transacción.

1.3. Una copia certificada por escribano público del Contrato de Préstamo, en idioma inglés, se agrega al presente como Anexo I teniéndose por incorporado al presente Contrato por referencia y formando parte integrante del presente Contrato a todos los efectos que pudieran corresponder.

1.4. A todos los efectos legales que correspondan y a fin de dar cumplimiento a lo prescripto por el artículo 215, primer párrafo, de la Ley de Sociedades Comerciales Nº 19.550 y sus modificatorias (la “LSC”), el Otorgante y el Acreedor Original en este acto suscriben el correspondiente formulario conforme el artículo 35 del Decreto N° 659/74 y el artículo 43 del Reglamento Operativo de la Caja de Valores S.A. (el “Reglamento Operativo”) a efectos de que Caja de Valores S.A. inscriba la prenda en los registros pertinentes. Asimismo, las Partes designan de común acuerdo como depositante a BBVA Banco Francés S.A., con domicilio en Reconquista 199, Ciudad de Buenos Aires (C1003ABE), República Argentina (en adelante el “Depositante”), quien en este acto registra la totalidad de las referidas acciones que por este Contrato se prendan en una cuenta comitente abierta para tal fin a nombre del Otorgante. Las Partes acuerdan que el BBVA Banco Francés S.A. permanecerá como depositante durante toda la vigencia de la Prenda. En caso que por la causa que fuera BBVA Banco Francés S.A. dejare de ser Agente de la Garantía, los Beneficiarios (conforme las mayorías fijadas en el Contrato de Préstamo) designarán un nuevo depositante.

1.5. Por el presente los Beneficiarios designan al Acreedor Originario a los efectos de la presente Prenda, para que actúe como agente de la garantía en beneficio de todos y cada uno de los Beneficiarios, representando a los Beneficiarios a efectos del cumplimiento de los actos previstos en el presente Contrato (en adelante el “Agente de la Garantía”). El Agente de la Garantía por la presente acepta su designación como agente de la garantía bajo la Prenda y se obliga a ejercer los derechos y facultades emergentes de dicha garantía de acuerdo a los términos y condiciones establecidos en el presente Contrato.

1.6. El Agente de la Garantía, de conformidad con el Artículo 10 del presente Contrato, ejercerá los derechos y facultades que surgen de la Prenda hasta el momento en que dicha garantía sea liberada de conformidad con las disposiciones del presente Contrato.

1.7 La Prenda constituida en virtud del presente Contrato (i) no transferirá, afectará, extinguirá, cancelará, novará ni de ninguna otra manera modificará las obligaciones y responsabilidades del Otorgante en virtud de, y/o de cualquier manera relacionadas con el Contrato de Préstamo y/o los restantes Documentos de la Transacción, y el otorgante seguirá siendo responsable frente a los Beneficiarios con todos y cada uno de los bienes que conforman su patrimonio por el fiel y puntual cumplimiento de todas y cada una de las Obligaciones Garantizadas y por las demás obligaciones que pudieran surgir del referido Contrato de Préstamo y/o los restantes Documentos de la Transacción, y (ii) no sujetarán al Agente de la Garantía ni a los Beneficiarios a ninguna responsabilidad ni obligación que el Otorgante tiene o pudiera tener frente a cualquier tercero o en virtud de las Acciones, las Acciones Adicionales y los Importes Prendados.

1.8. La finalidad del presente Contrato es garantizar el debido cumplimiento de las Obligaciones Garantizadas; en tal sentido el presente Contrato y la Prenda constituida en virtud del mismo (i) no implicarán ningún tipo de extinción, novación o modificación de cualquier modo de las Obligaciones Garantizadas, (ii) no limitarán de manera alguna la plena responsabilidad del Otorgante para con los Beneficiarios, y (iii) no implicarán el pago en especie de las Obligaciones Garantizadas o la extinción de las mismas bajo ningún concepto. Por el contrario, todas y cada una de las Obligaciones Garantizadas subsisten con plena vigencia y validez hasta el momento de su efectivo cumplimiento o pago, teniendo el presente Contrato y la Prenda el carácter de meros accesorios de garantía respecto de las mismas.

1.9. El presente Contrato y la Prenda: (i) mantendrán su plena vigencia y validez aún cuando ocurriere cualquier cambio en el plazo, modalidad, forma y/o lugar de pago de todas y/o cualquiera de las Obligaciones Garantizadas, (ii) mantendrán su plena vigencia en el supuesto de que cualquier Beneficiario cediere y/o transmitiere a un tercero, en los términos del Contrato de Préstamo, la totalidad o una parte de sus derechos bajo las Obligaciones Garantizadas, transferencia que no implicará ni deberá ser interpretada como una novación de deuda por sustitución de acreedor, y (iii) recuperarán su plena vigencia y validez en el caso que, en cualquier momento y por cualquier circunstancia, el pago total o parcial recibido por cualquier Beneficiario bajo las Obligaciones Garantizadas debiera ser devuelto por dicho Beneficiario al Otorgante y/o a cualquier otra persona y/o entidad con motivo de la insolvencia o por cualquier otra causa que afectare a cualquiera de las mismas o por cualquier otra causa en la medida permitida por la ley concursal argentina.

1.10. Las Partes expresamente acuerdan que si, debido a las circunstancias del caso, y sin perjuicio de las disposiciones y acuerdos del presente, se considerase que ha existido una novación, la Prenda permanecerá en plena vigencia, dado el hecho que los Beneficiarios en virtud del presente efectúan reserva expresa a tal efecto, de conformidad con los Artículos 803 y concordantes del Código Civil de la República Argentina.

ARTICULO 2. EXTENSIÓN DE LA PRENDA. EJERCICIO DE LOS DERECHOS POLITICOS SOBRE LAS ACCIONES PRENDADAS.

2.1. La Prenda se extiende además a:

(i)
cualquiera de las otras acciones y títulos que el Otorgante tenga derecho a recibir en la medida en que sean directamente derivadas de las Acciones que fueren emitidas durante el plazo de vigencia de la Prenda, y sólo en la medida que fuesen necesarias para mantener la proporcionalidad de las Acciones prendadas con respecto al capital social de Telecom Argentina, ya sea por canje, reajuste, suscripción de capital, ejercicio del derecho de preferencia, capitalización de aportes irrevocables, reservas, revalúos u otras distribuciones de acciones liberadas (incluyendo las acciones liberadas correspondientes al saldo de las cuentas del patrimonio neto de “ajuste de capital” y/o “saldo de revalúo contable” y/o similares que permitan la emisión de acciones liberadas en los términos del artículo 189 de la LSC), por fusión o escisión de Telecom Argentina, por una nueva emisión de acciones en reemplazo de las acciones de Telecom Argentina sujetas a la Prenda por haberse considerado viciada la emisión original por cualquier motivo, por cualquier otro mecanismo que involucre cualquier forma de reestructuración societaria o una transformación de Telecom Argentina, y/o por cualquier otra causa o circunstancia, por la cual correspondan a las Acciones la entrega de tales acciones adicionales, siendo la enumeración expuesta meramente ejemplificativa (todas dichas acciones y títulos, las “Acciones Adicionales”); de conformidad con lo dispuesto en el presente Contrato, las Acciones Adicionales se mantendrán en Prenda de conformidad con lo dispuesto en el Artículo 1 anterior, y deberán ser registradas por ante Caja de Valores S.A. en el registro pertinente, todo ello conforme con los términos del artículo 43 del Reglamento Operativo. Por lo tanto, el Otorgante se obliga a suscribir los documentos necesarios y presentar, de corresponder, por intermedio del Depositante, ante Caja de Valores S.A. dichos documentos para que dicha entidad proceda a la registración de la Prenda sobre las Acciones Adicionales a favor de los Beneficiarios en los registros pertinentes, de conformidad con el artículo 43 del Reglamento Operativo. Dentro del plazo de 10 Días Hábiles de emitidas las Acciones Adicionales el Otorgante deberá entregar a su vez al Agente de la Garantía las constancias pertinentes que acrediten tal registración, a satisfacción del Agente de la Garantía;

(ii)
cualquier monto o importe pagadero y/o que sea entregado al Otorgante en virtud de cualquier reducción y/o reintegración de capital social, rescate, amortización y/o reembolso total o parcial de las Acciones y/o de las Acciones Adicionales, o liquidación de Telecom Argentina, que tuviere lugar durante la vigencia de la Prenda; y

(iii)
cualquier monto o importe pagadero y/o entregado al Otorgante en virtud de cualquier pago de dividendos en efectivo que realice Telecom Argentina con respecto a las Acciones y/o a las Acciones Adicionales durante la vigencia de la Prenda (los “Dividendos” y conjuntamente con los montos e importes contemplados en el apartado (ii) inmediato precedente, serán designados como los “Importes Prendados”).

A los fines del presente Contrato, se entenderá por “Día Hábil” aquel día en el cual se desarrolle actividad bancaria y/o cambiaria en la plaza de la Ciudad Autónoma de Buenos Aires.

Se deja expresamente aclarado que, salvo en el supuesto que ocurra un Evento de Incumplimiento (conforme se lo define más adelante) en cuyo caso se procederá de conformidad con lo dispuesto en el Artículo 7 de este Contrato, de conformidad con lo previsto en el art. 219 de la Ley N° 19.550 los Dividendos prendados bajo este Artículo 2.1. (iii) son de propiedad del Otorgante, y los mismos serán entregados al Otorgante en la forma y bajo las condiciones previstas por el Artículo 7 del presente Contrato.

2.2. La incorporación al régimen de Prenda establecida por medio del presente Contrato, de las Acciones Adicionales y de los Importes Prendados operará automáticamente y de pleno derecho. En consecuencia, a tales efectos no resultará necesaria la celebración, suscripción o realización de ningún otro acto, contrato, documento o trámite, con excepción de las formalidades, inscripciones y demás actos requeridos a tal efecto por este Contrato y/o la normativa aplicable, los cuales, de ser necesarios, serán realizados, a requerimiento del Agente de la Garantía, inmediatamente por el Otorgante y los Beneficiarios, conjuntamente.

2.3. Las Partes acuerdan expresamente que, durante la vigencia de la Prenda, el derecho de voto y demás derechos políticos correspondientes a las Acciones y a las Acciones Adicionales será ejercido por el Otorgante, a cuyo efecto el Depositante deberá expedir al Otorgante los certificados correspondientes para concurrir a asambleas conforme el Artículo 43 del Reglamento Operativo, ello salvo en caso que el Agente de la Garantía, conforme instrucciones recibidas de la mayoría de los Beneficiarios declarare la existencia de un Evento de Incumplimiento (conforme este término es definido en el Artículo 7), en cuyo caso el Agente de la Garantía –actuando según las instrucciones de los .

Beneficiarios- mediante la sola notificación fehaciente de tal circunstancia al Otorgante tendrá el derecho de voto y demás derechos políticos correspondientes a las Acciones y a las Acciones Adicionales, los cuales serán ejercidos o dejados de ejercer por el mismo hasta tanto dicho Evento de Incumplimiento haya sido subsanado de conformidad con el presente Contrato o el Contrato de Préstamo, según corresponda. Asimismo, queda entendido que para acreditar la calidad de mandatario ante Telecom Argentina y poder ejercer los derechos políticos derivados de las Acciones y las Acciones Adicionales, el Agente de la Garantía podrá esgrimir el presente contrato, el que será considerado suficiente como mandato amplio para que por sí o a través de quien ésta designe se ejerzan los derechos de voto derivados de las Acciones y las Acciones Adicionales en las asambleas ordinarias o extraordinarias, generales o especiales que celebre Telecom Argentina.

ARTICULO 3. PROHIBICION DE LIBERACIONES PARCIALES. INCORPORACIÓN DE ACCIONES A LA PRENDA. DERECHOS DE SUSCRIPCION Y DE ACREECER SOBRE LAS ACCIONES.

3.1. Salvo por lo establecido en el Contrato de Préstamo, especialmente en la sección 5.03 (a) de dicho Contrato de Préstamo, en ningún caso estará permitido al Otorgante solicitar o efectuar liberaciones totales o parciales de la Prenda sobre las Acciones, las Acciones Adicionales y/o los Importes Prendados correspondientes. En caso en que procediera la liberación parcial de la Prenda de conformidad con lo establecido en el Contrato de Préstamo, el Otorgante asumirá todos los costos, gastos (incluyendo honorarios razonables de abogados) e impuestos y tasas de cualquier clase que sean aplicables derivados de esa liberación parcial.

3.2. En cumplimiento de lo establecido en el Contrato de Préstamo, las Partes acuerdan que en caso de requerirse la prenda adicional de acciones adicionales emitidas por Telecom Argentina suscribirán un documento en términos sustanciales al que se adjunta como Anexo II al presente y llevarán a cabo todos los actos necesarios para perfeccionar y registrar la prenda en Caja de Valores S.A. de conformidad con su Reglamento Operativo. Las acciones adicionales que se prenden de conformidad con lo expuesto se consideraran incluidas bajo la definición de Acciones y dicha prenda estará sujeta a los términos y condiciones del presente Contrato.

3.3. Para todos los casos en que, durante la vigencia de la Prenda, sea procedente el ejercicio por parte del Otorgante del derecho de suscripción preferente y de acrecer (previstos en el artículo 194 y concordantes de la LSC) correspondiente a las Acciones y a las Acciones Adicionales, el Otorgante podrá optar entre ejercer íntegramente dichos derechos en debido tiempo y forma o vender los cupones que otorguen dichos derechos, quedando el importe de su venta también indisponible de conformidad a lo establecido en el artículo 43 del Reglamento Operativo. La falta de ejercicio o venta de dichos derechos en debido tiempo y forma constituirá un Evento de Incumplimiento.

3.4. El Otorgante se obliga a no votar la limitación o suspensión del derecho de suscripción preferente y de acrecer sobre dichas acciones.

ARTICULO 4. ACTOS EN DEFENSA DE LA PRENDA.

4.1. El Otorgante se compromete, en cualquier momento que el Agente de la Garantía y/o cualquiera de los Beneficiarios lo requiriese razonable y fundadamente, y asumiendo el Otorgante los gastos que correspondan, a suscribir y entregar inmediatamente al Agente de la Garantía, y a ejecutar, registrar, presentar y/o inscribir, cualquier otro contrato, instrumento, información y/o documento, y/o a realizar cualquier otro acto, trámite, presentación, gestión y/o reclamo ante cualquier autoridad gubernamental, organismo público o privado, registro, agencia, departamento o persona, del país o del exterior, y/o a realizar o ejecutar cualesquiera otros actos (incluyendo actos societarios), que razonablemente fuera necesario o conveniente, a razonable criterio del Agente de la Garantía y/o el Beneficiario requirente, para (i) constituir y perfeccionar la Prenda instrumentada bajo el presente Contrato, y/o (ii) otorgar, asegurar y/o proteger la existencia, validez, oponibilidad y/o eficacia de la Prenda, así como también cualquier preferencia y/o garantía constituida bajo el presente Contrato, y/o (iii) facilitar y permitir al Agente de la Garantía y/o a los Beneficiarios el ejercicio de todos los derechos que se les confieren bajo el presente Contrato y la realización de la Prenda y/o de los activos y/o derechos por ellas garantizados (incluyendo, sin limitación, la ejecución del procedimiento de Venta (tal como se define más adelante) de los Bienes a Ejecutar (conforme este término se define más adelante), y el ejercicio de los derechos del Agente de la Garantía y de los Beneficiarios conforme al Artículo 8 del presente), tales como la realización de cualquier tipo de notificaciones, la suscripción, otorgamiento y entrega de cualesquiera documentos requeridos por la LSC y/o cualquier otra ley aplicable a los fines del registro de la transferencia de la propiedad de las Acciones y/o las Acciones Adicionales como consecuencia de la Venta de los Bienes a Ejecutar, el asiento de registros en el Registro de Acciones llevado por la entidad correspondiente y en cualquier otro libro social y/o instrumento que sea necesario a tal fin, y la entrega de la información y/o documentación que sea necesaria en caso de ejecución de la Prenda. Asimismo, si el Agente de la Garantía renunciara o fuera removido como Agente según lo establecido en el Contrato de Préstamo, el Otorgante se obliga, a su costa, a suscribir todos los documentos, instrumentos y notificaciones y realizar todos los actos que fueran necesarios a fin de reflejar el reemplazo del Agente de la Garantía por el Agente sucesor, debiendo asimismo abonar todos los tributos, gravámenes o aranceles que correspondan en virtud de la sustitución del Agente de la Garantía, de conformidad con lo establecido en el Contrato de Préstamo.

4.2. En el supuesto que el Otorgante no cumpliera con cualquiera de los compromisos asumidos en el presente Contrato (incluyendo, sin limitación, en virtud del Artículo 4.1. precedente), el Agente de la Garantía podrá, previa intimación por escrito al Otorgante, cumplir dichos compromisos por sí, o a través de un tercero, a costa del Otorgante, o bien exigir judicialmente el cumplimiento de dicho compromiso.

4.3. Queda expresamente establecido que todas las facultades y derechos que se le otorgan al Agente de la Garantía bajo el presente Contrato son otorgadas exclusivamente a los fines de proteger la Prenda otorgada en beneficio de los Beneficiarios, no debiendo entenderse ni interpretarse que el Agente de la Garantía tendrá obligación alguna frente al Otorgante de ejercer o dejar de ejercer dichos derechos y facultades, quedando expresamente establecido que el no ejercicio de cualquiera de los derechos o facultades en cabeza del Agente de la Garantía no importará renuncia o dispensa de cumplimiento por parte del mismo.

ARTICULO 5. DECLARACIONES Y GARANTIAS DEL OTORGANTE.

5.1. El Otorgante manifiesta y declara que las Acciones se encuentran a la fecha del presente, y las Acciones Adicionales se encontrarán al momento de su suscripción, totalmente integradas; las Acciones han sido, y hará sus mejores esfuerzos para que las Acciones Adicionales sean al momento de su suscripción, válidamente emitidas. No obstante ello, y a todo evento, el Otorgante asume irrevocablemente la obligación de indemnizar al Agente de la Garantía y a los Beneficiarios, para el evento que cualquiera de los mismos, a fin de evitar el procedimiento previsto en el artículo 193 de la LSC, abonen cualquier cuota de integración correspondiente a las Acciones y/o a las Acciones Adicionales que estuviere impaga.

5.2.  Asimismo, el Otorgante manifiesta y garantiza al Agente de la Garantía y a los Beneficiarios:

(i)
Que el Otorgante es y será en todo momento (salvo las Acciones que sean liberadas de la Prenda de acuerdo a lo previsto en el Contrato de Préstamo) el único y exclusivo titular de las Acciones, contando con título pleno y perfecto sobre las mismas, y que no tiene conocimiento de la existencia de reclamo, demanda o juicio alguno de cualquier tercero alegando derechos de cualquier tipo o especie sobre las Acciones o la invalidez de la Prenda; y

(ii)	Que las Acciones han sido válidamente emitidas y representan el [porcentaje a ser provisto] % del capital social y de los votos de Telecom Argentina; y

(iii)
Que las Acciones han sido legal y válidamente desafectadas del programa de propiedad participada vigente en Telecom Argentina y que han sido válidamente convertidas en acciones ordinarias clase B de Telecom Argentina habiendo contado con todas las autorizaciones gubernamentales, judiciales y de cualquier tercero necesarias a tal fin, siendo a la fecha de celebración de este Contrato de libre disponibilidad del Otorgante; y

(iv)	Que el otorgante a la fecha de celebración de este Contrato ha cancelado totalmente el precio de adquisición de las Acciones; y

(v)
Que el Otorgante, con excepción de lo dispuesto en el presente Contrato, no ha cedido, gravado, transferido o de algún otro modo afectado la disponibilidad de las Acciones, las cuales se encuentran y, con excepción de la Prenda, se encontrarán en todo momento libres de derechos reales o personales, embargos, inhibiciones o privilegios en favor de terceros, y de todo otro gravamen o restricción legal, contractual o de cualquier otra naturaleza, o impedimento, que restrinja y/o impida y/o limite y/o de cualquier otro modo dificulte o menoscabe la Prenda constituida en virtud del presente Contrato, el perfeccionamiento de la

Prenda y/o el ejercicio pleno, pacífico y efectivo por parte del Agente de la Garantía y/o de los Beneficiarios de cualquiera de sus respectivas facultades, privilegios, atribuciones, derechos, títulos y/o intereses bajo el presente Contrato, o que de cualquier otra forma pudiere afectar los derechos otorgados al Agente de la Garantía y/o a los Beneficiarios en virtud de este Contrato; y

(vi)
Que la Prenda constituye un acto y negocio jurídico que el Otorgante está legal y estatutariamente capacitado y autorizado a realizar, y crea derechos válidos de preferencia en primer grado de privilegio en beneficio de los Beneficiarios; y

(vii)
Que el Contrato constituye una obligación válida y vinculante del Otorgante legalmente ejecutable de conformidad con sus términos y condiciones, y la Prenda goza del privilegio y preferencia que en el presente se expresan; y

(viii)	Que la Prenda ha sido efectuada cumpliendo con todas las aprobaciones societarias necesarias del Otorgante, sin violación de disposición legal, estatutaria, asamblearia o contractual alguna; y

(ix)
Que la celebración y cumplimiento del presente Contrato (a) no violan ni violarán ningún acuerdo del cual el Otorgante es o fuera parte, o por el cual cualquiera de sus activos estuvieran obligados, (b) con excepción de lo dispuesto en este Contrato, no resultan ni resultarán en la existencia, ni obligan ni obligarán al Otorgante a constituir ningún gravamen sobre cualquiera de sus bienes, y (c) no violan, ni violarán por efecto de alguna acción u omisión del Otorgante ninguna norma o ley aplicable a la que el Otorgante o cualquiera de sus activos estuvieren sujetos; y

(x)
Que ningún consentimiento, autorización, aprobación, notificación, presentación ni cualquier otra acción de cualquier persona de derecho privado o público (incluyendo, sin limitación, cualquier autoridad gubernamental) es requerida a los fines de (a) la constitución, perfeccionamiento y/o cumplimiento y/o ejecución de la Prenda, y/o (b) al leal saber y entender del Otorgante, el ejercicio por parte del Agente de la Garantía y/o los Beneficiarios de todos sus derechos contemplados bajo el presente Contrato, con excepción de la inscripción de la Prenda por ante Caja de Valores S.A. y su registración en el registro respectivo; y

(xi)
Que más allá de lo establecido en el presente Contrato, no existe ninguna otra condición precedente que sea necesaria cumplir a los fines de la constitución y perfeccionamiento de la Prenda; y, una vez efectuada por el Depositante la inscripción de la Prenda ante Caja de Valores S.A. conforme al Artículo 43 del Reglamento Operativo, se habrá cumplido con todas las formalidades necesarias para la oponibilidad de la Prenda frente a terceros; y

(xii)
Que el Otorgante no se halla en situación de incumplimiento bajo ningún acuerdo, contrato, orden, resolución o requerimiento, judicial o extrajudicial, que pudiera afectar la Prenda y/o, al leal saber y entender del Otorgante, cualquiera de los derechos del Agente de la Garantía y/o de los Beneficiarios bajo este Contrato; y

(xiii)
Que el Otorgante se encuentra en cumplimiento de todas y cada una de las obligaciones a su cargo emergentes de las leyes aplicables, reglamentaciones y restante normativa relacionada con, y/o de cualquier forma vinculada a, las Acciones, las Acciones Adicionales y los Importes Prendados, con excepción de aquellos incumplimientos que no afecten en forma materialmente adversa la Prenda.

5.3. El Otorgante reconoce que los Beneficiarios han suscripto dicho acuerdo sobre la base de la veracidad y corrección de todas y cada una de las declaraciones, manifestaciones y garantías del Otorgante en el presente Contrato.

ARTICULO 6. OBLIGACIONES DEL OTORGANTE.

6.1. El Otorgante se obliga por el presente Contrato a no gravar, vender, transferir, ceder o de algún otro modo disponer, y a no permitir, en cuanto esté a su alcance, que por cualquier causa o circunstancia se graven, vendan, transfieran, cedan o de algún otro modo dispongan, las Acciones, las Acciones Adicionales, los Importes Prendados, y a hacer lo que razonablemente esté a su alcance para evitar la existencia de gravámenes o medidas cautelares respecto de las Acciones, las Acciones Adicionales, los Importes Prendados, ni disponer o permitir que cualquiera de los mismos estén sujetos a cualquier restricción o modificación. Se excluye de lo anteriormente dispuesto aquellos gravámenes y/o transferencias y/o cesiones realizados de acuerdo a lo establecido en el presente Contrato.

6.2.  Mientras el presente Contrato se mantenga vigente, el Otorgante se obliga y compromete a:

(i)
No tomar ni omitir tomar ninguna medida que, inmediatamente después de esa medida u omisión, o como su probable consecuencia, pudiera (a) resultar en el deterioro de cualquiera de los derechos otorgados en el presente Contrato a favor de los Beneficiarios y/o el Agente de la Garantía, (b) afectar la existencia, plena vigencia, validez, oponibilidad, eficacia, integridad y/o el valor patrimonial de la Prenda; y

(ii)
Cumplir, completa y oportunamente, con todas y cada una de las obligaciones a su cargo y demás acciones pertinentes y razonables que fueren necesarias a efectos de proteger la existencia y ejercicio pacífico de los derechos del Agente de la Garantía y los Beneficiarios bajo el presente, incluyendo, sin carácter limitativo (a) cumplir con todas y cada una de las obligaciones a su cargo emergentes de las leyes aplicables, reglamentaciones y restante normativa relacionada con, y/o de cualquier otra forma vinculada a, las Acciones, las Acciones Adicionales y los Importes Prendados, y (b) hacer lo que esté a su alcance para levantar en el menor tiempo posible dentro de los plazos procesales aplicables, todo tipo de medidas cautelares y embargos que pudieran afectar los derechos de los Beneficiarios y/o del Agente de la Garantía bajo el presente Contrato, sin perjuicio de lo cual los Benenficiarios y/o el Agente de la Garantía quedan habilitados para plantear su “tercería de mejor derecho” al efecto; y

(iii)
Tomar y adoptar, pronta y diligentemente, todas las medidas que jurídicamente correspondan que le fueran razonablemente solicitadas por el Agente de la Garantía y/o cualquier Beneficiario (incluyendo, sin limitación, la realización de toda clase de reclamos, pedidos, requerimientos e intimaciones, la interposición de toda clase de acciones (incluyendo medidas cautelares), la adopción de procedimientos y la toma de todas las medidas que pudieran corresponder conforme a derecho) a efectos de (a) proteger las Acciones y las Acciones Adicionales, y/o (b) evitar que las Acciones o las Acciones Adicionales se vean afectadas o disminuidas de cualquier forma. No obstante lo anterior, el Agente de la Garantía tendrá el derecho de ejercer y adoptar por sí mismo todas las medidas referidas precedentemente para el caso que entendiere, y limitado exclusivamente a tales efectos, que las Acciones, las Acciones Adicionales y/o los Importes Prendados no estén siendo adecuadamente protegidos por el Otorgante, o que los mismos pueden verse afectados o disminuidos de cualquier forma, o que el Agente de la Garantía y/o los Beneficiarios pueden sufrir algún perjuicio como consecuencia del presente Contrato, corriendo todos los gastos y costos que se originen como consecuencia de la adopción de dichas medidas por cuenta del Otorgante; y

(iv)
No prestar su consentimiento para, ni realizar ningún acto, renuncia o incurrir en una omisión que de alguna manera tuvieran o pudieran previsiblemente tener un efecto sustancialmente adverso sobre el derecho del Otorgante de otorgar la Prenda; y

(v)
Suministrar al Agente de la Garantía, dentro de los diez (10) Días Hábiles de serle razonablemente requerido por este último, toda y cualquier clase de información pertinente e informes que se hallen en su poder referentes a cualquier aspecto relativo a las Acciones y/o a las Acciones Adicionales, salvo que impliquen violar obligaciones de confidencialidad hacia terceros, o la normativa argentina; y

(vi)
Dar aviso en forma inmediata al Agente de la Garantía, y entregarle una copia, de cualquier notificación o intimación que el otorgante recibiere por cualquier concepto en relación con las Acciones y/o las Acciones Adicionales a efectos de que el Agente de la Garantía, conforme las disposiciones del presente Contrato, pueda tomar con suficiente anticipación todas las medidas conducentes para una adecuada protección de los derechos de los Beneficiarios y/o del Agente de la Garantía en virtud, y conforme las disposiciones, del presente Contrato, del Contrato de Préstamo y/o los restantes Documentos de la Transacción; y

(vii)
Dar aviso en forma inmediata al Agente de la Garantía de la ocurrencia de cualquier hecho o acto que pudiera afectar adversamente la ejecutabilidad de la Prenda y/o los derechos del Agente de la Garantía y/o de los Beneficiarios bajo el presente Contrato, el Contrato de Préstamo y los restantes Documentos de la Transacción, a efectos de que el Agente de la Garantía, conforme las disposiciones del presente Contrato, pueda tomar con suficiente anticipación todas las medidas conducentes para una adecuada protección de los derechos de los Beneficiarios y/o del Agente de la Garantía en virtud, y conforme las disposiciones, del presente Contrato, del Contrato de Préstamo y/o los restantes Documentos de la Transacción: y

(viii)
Asegurar que no existan limitaciones ni restricciones bajo cualquier contrato, documento, instrumento o relación jurídica relativos a las Acciones, las Acciones Adicionales que restrinjan o limiten la capacidad del Otorgante de otorgar la Prenda.

6.3. El Otorgante reconoce que los Beneficiarios han acordado suscribir el presente Contrato sobre la base del compromiso del Otorgante de cumplir con todas y cada una de sus respectivas obligaciones bajo el presente Contrato.

6.4. El incumplimiento de cualquiera de las obligaciones del Otorgante bajo el presente Contrato se producirá por el mero vencimiento del plazo correspondiente para su cumplimiento en el caso de aquellas obligaciones que tuvieren plazo y, en los demás casos, a los cinco Días Hábiles de la recepción de una notificación del Agente de la Garantía en la cual se exprese el incumplimiento invocado, a menos que en ella el Agente de la Garantía hubiere fijado un plazo mayor para su cumplimiento. La mora no exigirá ninguna intimación judicial ni extrajudicial previa.

ARTICULO 7. DERECHOS EN CASO DE INCUMPLIMIENTO.

7.1.           En el caso que:

(i) el Otorgante no cumpla, en tiempo y forma, con cualquiera de las Obligaciones Garantizadas (incluyendo, sin limitación la íntegra y efectiva devolución, reembolso y/o pago, en la fecha que correspondan conforme a los Documentos de la Transacción del capital, intereses y demás montos pagaderos bajo los Documentos de la Transacción) y/o hubiera ocurrido (x) cualquiera de los eventos de incumplimiento definidos como “Events of Default” en el Contrato de Préstamo y no hubiese sido subsanado de acuerdo a los términos y condiciones de dicho Contrato de Préstamo, o (y) cualquiera de los eventos definidos como “Additional Mandatory Prepayment Events” en el Contrato de Préstamo y no se hubiera precancelado la totalidad de los montos adeudados bajo el Contrato de Préstamo según lo previsto en la sección 6.02 in fine de dicho Contrato de Préstamo; o

(ii) el Otorgante hubiera incumplido alguna obligación establecida bajo el presente Contrato y dicho incumplimiento, de ser subsanable, no hubiese sido subsanado dentro de los 20 Días Hábiles (siempre que este plazo no implique duplicación con los plazos previstos bajo el Contrato de Préstamo); o

(iii) cualquiera de las declaraciones, manifestaciones y garantías realizadas por el Otorgante en el presente Contrato fueran sustancialmente incorrectas al momento en el cual fueron hechas o al momento en el cual se las consideran hechas según el presente, a menos que sea subsanado, de ser subsanable, dentro de los 20 Días Hábiles (siempre que este plazo no implique duplicación con los plazos previstos bajo el Contrato de Préstamo);

(cualquiera de dichos eventos, un “Evento de Incumplimiento”), entonces, el Agente de la Garantía, actuando de conformidad con las instrucciones recibidas por los Beneficiarios, podrá previa notificación escrita al Otorgante (A) iniciar, en su carácter de representante de los Beneficiarios, la ejecución total o parcial de la Prenda conforme el procedimiento de ejecución previsto en el Artículo 8 que sigue, y/o (B) ejercer los derechos de voto y demás derechos políticos emergentes de las Acciones y las Acciones Adicionales de conformidad con lo previsto en el Artículo 2.3., y/o (C) percibir los Importes Prendados, los que serán imputados al pago de las Obligaciones Garantizadas.

7.2. Las Partes acuerdan que mientras no exista un Evento de Incumplimiento, los Dividendos serán de disponibilidad inmediata del Otorgante. A tal efecto, luego que Caja de Valores S.A. haya puesto a disposición los Dividendos en la cuenta comitente del Otorgante, el Depositante y el Agente de la Garantía deberán efectuar en forma inmediata, sin necesidad de previo aviso por el Otorgante, las notificaciones correspondientes a Caja de Valores S.A. para que los Dividendos sean de inmediata disponibilidad del Otorgante, a menos que el Depositante haya sido notificado de un Evento de Incumplimiento. El Depositante y el Agente de la Garantía mantendrán indemne, en forma solidaria, al Otorgante de cualquier daño o pérdida imputable a los mismos que pudiera generarse en caso que los Dividendos no se encuentren inmediatamente disponibles para el Otorgante luego de haber sido puestos a disposición por Caja de Valores S.A. en la cuenta comitente del Otorgante. En caso de ser notificado de la existencia de un Evento de Incumplimiento (de conformidad con lo establecido en el último párrafo del Artículo 7.1. anterior), el Depositante mantendrá indisponible los Dividendos para el Otorgante y, a solicitud del Agente de la Garantía, depositará los Dividendos en la cuenta que el Agente de la Garantía indique al efecto.

ARTICULO 8. EJECUCION DE LA PRENDA.

8.1. En el evento que, de conformidad con lo establecido en el Artículo 7 precedente, resultare procedente la venta y ejecución (la “Venta”) de las Acciones y Acciones Adicionales objeto de la Prenda (los “Bienes a Ejecutar”), el Agente de la Garantía (previa instrucción por escrito recibida de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente) procederá a disponer dicha Venta, ya sea mediante un procedimiento judicial o un procedimiento extrajudicial o una combinación de los mismos, y ya sea en bloque, por fracciones o en forma separada, conforme sea determinado a criterio exclusivo del Agente de la Garantía (según las instrucciones por escrito recibidas de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente), sin obligación explícita o implícita de ningún tipo de obtener valor mínimo alguno y/o maximizar el valor obtenido por la disposición de los Bienes a Ejecutar, salvo por lo expresamente previsto en los artículos 8.9.  (iv), 8.10 (vi) y 8.11 (v) del presente Contrato.

8.2. La Venta parcial de los Bienes a Ejecutar no podrá ser interpretada ni considerada como una renuncia del Agente de la Garantía y/o de los Beneficiarios a la ejecución de los demás Bienes a Ejecutar.

8.3. Las condiciones, términos y modalidad de la Venta serán notificados por el Agente de la Garantía al Otorgante (según las instrucciones por escrito recibidas de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente) con al menos cinco (5) Días Hábiles de anticipación a la fecha de iniciación de la Venta. El Agente de la Garantía (según las instrucciones por escrito recibidas de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente) podrá, expresando la causa, suspender en cualquier momento la Venta, decisión que será notificada al Otorgante. La suspensión de la Venta no se considerará una renuncia del Agente de la Garantía y/o de los Beneficiarios a realizar la Venta en cualquier otra oportunidad posterior. Asimismo, ni dicha suspensión ni la concreción de la Venta podrán ser interpretadas como una renuncia del Agente de la Garantía y/o de los Beneficiarios a ejercer todos sus respectivos derechos conforme a los documentos que constituyen las demás garantías reales y personales de las Obligaciones Garantizadas y a la ley aplicable, en cualquier caso hasta la cancelación íntegra y definitiva de las Obligaciones Garantizadas.

8.4. El Agente de la Garantía (previa instrucción por escrito recibida de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente) queda facultado para designar al agente de bolsa, corredor, martillero y demás profesionales intervinientes en cualquier Venta realizada de conformidad con el presente Artículo 8, lo cual es consentido en forma incondicional e irrevocable por el Otorgante en este acto.

8.5. De optarse por el procedimiento judicial para la Venta (la “Venta Judicial”), la misma se llevará a cabo con intervención de los tribunales referidos en el Artículo 15.2. del presente, de acuerdo con la legislación procesal aplicable vigente. De ser permitido por la legislación procesal aplicable, el precio base de la Venta será establecido de conformidad con el Artículo 8.10, tanto para la primera, segunda o ulteriores instancias de la Subasta, según sea el caso.

8.6. De optarse por el procedimiento extrajudicial para la Venta (la “Venta Extrajudicial”), la misma se llevará a cabo, alternativa o simultáneamente, para el caso que estuviera permitido bajo este Contrato, teniendo en cuenta especialmente lo establecido en el Artículo 8.11.(i), a opción exclusiva del Agente de la Garantía:

(i) en la bolsa o mercado, local o extranjero, dónde los Bienes a Ejecutar tuvieren cotización, en una o varias operaciones de compraventa (sucesivas o simultáneas) (la “Venta Extrajudicial Bursátil”); y/o

(ii) en subasta pública (la “Subasta”) realizada de acuerdo con las disposiciones aplicables del presente Contrato, del Capítulo XVII de las Normas de la CNV (el “Capítulo XVII”), del Mercado de Valores de Buenos Aires S.A. para el remate de títulos valores con oferta pública autorizada y de cualquier otra normativa aplicable (el “Remate Extrajudicial”); y/o

(iii) en forma extrabursátil en una o varias operaciones de compraventa (sucesivas o simultáneas) luego de que fracasara la Venta en Remate Extrajudicial en primera instancia por la causa que fuera (la “Venta Extrajudicial Extrabursátil”).

8.7. Sin perjuicio de la decisión adoptada en un primer momento o con posterioridad por el Agente de la Garantía sobre el procedimiento de ejecución que se propone aplicar, el Agente de la Garantía (previa instrucción por escrito recibida de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente) podrá en cualquier momento cancelar y/o suspender el procedimiento de ejecución en curso o modificar su decisión original sobre el mismo, y aplicar cualquier procedimiento de ejecución alternativo dispuesto en el presente Contrato.

8.8.  En la Venta Judicial:

(i)
el Otorgante renuncia en forma irrevocable e incondicional a: (a) invocar el Artículo 1198, segundo párrafo, del Código Civil de la República Argentina (teoría de la imprevisión) y (b) su derecho a recusar sin causa la jurisdicción del tribunal en el que se hubiere hincado la acción legal; y

(ii)	serán aplicables mutatis mutandis las disposiciones del Artículo 8.10. (en la medida que lo permita la legislación aplicable vigente).

8.9. En la Venta Extrajudicial Bursátil:

(i)
tratándose de acciones con cotización los Bienes a Ejecutar podrán ser vendidos en la bolsa o mercado, local o extranjero, dónde tuvieren cotización a una o más cualesquiera personas físicas o jurídicas, nacionales o extranjeras (incluyendo, sin limitación, al Agente de la Garantía, a los Beneficiarios y/o a cualquier persona controlante, controlada, sujeta a control común, vinculada, afiliada o subsidiaria de cualquiera de los mismos), actuando por sí o por apoderados con facultades suficientes;

(ii)
en caso de resultar adquirente en dicha Venta cualquiera de los Beneficiarios, dicha Parte quedará eximida de pagar cualquier seña que se hubiese estipulado, y podrá compensar total o parcialmente, de ser ello permitido por la legislación aplicable, el precio a pagar por los Bienes a Ejecutar con lo adeudado a dicha Parte en virtud de las Obligaciones Garantizadas, sin necesidad de efectuar desembolso de fondos alguno y mediante el simple otorgamiento de carta de pago de las Obligaciones Garantizadas por un monto equivalente a dicho precio;

(iii)
los Bienes a Ejecutar serán vendidos a un precio equivalente, como mínimo, al noventa por ciento (90%) de su valor de cotización al cierre del día anterior al día en que la venta es efectuada o, en caso que por la causa que fuera no existiese precio de cierre del día anterior, el último precio publicado.. Las Partes acuerdan que el precio mínimo indicado precedentemente tendrá los efectos indicados por el art. 3223 del Código Civil para el caso que cualquiera de los Beneficiarios resulten adquirentes de los Bienes a Ejecutar.

8.10. En la Venta en Remate Extrajudicial:

(i)
de ser necesario el Agente de la Garantía enviará al Otorgante el requerimiento de la información ydocumentación exigida por la reglamentación aplicable para la realización de la Subasta conforme al Capítulo XVII y la reglamentación del Mercado de Valores de Buenos Aires. El Otorgante suministrará al Agente de la Garantía dicha información y documentación en forma completa y con prontitud dentro del plazo fijado por el Agente de la Garantía al efecto, mediante su entrega en las oficinas del Agente de la Garantía y/o en el lugar o lugares que el Agente de la Garantía determine y notifique al Otorgante, sin perjuicio de las acciones judiciales que correspondan al Agente de la Garantía para obtener dicha información y documentación en caso de negativa o reticencia a suministrársela;

(ii)	la Subasta será realizada por intermedio de un agente o sociedad de bolsa de acuerdo con las normas aplicables de la Bolsa de Comercio de Buenos Aires y el Mercado de Valores de Buenos Aires;

(iii)
la Subasta será realizada en la fecha que determine el Agente de la Garantía, lo cual será notificado por el Agente de la Garantía al Otorgante, realizándose las publicaciones previstas en el Capítulo XVII;

(iv)
en la Subasta podrán participar como oferentes, y los Bienes a Ejecutar podrán ser vendidos a, una o más cualesquiera personas, físicas o jurídicas, nacionales o extranjeras (incluyendo, sin limitación, al Agente de la Garantía, los Beneficiarios y cualquier persona controlante, controlada, sujeta a control común, vinculada, afiliada o subsidiaria de cualquiera de los mismos), actuando por sí o por apoderado con facultades suficientes;

(v)
en caso de resultar adquirente en la Subasta cualquiera de los Beneficiarios, dicha Parte quedará eximida de pagar cualquier seña que se hubiese estipulado, y podrá compensar total o parcialmente, de ser ello permitido por la legislación aplicable, el precio a pagar por los Bienes a Ejecutar con lo adeudado a dicha Parte en virtud de las Obligaciones Garantizadas, sin necesidad de efectuar desembolso de fondos alguno y mediante el simple otorgamiento de carta de pago de las Obligaciones Garantizadas por un monto equivalente a dicho precio;

(vi)
en la Subasta, los Bienes a Ejecutar serán ofrecidos, en una primera instancia, por un precio base por lo menos igual al valor resultante del promedio ponderado de los valores de cotización de los Bienes a Ejecutar durante los seis meses anteriores al día de la Subasta (cualquiera sea el número de sesiones en que se hubieran negociado) (dicha suma, la “Suma Exigible”). Si en dicha primera instancia no se recibiere ninguna oferta por sobre tal precio base, el Agente de la Garantía: (x) podrá disponer la Venta en una segunda instancia (que tendrá lugar a los cinco (5) Días Hábiles de fracasada la primera instancia) por un precio inferior a la Suma Exigible o sin base, o bien posponer la Venta, o bien actuar de cualquier otra forma que resultare conveniente o apropiado a los intereses de los Beneficiarios (siempre bajo previa instrucción por escrito recibida de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente); e (y) estará habilitado a proceder a la Venta de los Bienes a Ejecutar en la forma indicada en el Artículo 8.11; y

(vii)	los Bienes a Ejecutar serán vendidos en la Subasta al oferente que ofrezca el mayor precio de compra respecto del precio base aplicable, si lo hubiere.

8.11.  La Venta Extrajudicial Extrabursátil:

(i)	sólo procederá si previamente se hubiera efectuado la Venta en Remate Extrajudicial y ésta, además, hubiera fracasado en primera instancia conforme lo previsto en el artículo 8.10 (vi);

(ii)
el Agente de la Garantía anunciará la Venta Extrajudicial Extrabursátil con al menos 10 Días Hábiles de anticipación mediante la publicación de avisos por un (1) día en el Boletín Diario de la Bolsa de Comercio de Buenos Aires y en alguno de los siguientes diarios: Clarín, La Nación o Ámbito Financiero (o en cualquier otro de similar circulación). La Venta Extrajudicial Extrabursátil se hará, en una primera instancia, a través de un remate con la base al 100% del valor de cotización de las Acciones al promedio ponderado del día anterior al día en que la Venta Extrajudicial Extrabursátil es efectuada y al mejor postor. En esta primera instancia, el adquirente de las Acciones rematadas en la Venta Extrajudicial Extrabursátil no podrá ser un competidor o Afiliada (según este término —Affiliate— se define en el Contrato de Préstamo) a un competidor del Grupo Telecom Italia (según este término —Telecom Italia Group— se define en el Contrato de Préstamo) o tener un interés superior al 10%, directo o indirecto, en las Subsidiarias (según este término —Subsidiary— se define en el Contrato de Préstamo) argentinas del Grupo Telecom Italia. Si en esta primera instancia no hubiere postores, el Agente de la Garantía podrá, luego de 5 días hábiles, vender las Acciones sin precio mínimo a cualquier adquirente sin limitación, conforme a los apartados (iii) y siguientes de este Artículo 8.11;

(iii)
Luego de que fracasare el procedimiento de venta previsto en el apartado (ii) precedente, los Bienes a Ejecutar podrán ser vendidos en forma extrabursátil a una o más cualesquiera personas físicas o jurídicas, nacionales o extranjeras (incluyendo, sin limitación, al Agente de la Garantía, a los Beneficiarios y/o a

cualquier persona controlante, controlada, sujeta a control común, vinculada, afiliada o subsidiaria de cualquiera de los mismos), actuando por sí o por apoderados con facultades suficientes, sin ningún tipo de limitación y sin precio mínimo, salvo por lo previsto en el Artículo 8.11 (v);

(iv)
en caso de resultar adquirente en la Venta Extrajudicial Extrabursátil cualquiera de los Beneficiarios, dicha Parte quedará eximida de pagar cualquier seña que se hubiese estipulado, y podrá compensar total o parcialmente, de ser ello permitido por la legislación aplicable, el precio a pagar por los Bienes a Ejecutar con lo adeudado a dicha Parte en virtud de las Obligaciones Garantizadas, sin necesidad de efectuar desembolso de fondos alguno y mediante el simple otorgamiento de carta de pago de las Obligaciones Garantizadas por un monto equivalente a dicho precio; y

(v)
No existirá precio mínimo, salvo que el adquirente resulte ser cualquiera de los Beneficiarios, en cuyo caso el precio será la Suma Exigible. La Suma Exigible será el precio a los fines del art. 3223 del Código Civil. Se deja aclarado que el precio mínimo aquí previsto no será aplicable a los Beneficiarios en caso que la Venta se efectúe en el remate previsto en el Artículo 8.11 (ii) precedente.

8.12. (i) El Agente de la Garantía aplicará los fondos obtenidos de la Venta de la siguiente manera: previa deducción por parte del Agente de la Garantía de sus honorarios impagos y de los costos, gastos y otras erogaciones, razonables y debidamente documentados, incurridos con motivo de la ejecución del presente Contrato, todos los fondos remanentes serán distribuidos y aplicados de conformidad con los términos del Contrato de Préstamo.

(ii) La aplicación de fondos efectuada de conformidad con el apartado (i) precedente será sin perjuicio de las acciones legales contra el Otorgante a las que los Beneficiarios y/o el Agente de la Garantía tengan derecho con relación a las Obligaciones Garantizadas que permanecieren impagas aún luego de la concreción de la Venta de los Bienes a Ejecutar.

(iii) En caso que, una vez aplicados los fondos provenientes de la Venta de los Bienes a Ejecutar a la cancelación de las Obligaciones Garantizadas, existiere un remanente de fondos, dicho remanente deberá ser puesto por el Agente de la Garantía a disposición del Otorgante mediante acreditación en la cuenta que el Otorgante oportunamente indique y a exclusivo costo y cargo del mismo.

8.13. El Otorgante renuncia a iniciar cualquier reclamo en razón del hecho que el precio obtenido en cualquier Venta de los Bienes a Ejecutar fuera inferior al monto adeudado bajo las Obligaciones Garantizadas.

ARTICULO 9. VIGENCIA DE LA PRENDA Y DE OTRAS GARANTIAS.

9.1. La Prenda instrumentada por medio del presente Contrato subsistirá hasta tanto el Otorgante hubiere cumplido total e íntegramente con todas y cada una de sus obligaciones bajo las Obligaciones Garantizadas, según ello hubiera sido notificado al Otorgante por el Agente de la Garantía, quien a su vez deberá haber sido notificado por los Beneficiarios. En caso de extinción de la Prenda según lo expuesto anteriormente: (i) todos los gastos, honorarios, impuestos, tasas, aranceles, así como cualquier otro gravamen que origine dicha cancelación y/o extinción estarán a cargo del Otorgante; (ii)el Agente de la Garantía causará que el Depositante realice todos los actos necesarios para desafectar las Acciones de la Prenda y levantarla conforme el Artículo 43 del Reglamento Operativo. Si, a juicio del Otorgante, el Agente de la Garantía o cualquiera de los Beneficiarios se demoraran, por cualquier causa que sea imputable a cualquiera de ellos, en efectuar las notificaciones correspondientes para el levantamiento de la Prenda, el Otorgante podrá requerir la extinción inmediata de la Prenda, la que no podrá ser irrazonablemente denegada y cualquier gasto, costo o daño que dicha demora le genere deberá ser indemnizada por el Agente de la Garantía o por el Beneficiario, según corresponda.

9.2. La ejecución por parte del Agente de la Garantía de la Prenda sobre los Bienes a Ejecutar y/o sobre los Importes Prendados podrá ser realizada en forma complementaria, alternativa, indistinta y/o sucesiva y sin que sea necesario ejercer previamente cualquier acción o recurso derivado de cualquiera de las otras garantías otorgadas bajo el Contrato de Préstamo y/o los restantes Documentos de la Transacción, quedando entendido que el ejercicio o ejecución de cualquier garantía otorgada mediante este Contrato, el Contrato de Préstamo y/o los restantes

Documentos de la Transacción no podrá ser interpretada ni considerada como una renuncia a las restantes garantías.

9.3. La Prenda constituida mediante el presente no implica derogación ni modificación alguna respecto al resto de las garantías constituidas en seguridad de las Obligaciones Garantizadas, así como las que se constituyan en el futuro a tal fin. Por lo tanto, sin perjuicio de la coincidencia de esta Prenda con otras garantías constituidas en relación con las Obligaciones Garantizadas, los Beneficiarios podrán hacer valer sus derechos respecto de todas ellas conjuntamente o contra cualquiera de ellas en primer lugar, en el orden y el modo que estimaren convenientes, sin necesidad de ejecutar previamente esta Prenda. En consecuencia, el Agente de la Garantía podrá compatibilizar los procedimientos de ejecución previstos en el presente Contrato con el/los procedimientos de ejecución previsto/s en cualquiera de los restantes Documentos de la Transacción o restantes garantías. Sin perjuicio de ello, si los Beneficiarios decidiesen ejecutar todas las garantías en forma conjunta, no podrán percibir del producido de la ejecución de dichas garantías, en conjunto, un monto mayor al adeudado por el Otorgante bajo las Obligaciones Garantizadas.

ARTICULO 10. AGENTE DE LA GARANTÍA.

10.1. Conforme lo establecido en el presente Contrato el BBVA Banco Francés S.A. es designado por los Beneficiarios con el consentimiento del Otorgante, y acepta desempeñarse, como Agente de la Garantía a efectos del cumplimiento de los actos previstos en el presente Contrato.

10.2. La renuncia y remoción del Agente de la Garantía, su remuneración, responsabilidad, la designación de un agente de la garantía sucesor, el dictado de instrucciones y mayorías de Beneficiarios requeridas para el cumplimiento de sus funciones y facultades bajo el presente, su derecho a ser mantenido indemne en relación con su desempeño bajo este Contrato, y en general todo otro aspecto relativo a la actuación del Agente de la Garantía que no estuviera expresamente regulado en este Contrato, se regirá por las disposiciones relativas al Agente (“Agent”) del Contrato de Préstamo, las cuales se aplicarán mutatis mutandis al Agente de la Garantía y se tienen por íntegramente reproducidas en este Contrato y quedan incorporadas al mismo por referencia. En especial el Otorgante como los Beneficiarios manifiestan y declaran conocer y aceptar las siguientes disposiciones incluidas en el Artículo VI del Contrato de Préstamo relativas a las materias descriptas precedentemente: Sección 7.01 (“Appointment”), Sección 7.02 (“Delegation of Duties”), Sección 7.03 (“Exculpatory Provisions”), Sección 7.04 (“Reliance by Agent”), Sección 7.05 (“Notice of Default or Mandatory Prepayment Event”), Sección 7.06 (“Non-Reliance on Agent and Other Lenders”), Sección 7.07 (“Indemnification”), Sección 7.08 (“The Agent in its Individual Capacity”), Sección 7.09 (“Successor Agents; Sub-Agents”) y Sección 7.08 (“Compensation of the Agent”). Se deja expresamente aclarado que la única remuneración que percibirá el Agente de la Garantía por su desempeño bajo el presente Contrato es la establecida en el Contrato de Préstamo y/o los restantes Documentos de la Transacción, no pudiendo el Agente de la Garantía reclamar ninguna remuneración adicional en virtud de tal desempeño. Asimismo, se deja expresa constancia que de conformidad con lo establecido en el Contrato de Préstamo, el Agente de la Garantía estará plenamente justificado en rehusarse a realizar cualquier acción relacionada con el presente Contrato sin antes contar con las instrucciones o consejo correspondiente de los Beneficiarios o sin antes haber sido mantenido indemne a su satisfacción por los Beneficiarios de toda responsabilidad o gasto en que pudiera incurrir derivado de la realización de dicha acción.

10.3. Si el Agente de la Garantía renunciara o fuera removido, el Otorgante se obliga, a su costa, a suscribir todos los documentos, instrumentos y notificaciones, y a realizar todos los actos que fueren razonablemente necesarios a fin de reflejar el reemplazo del Agente de la Garantía por el agente de la garantía sucesor no siendo responsable de abonar los tributos, gravámenes o aranceles que puedan corresponder en virtud de la sustitución del Agente de la Garantía, a menos que la renuncia fuese con justa causa imputable al Otorgante o que la remoción fuese dispuesta por el Otorgante sin justa causa.

10.4. En caso que el Otorgante, por cualquier causa, no cumpliera con cualquiera de las obligaciones a su cargo establecidas en el presente Contrato y/o realizara cualquier acto de disposición material o jurídica de las Acciones, las Acciones Adicionales y/o los Importes Prendados que importe una desvalorización o debilitamiento sustancial de la Prenda, el Agente de la Garantía podrá solicitar las medidas conservatorias y/o precautorias correspondientes.

10.5.  Los Beneficiarios sólo podrán ejecutar la Prenda por intermedio del Agente de la Garantía, pudiendo no obstante ejercer otros derechos y facultades relativos a dicha garantía en forma individual, según los términos del presente Contrato.

10.6. Toda decisión, actuación, medida o instrucción que fuera adoptada, llevada a cabo o notificada, según corresponda, al Agente de la Garantía, será considerada como una decisión, actuación, medida o instrucción conjunta de la totalidad de los Beneficiarios, los cuales serán considerados como una única parte unificada frente al Otorgante y el Agente de la Garantía, no pudiendo dichas Partes en ningún caso impugnar o cuestionar las instrucciones que reciba el Agente de la Garantía conforme al Contrato de Préstamo o formular planteos referentes a su representación, legitimación, autoridad, mayorías de Beneficiarios o cualquier otro aspecto relativo a la conformación de, y cumplimiento de los requisitos aplicables a, dichas instrucciones de los Beneficiarios. En consecuencia, el Otorgante renuncia irrevocablemente a impugnar la actuación del Agente de la Garantía en base a las instrucciones que aquél reciba de los Beneficiarios, salvo dolo, culpa grave u error manifiesto del Agente de la Garantía.

ARTICULO 11. COSTOS Y GASTOS.

11.1. El Otorgante toma a su exclusivo cargo y, consecuentemente, se compromete a pagar o reembolsar al Agente de la Garantía y/o a cualquiera de los Beneficiarios, al sólo requerimiento por escrito de cualquiera de los mismos y en forma inmediata, la totalidad de los gastos y costos razonables debidamente documentados incluyendo mayores costos, comisiones, honorarios (incluyendo los honorarios razonables de los asesores legales de cualquiera de dichas Partes), impuestos y tributos de cualquier tipo (nacionales, provinciales o municipales), incluyendo sin limitación cualquier impuesto de sellos que eventualmente pudiera aplicarse al Contrato (teniendo en cuenta que el Agente de la Garantía y el Otorgante reconocen que este Contrato no está gravado por dicho impuesto por haberse abonado el impuesto de sellos correspondiente al Contrato de Préstamo), con excepción del Impuesto a las Ganancias y el Impuesto a los Ingresos Brutos que fueran aplicables al Agente de la Garantía por la percepción de sus honorarios resultantes del ejercicio de su actividad bajo el presente Contrato, conforme dichos honorarios son pactados en el Contrato de Préstamo), aranceles, intereses, penalidades, y demás accesorios que pudieran corresponder, que se generaren directamente como consecuencia, con motivo y/o en ocasión de: (i) la celebración, instrumentación, otorgamiento y perfeccionamiento del presente Contrato en la medida que no superen los montos establecidos en la Cláusula 8.04 del Contrato de Préstamo (los gastos, costos y honorarios en exceso de dichos montos deberán ser previamente autorizados por el Otorgante); (ii) el cumplimiento, ejecución y/o cancelación del presente Contrato, incluyendo aquéllos incurridos por el Agente de la Garantía y/o cualquiera de los Beneficiarios a fin de mantener y preservar, o hacer valer, cualquiera de los derechos y acciones del Agente de la Garantía y/o cualquiera de los Beneficiarios, (iii) las medidas, procedimientos o acciones derivados del incumplimiento del Otorgante de sus obligaciones bajo el presente Contrato (incluyendo, sin limitación, la Venta realizada conforme al Artículo 8 y la presentación del presente Contrato para su verificación en cualquier procedimiento regulado por la Ley No. 24.522 y modificatorias y su reglamentación iniciado por o contra el Otorgante). El pago de los gastos, costos y honorarios mencionados en el presente Artículo 11.1 corresponderá únicamente en la medida que no implique duplicación con cualquier otro gasto, costo u honorario que resulten de cualquiera de los Documentos de la Transacción o del presente Contrato. Esta última limitación de modo alguno implica renuncia del Agente de la Garantía y/o de los Beneficiarios a exigir del Otorgante el pago de los gastos, costos y/u honorarios correspondientes, en caso de ejecutar simultáneamente o alternativamente las garantías otorgadas por el Otorgante en relación al Préstamo.

11.2. Las obligaciones asumidas por el Otorgante de conformidad con el presente Artículo 11 permanecerán vigentes y serán exigibles con independencia de, y aún después de, la cancelación de todas las sumas adeudadas por el Otorgante a los Beneficiarios en virtud de las Obligaciones Garantizadas y la extinción de la Prenda creada en virtud del presente Contrato por cualquier causa que fuera.

ARTICULO 12. INDEMNIDADES.

12.1. La obligación del Otorgante de mantener indemnes al Agente de la Garantía y a los Beneficiarios y sus Afiliadas y sus respectivos funcionarios, directores, empleados, asesores y agentes, se regirá por las disposiciones del Contrato de Préstamo, las cuales se tienen por íntegramente reproducidas en este Contrato y quedan incorporadas al mismo por referencia. El Otorgante manifiesta y declara conocer y aceptar todas las disposiciones del Contrato de Préstamo relativas a las materias descriptas precedentemente.

12.2. El Otorgante renuncia, en forma total y definitiva, a reclamar al Agente de la Garantía y/o a los Beneficiarios y/o a sus respectivos funcionarios, representantes, mandatarios, directores, empleados, asesores, agentes y a sus respectivas personas controlantes, controladas, sujetas a control común, vinculadas, afiliadas o subsidiarias, indemnización o compensación alguna como consecuencia de cualquier pérdida o reclamo relacionado con (i) el ejercicio por cualquiera de dichas Partes de sus derechos bajo el presente Contrato, salvo culpa grave o dolo de su parte calificada como tal por una sentencia judicial firme dictada por los tribunales competentes, o (ii) los actos, procedimientos u operaciones contemplados o relacionados con el presente Contrato, salvo en caso de dolo o culpa grave por parte del Agente de la Garantía y/o de los Beneficiarios, calificado como tal por sentencia judicial firme dictada por tribunal competente.

ARTICULO 13. CESIONES.

13.1. El Otorgante no podrá ceder y/o transferir ninguno de los derechos y/u obligaciones bajo el presente Contrato sin el consentimiento escrito del Agente de la Garantía (quien actuará en virtud del consentimiento unánime de los Beneficiarios).

13.2. En caso que cualquiera de los Beneficiarios cediera algún porcentaje o todos sus derechos y obligaciones como acreedor bajo el Contrato de Préstamo conforme a las condiciones allí previstas, el Otorgante acepta en el presente acto y en forma irrevocable que dicho cesionario será un Beneficiario bajo el presente Contrato, y se obligan en consecuencia a suscribir todos aquellos documentos o instrumentos y a otorgar todos los actos que puedan resultar jurídicamente necesarios para la incorporación del nuevo Beneficiario a la Prenda. Se deja constancia que los Beneficiarios no pueden ceder total o parcialmente su calidad de tales bajo el presente Contrato en forma independiente a la cesión (total o parcial) de sus derechos y obligaciones bajo el Contrato de Préstamo. El Otorgante no será responsable por los gastos, costos, costas y demás erogaciones incurridos por cualquier Beneficiario con motivo de la cesión de sus derechos y obligaciones bajo el presente Contrato a menos que (i) dicha cesión sea efectuada con posterioridad del acaecimiento de un Evento de Incumplimiento y (ii) el cesionario sea una institución financiera.

13.3. La renuncia o remoción del Agente de la Garantía bajo el presente Contrato importará la cesión y transferencia de los derechos y obligaciones del mismo a favor del agente de la garantía sucesor, y dicha cesión y transferencia no requerirá consentimiento adicional alguno de las restantes Partes, además de aquéllos que pudieran ser requeridos en virtud del Contrato de Préstamo y demás disposiciones aplicables en virtud del presente Contrato.

ARTICULO 14. LEY APLICABLE Y JURISDICCIÓN.

14.1. La celebración, interpretación y cumplimiento de este Contrato se regirán por las leyes de la República Argentina.

14.2. Para cualquier diferendo, el Otorgante, el Agente de la Garantía y los Beneficiarios se someten irrevocable, firme e incondicionalmente a la jurisdicción de los Tribunales Nacionales Ordinarios en lo Comercial con sede en la Ciudad Autónoma de Buenos Aires, con renuncia a cualquier otro fuero o jurisdicción que pudiera corresponder.

14.3. El Otorgante (i) renuncia irrevocable e incondicionalmente, y en la mayor medida permitida por las disposiciones legales y reglamentarias aplicables, a (x) cualquier defensa a la que cualquiera de ellos pudiera tener derecho para controvertir la jurisdicción y competencia de los tribunales referidos en el Artículo 14.2. anterior, (y) sus derechos a requerir que el Agente de la Garantía y/o cualquiera de los Beneficiarios constituya una garantía o contracautela de arraigo, y a oponer cualquier otra defensa o excepción equivalente en cualquier acción y/o procedimiento contra cualquiera de dichas Partes en relación con cualquier procedimiento y/o acción y/o juicio tramitado o iniciado en relación con el presente Contrato; y (z) el derecho de recusar sin causa a los jueces de cualquier tribunal competente en cualquier procedimiento y/o acción y/o juicio tramitado o iniciado en relación con el presente Contrato; y (ii) acepta que una sentencia definitiva en cualquiera de dichas acciones o procedimientos podrá ser ejecutada en otras jurisdicciones a través de la ejecución de la sentencia o de cualquier otra forma prevista por ley.

ARTICULO 15. DOMICILIOS Y NOTIFICACIONES.

15.1. A todos los efectos legales derivados del presente Contrato, las Partes constituyen domicilios en los lugares que se indican en el encabezamiento del presente Contrato, donde se tendrán por válidas y vinculantes todas las comunicaciones, citaciones, intimaciones, reclamos, interpelaciones y notificaciones, judiciales o extrajudiciales, que se realicen con motivo del presente Contrato.

15.2. Dichos domicilios subsistirán hasta tanto sean reemplazados por otro domicilio, sujeto a que cualquier nuevo domicilio del Otorgante deberá encontrarse en la Ciudad Autónoma de Buenos Aires, República Argentina, y tal reemplazo notificado con cinco (5) Días Hábiles de anticipación a la fecha en la que se pretenda hacer efectiva dicha notificación, a las restantes Partes por medio escrito y fehaciente.

15.3. Toda citación, intimación, reclamo, interpelación, notificación, consentimiento, solicitud u otra comunicación a ser enviada o efectuada bajo este Contrato deberá ser por escrito. Las notificaciones, requerimientos u otras comunicaciones podrán entregarse por mano o enviarse por courier aéreo, correo certificado con acuse de recibo, carta documento, telegrama colacionado o cualquier otro medio de notificación fehaciente, a los domicilios indicados en el Artículo 15.1. o al nuevo domicilio que fuera oportunamente notificado como se indica en el Artículo 15.2. precedente, y serán válidas al momento de su recepción.

ARTICULO 16. INVALIDEZ PARCIAL.

16.1. La declaración judicial de nulidad, invalidez, no obligatoriedad o no ejecutabilidad de una o más disposiciones del presente Contrato, o de una parte de dichas disposiciones, no perjudicará la plena validez y obligatoriedad de las restantes partes de dichas disposiciones y/o de las restantes disposiciones, las que conservarán su fuerza vinculante entre las Partes.

16.2. En caso de que ocurra la situación descripta en el párrafo precedente, las Partes procurarán alternativas que permitan, dentro de lo legalmente admisible, alcanzar las finalidades que procuraban, y cumplir con el espíritu de aquellas disposiciones afectadas por la nulidad, invalidez, no obligatoriedad o no ejecutabilidad, de la forma más próxima a la intención inicial de las Partes.

ARTÍCULO 17. MISCELÁNEAS.

17.1. El presente Contrato sólo podrá ser modificado mediante el acuerdo unánime de las Partes, expresado por escrito. Para evitar dudas en la interpretación de la presente se deja establecido que dicho acuerdo de Partes no será necesario en caso que un Beneficiario decidiera ceder total o parcialmente sus derechos y obligaciones bajo este Contrato y el Contrato de Préstamo en cuyo caso dicha cesión se regirá por lo dispuesto en el Artículo 13 de este Contrato y lo establecido en el Contrato de Préstamo. Las dispensas y cualquier consentimiento o aprobación del Agente de la Garantía no tendrán vigencia salvo que fueran realizadas por escrito, pudiendo estar sujetas a cualquier condición que el Agente de la Garantía considere convenientes, ser retiradas o modificadas en cualquier momento, y con vigencia únicamente en la circunstancia y con el objeto para el que son otorgadas.

17.2. Los derechos y obligaciones de las Partes en el presente Contrato se encuentran establecidas en beneficio de, y son vinculantes para, respectivamente, las Partes del presente, y sus cesionarios o sucesores permitidos y/o autorizados.

17.3. La falta o demora en el ejercicio por parte de los Beneficiarios y/o el Agente de la Garantía, según sea el caso, de cualquier derecho, facultad, prerrogativa, privilegio, acción y/o recurso emergente de, relacionado con y/o vinculado a, el presente Contrato no se considerará una renuncia al mismo, ni tampoco el ejercicio parcial de cualquier derecho, facultad, prerrogativa, privilegio, acción y/o recurso impedirá todo otro ejercicio del mismo o el ejercicio de todo otro derecho, facultad, prerrogativa, privilegio, acción y/o recurso emergente de, relacionado con y/o vinculado a, el presente Contrato. Los derechos, facultades, prerrogativas, privilegios, acciones y/o recursos dispuestos en el presente son acumulativos y no excluyentes de todo otro derecho, facultad, prerrogativa, privilegio, acción y/o recurso previsto por cualquier disposición legal.

17.4. El presente instrumento contiene todo los acuerdos de las Partes relativos a las materias tratadas en el mismo, por ende deroga y deja sin efecto alguno a todo acuerdo, compromiso, entendimiento y/o contrato anterior de las

Partes, verbal o escrito, expreso o tácito, respecto de dichas materias, con excepción de lo dispuesto al respecto en el Contrato de Préstamo y en los restantes Documentos de la Transacción.

17.5. La finalidad del presente Contrato es la establecida en el Artículo 1. En consecuencia la naturaleza de presente Contrato es exclusivamente instrumental y de garantía, en virtud de cual se constituye la Prenda.

En prueba de conformidad, en el lugar y fecha indicados en el encabezamiento del presente, se firman 3 (tres) ejemplares de un mismo tenor y a un solo efecto.

__________________
Por Inversiones Milano S.A. Aclaración: Ciro di Cecio Cargo: Vicepresidente

Por el “Lender”:

__________________

BBVA Banco Francés S.A. Aclaración: Javier Daud Cargo:

__________________

BBVA Banco Francés S.A. Aclaración: Gustavo Pascual Cargo:

Por el Agente de la Garantía:

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BBVA Banco Francés S.A. Aclaración: Manuel Mansilla Cargo:

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BBVA Banco Francés S.A. Aclaración: Eduardo González Correas Cargo:

ANEXO I

COPIA CERTIFICADA DEL CONTRATO DE PRESTAMO

ANEXO II

ADDENDA A CONTRATO DE PRENDA DE ACCIONES

La presente addenda (la “Addenda”) se celebra en la Ciudad Autónoma de Buenos Aires, República Argentina, a los [__] días del mes de [_____] de 2011, entre:

(A) INVERSIONES MILANO S.A. (en trámite de cambio de denominación por Tierra Argentea S.A.), una sociedad anónima constituida de conformidad con las leyes de la República Argentina, inscripta ante el Registro Público de Comercio de la Ciudad Autónoma de Buenos Aires (Inspección General de Justicia) el 20 de Julio de 2011, bajo el Número 14.382, Libro 55, Tomo “A” de Sociedades Anónimas, domiciliada a los efectos del presente Contrato en Av. Eduardo Madero, n° 900, Piso 26, Ciudad Autónoma de Buenos Aires, República Argentina (el “Otorgante”); y

(B) BBVA BANCO FRANCÉS S.A., una entidad financiera constituida de conformidad con las leyes de la República Argentina, domiciliada a los efectos del presente Contrato en Reconquista 199, Ciudad Autónoma de Buenos Aires (C1003ABE), República Argentina, (el “Acreedor Original” y, juntamente con aquellos otros bancos, instituciones financieras u otras entidades, locales o del exterior, que se hayan incorporado o se incorporasen en el futuro como acreedores (“lenders”) bajo el Préstamo en virtud de una cesión del mismo efectuada de conformidad con la Sección 8.07 del Contrato de Préstamo, los “Acreedores Beneficiarios”).

En adelante el Otorgante y los Acreedores Beneficiarios se denominarán conjuntamente como las “Partes”, y cada uno de ellos en forma individual como una “Parte”.

CONSIDERANDO

(I)
Que con fecha 1º de Noviembre de 2011, las Partes suscribieron un contrato de prenda de acciones (el “Contrato de Prenda”) sobre [cantidad de acciones a ser provista] acciones clase “B”, ordinarias, escriturales de su propiedad, de valor nominal $ 1 y de un voto por acción, que representan al día de la fecha el [porcentaje a ser provisto] % del capital social de Telecom Argentina S.A., una sociedad constituida en la Ciudad de Buenos Aires e inscripta en el Registro Público de Comercio (Inspección General de Justicia) con fecha 13 de julio de 1990, bajo el Nro. 4570, libro 108, tomo "A" de Sociedades Anónimas, (en adelante designada como “Telecom Argentina"), que otorgan igual porcentaje de los votos en todas las asambleas generales de Telecom Argentina (en adelante las mencionadas acciones se designarán como las “Acciones Originales”);

(II)
Que el Contrato de Prenda garantiza, entre otras obligaciones que allí se indican, las obligaciones resultantes del Contrato de Préstamo Sindicado Senior Garantizado (“Senior Secured Syndicated Credit Facility”) celebrado con fecha 25 de Octubre de 2011 entre el Otorgante como prestatario (“borrower”) y el Acreedor Original como prestamista, organizador y agente de los prestamistas, en virtud del cual el Acreedor Original puso a disposición del Otorgante, sujeto a los términos y condiciones previstos en dicho contrato, un préstamo por hasta la suma máxima de Pesos Argentinos trescientos cuarenta y un millones ($ 341.000.000) en concepto de capital (el “Préstamo”);

(III)	Que en Contrato de Préstamo y el Contrato de Prenda, sujeto al cumplimiento de las condiciones allí indicadas, se prevé la prenda acciones adicionales de Telecom Argentina;

(IV)
Que las Partes acuerdan que dichas condiciones se encuentran cumplidas y que por lo tanto corresponde el otorgamiento de una prenda adicional sobre [_______] acciones ordinarias clase B de Telecom Argentina.

EN CONSECUENCIA las Partes acuerdan celebrar la presente Addenda al Contrato de Prenda, sujeta a los términos y condiciones que se detallan a continuación:

PRIMERO: Las Partes acuerdan que los términos utilizados con mayúsculas que no hubieran sido definidos en la presente Addenda, tendrán el mismo significado y alcance que se les asigna en el Contrato de Prenda.

SEGUNDO: A fin de garantizar a todos y cada uno de los Beneficiarios el cumplimiento en tiempo y forma de todas

y cada una de las Obligaciones Garantizadas, en este acto el Otorgante, en forma adicional a las Acciones Originales prendadas bajo el Contrato de Prenda, constituye a favor de los Beneficiarios derecho real de prenda en primer grado de privilegio, en los términos del artículo 580 y siguientes del Código de Comercio de la República Argentina, sobre [___________] acciones clase “B”, ordinarias, escriturales de su propiedad, de valor nominal $ 1 y de un voto por acción, que representan al día de la fecha el [______] % del capital social de Telecom Argentina, que otorgan igual porcentaje de los votos en todas las asambleas generales de Telecom Argentina. En consecuencia, la totalidad de las acciones sujetas a la prenda otorgada bajo el Contrato de Prenda asciende a [___________] acciones clase “B”, ordinarias, escriturales de su propiedad, de valor nominal $ 1 y de un voto por acción, que representan al día de la fecha el [______] % del capital social de Telecom Argentina, que otorgan igual porcentaje de los votos en todas las asambleas generales de Telecom Argentina (en adelante las “Acciones”).

TERCERO: Las Partes acuerdan que la definición de “Acciones” bajo el Contrato de Prenda quedará sustituida por la definición de “Acciones” indicada en la cláusula precedente y que las mismas estarán sujetas al derecho real de prenda constituido mediante el Contrato de Prenda conforme a los términos y condiciones allí establecidos que no sean expresamente modificados por la presente Addenda.

CUARTO: Las Partes en este acto suscriben el correspondiente formulario conforme el artículo 35 del Decreto N° 659/74 y el artículo 43 del Reglamento Operativo de la Caja de Valores S.A. a efectos de que Caja de Valores S.A. inscriba la prenda en los registros pertinentes.

QUINTO: Las Partes acuerdan que en todo lo que no haya sido expresamente modificado por la presente Addenda, se mantienen todas las cláusulas, términos y condiciones del Contrato de Prenda, los que son de plena validez y vigencia ente las Partes.

En prueba de conformidad, en el lugar y fecha indicados en el encabezamiento del presente, se firman 3 (tres) ejemplares de un mismo tenor y a un solo efecto.

EXHIBIT F - FORM OF NORTEL ADSS PLEDGE

CONTRATO DE PRENDA DE AMERICAN DEPOSITARY SHARES

El presente contrato de prenda de acciones (el “Contrato”) se celebra en la Ciudad Autónoma de Buenos Aires, República Argentina, a los 25 días del mes de octubre de 2011, entre:

(A) INVERSIONES MILANO S.A. (en trámite de cambio de denominación por Tierra Argentea S.A.), una sociedad anónima constituida de conformidad con las leyes de la República Argentina, inscripta ante el Registro Público de Comercio de la Ciudad Autónoma de Buenos Aires (Inspección General de Justicia) el 20 de julio de 2011, bajo el Número 14.382, Libro 55, Tomo “A” de Sociedades Anónimas, domiciliada a los efectos del presente Contrato en Av. Eduardo Madero, N° 900, Piso 26, Ciudad Autónoma de Buenos Aires, República Argentina (el “Otorgante”); y

(B) BBVA BANCO FRANCÉS S.A., una entidad financiera constituida de conformidad con las leyes de la República Argentina, domiciliada a los efectos del presente Contrato en Reconquista 199, Ciudad Autónoma de Buenos Aires (C1003ABE), República Argentina, en su carácter de acreedor garantizado en virtud de su calidad de acreedor (“lender”), organizador (“arranger”) y agente de los prestamistas (“agent”) bajo el Contrato de Préstamo (tal como se define más adelante) agente de la garantía bajo este Contrato (el “Acreedor Original” y, juntamente con aquellos otros bancos, instituciones financieras u otras entidades, locales o del exterior, que en el futuro se incorporasen como acreedores (“lenders”) bajo el Préstamo –(tal como se define más adelante) en virtud de una cesión del mismo efectuada de conformidad con la Sección 8.07 del Contrato de Préstamo, los “Acreedores Beneficiarios”).

En adelante el Otorgante y los Acreedores Beneficiarios se denominarán conjuntamente como las “Partes”, y cada uno de ellos en forma individual como una “Parte”.

CONSIDERANDO:

(1)
Que, con fecha 25 de Octubre de 2011, el Otorgante como prestatario (“borrower”) y el Acreedor Original como prestamista, organizador y agente de los prestamistas han celebrado un Contrato de Préstamo Sindicado Senior Garantizado (“Senior Secured Syndicated Credit Facility”) (el “Contrato de Préstamo”), en virtud del cual el Acreedor Original puso a disposición del Otorgante, sujeto a los términos y condiciones previstos en dicho contrato, un préstamo por hasta la suma máxima de Pesos Argentinos trescientos cuarenta y un millones ($ 341.000.000) en concepto de capital (el “Préstamo”);

(2)
Que el Acreedor Original ha considerado como condición esencial para el otorgamiento del Contrato de Préstamo, y a los fines de garantizar el fiel y puntual cumplimiento de todas y cada una de las Obligaciones Garantizadas (tal como se define más adelante), y sin perjuicio del otorgamiento de otras garantías por parte del Otorgante y/o de cualquier tercero, y de la plena responsabilidad del Otorgante para con los Beneficiarios (según se define más adelante) bajo los términos del Contrato de Préstamo, que el Otorgante otorgue una prenda en primer grado de privilegio en favor de: (i) los Acreedores Beneficiarios, y (ii) el Agente de la Garantía en forma individual (este último, en su carácter de beneficiario de dicha prenda en relación con los honorarios, indemnizaciones, costos, gastos y/o cualquier otra suma adeudada al mismo en virtud del Contrato de Préstamo y/o el presente Contrato, el “Beneficiario Adicional” y, en forma conjunta con los Acreedores Beneficiarios, los “Beneficiarios”), sobre 2.351.752 American Depositary Shares — ADS— (en adelante los mencionados ADS se designarán como las “Acciones”) representativos de 117.588 Acciones Preferidas Clase “B”, que representan al día de la fecha el 1,63 % del capital social de Nortel Inversora S.A., una sociedad constituida en la Ciudad de Buenos Aires e inscripta en el Registro Público de Comercio (Inspección General de Justicia) con fecha 31 de octubre de 1990, bajo el Nro. 8025, libro 108, tomo “A” de Sociedades Anónimas, (en adelante designada como “Nortel Argentina"), que actualmente se encuentran sujetas a depósito colectivo en Caja de Valores S.A. bajo la especie 06840, y —sujeto a las condiciones previstas en la presente— sobre determinados importes relacionados con dichas Acciones, los cuales se individualizan más adelante;

(3)	Que, a los efectos de la constitución y perfeccionamiento de la prenda sobre las Acciones, las Acciones

Adicionales y los Importes Prendados (conforme estos dos últimos términos se definen más adelante), de su conservación y administración y de su eventual ejecución en beneficio de los Beneficiarios, se ha designado a BBVA Banco Francés S.A. para que actúe en calidad de agente de la garantía con relación a la Prenda (conforme se lo define más adelante), designación que es consentida por el Otorgante mediante la suscripción de este Contrato; y

(4)
Que BBVA Banco Francés S.A. acepta actuar como Agente de la Garantía (conforme este término se define más adelante), de conformidad con los términos y condiciones que se describen en el presente Contrato.

POR TODO ELLO, las Partes han resuelto suscribir el presente Contrato, el cual se regirá por los términos y condiciones que se describen seguidamente:

ARTICULO 1. PRENDA. CONSTITUCIÓN E INSCRIPCIÓN.

1.1. A fin de garantizar a todos y cada uno de los Beneficiarios el cumplimiento en tiempo y forma de (i) todas y cada una de las obligaciones de pago asumidas por el Otorgante frente a todos y cada uno de los Beneficiarios resultantes del Contrato de Préstamo y los restantes documentos definidos en el Contrato de Préstamo como “Transaction Documents” (los “Documentos de la Transacción”), incluyendo sin limitación el pago de capital por hasta la suma de Pesos Argentinos trescientos cuarenta y un millones ($ 341.000.000), intereses compensatorios, intereses punitorios, obligaciones de reembolso, comisiones, honorarios (incluyendo, sin limitación, honorarios legales), costos, gastos, mayores costos, indemnizaciones y demás cargos y compromisos de pago de cualquier otra índole (incluyendo las sumas que resulten exigibles por haberse producido una aceleración y/o caducidad de plazos), ya sean dichas obligaciones directas o indirectas, simples o condicionales, vencidas o pendientes de vencimiento, presentes o futuras; así como también y siempre que no implique duplicación con lo establecido en el apartado (i) precedente, (ii) el pago de todas las sumas adeudadas y/o a ser adeudadas por el Otorgante en virtud de los pagarés emitidos y/o a ser emitidos por el Otorgante de conformidad con los términos del Contrato de Préstamo, dejándose constancia de que dichos pagarés se encuentran comprendidos dentro del concepto de “Documentos de la Transacción”; y (iii) todas y cada una de las obligaciones asumidas por el Otorgante bajo el presente Contrato, el cual también se encuentra comprendido dentro del concepto de “Documentos de la Transacción” (las obligaciones referidas en los apartados (i), (ii) y (iii) precedentes, las “Obligaciones Garantizadas”), en este acto el Otorgante constituye a favor de los Beneficiarios derecho real de prenda en primer grado de privilegio, en los términos del artículo 580 y siguientes del Código de Comercio de la República Argentina, sobre las Acciones, las Acciones Adicionales y los Importes Prendados (la “Prenda”), dejándose constancia que a todo evento en este acto se designa al Agente de la Garantía, y éste acepta desempeñarse, como tenedor en interés de los Beneficiarios (en los términos del artículo 3207 del Código Civil de la República Argentina) de las Acciones, las Acciones Adicionales y los Importes Prendados.

1.2. Queda expresamente establecido que el término “Obligaciones Garantizadas” comprenderá todas y cualesquiera obligaciones que puedan surgir como consecuencia de cualquier clase de refinanciación, reestructuración, novación o modificación de cualquiera de las obligaciones asumidas por el Otorgante frente a los Beneficiarios bajo el Contrato de Préstamo y los restantes Documentos de la Transacción.

1.3. Una copia certificada por escribano público del Contrato de Préstamo, en idioma inglés, se agrega al presente como Anexo I teniéndose por incorporado al presente Contrato por referencia y formando parte integrante del presente Contrato a todos los efectos que pudieran corresponder.

1.4. A todos los efectos legales que correspondan y a fin de dar cumplimiento a lo prescripto por el artículo 215, primer párrafo, de la Ley de Sociedades Comerciales Nº 19.550 y sus modificatorias (la “LSC”), el Otorgante y el Acreedor Original en este acto suscriben el correspondiente formulario conforme el artículo 35 del Decreto N° 659/74 y el artículo 43 del Reglamento Operativo de la Caja de Valores S.A. (el “Reglamento Operativo”) a efectos de que Caja de Valores S.A. inscriba la prenda en los registros pertinentes. Asimismo, las Partes designan de común acuerdo como depositante a BBVA Banco Francés S.A., con domicilio en Reconquista 199, Ciudad de Buenos Aires (C1003ABE), República Argentina (en adelante el “Depositante”), quien en este acto registra la totalidad de las referidas acciones que por este Contrato se prendan en una cuenta comitente abierta para tal fin a nombre del Otorgante. Las Partes acuerdan que el BBVA Banco Francés S.A. permanecerá como depositante durante toda la vigencia de la Prenda, salvo que sea necesaria la designación de un nuevo depositante a los fines de la ejecución de la Prenda conforme lo dispuesto en el artículo 8 del Contrato. En caso que por la causa que fuera

BBVA Banco Francés S.A. dejare de ser Agente de la Garantía, los Beneficiarios (conforme las mayorías fijadas en el Contrato de Préstamo) designarán un nuevo depositante.

1.5. Por el presente los Beneficiarios designan al Acreedor Originario a los efectos de la presente Prenda, para que actúe como agente de la garantía en beneficio de todos y cada uno de los Beneficiarios, representando a los Beneficiarios a efectos del cumplimiento de los actos previstos en el presente Contrato (en adelante el “Agente de la Garantía”). El Agente de la Garantía por la presente acepta su designación como agente de la garantía bajo la Prenda y se obliga a ejercer los derechos y facultades emergentes de dicha garantía de acuerdo a los términos y condiciones establecidos en el presente Contrato.

1.6. El Agente de la Garantía, de conformidad con el Artículo 10 del presente Contrato, ejercerá los derechos y facultades que surgen de la Prenda hasta el momento en que dicha garantía sea liberada de conformidad con las disposiciones del presente Contrato.

1.7 La Prenda constituida en virtud del presente Contrato (i) no transferirá, afectará, extinguirá, cancelará, novará ni de ninguna otra manera modificará las obligaciones y responsabilidades del Otorgante en virtud de, y/o de cualquier manera relacionadas con el Contrato de Préstamo y/o los restantes Documentos de la Transacción, y el Otorgante seguirá siendo responsable frente a los Beneficiarios con todos y cada uno de los bienes que conforman su patrimonio por el fiel y puntual cumplimiento de todas y cada una de las Obligaciones Garantizadas y por las demás obligaciones que pudieran surgir del referido Contrato de Préstamo y/o los restantes Documentos de la Transacción, y (ii) no sujetarán al Agente de la Garantía ni a los Beneficiarios a ninguna responsabilidad ni obligación que el Otorgante tiene o pudiera tener frente a cualquier tercero o en virtud de las Acciones, las Acciones Adicionales y los Importes Prendados.

1.8. La finalidad del presente Contrato es garantizar el debido cumplimiento de las Obligaciones Garantizadas; en tal sentido el presente Contrato y la Prenda constituida en virtud del mismo (i) no implicarán ningún tipo de extinción, novación o modificación de cualquier modo de las Obligaciones Garantizadas, (ii) no limitarán de manera alguna la plena responsabilidad del Otorgante para con los Beneficiarios, y (iii) no implicarán el pago en especie de las Obligaciones Garantizadas o la extinción de las mismas bajo ningún concepto. Por el contrario, todas y cada una de las Obligaciones Garantizadas subsisten con plena vigencia y validez hasta el momento de su efectivo cumplimiento o pago, teniendo el presente Contrato y la Prenda el carácter de meros accesorios de garantía respecto de las mismas.

1.9. El presente Contrato y la Prenda: (i) mantendrán su plena vigencia y validez aún cuando ocurriere cualquier cambio en el plazo, modalidad, forma y/o lugar de pago de todas y/o cualquiera de las Obligaciones Garantizadas, (ii) mantendrán su plena vigencia en el supuesto de que cualquier Beneficiario cediere y/o transmitiere a un tercero, en los términos del Contrato de Préstamo, la totalidad o una parte de sus derechos bajo las Obligaciones Garantizadas, transferencia que no implicará ni deberá ser interpretada como una novación de deuda por sustitución de acreedor, y (iii) recuperarán su plena vigencia y validez en el caso que, en cualquier momento y por cualquier circunstancia, el pago total o parcial recibido por cualquier Beneficiario bajo las Obligaciones Garantizadas debiera ser devuelto por dicho Beneficiario al Otorgante y/o a cualquier otra persona y/o entidad con motivo de la insolvencia o por cualquier otra causa que afectare a cualquiera de las mismas o por cualquier otra causa en la medida permitida por la ley concursal argentina.

1.10. Las Partes expresamente acuerdan que si, debido a las circunstancias del caso, y sin perjuicio de las disposiciones y acuerdos del presente, se considerase que ha existido una novación, la Prenda permanecerá en plena vigencia, dado el hecho que los Beneficiarios en virtud del presente efectúan reserva expresa a tal efecto, de conformidad con los Artículos 803 y concordantes del Código Civil de la República Argentina.

1.11. En caso que no se efectuase ningún desembolso del Préstamo por cualquier motivo que fuese, el presente Contrato quedará extinguido de pleno derecho, debiendo el Agente de la Garantía y los Beneficiarios arbitrar en forma inmediata y sin necesidad de interpelación alguna todos los actos necesarios para levantar la Prenda y liberar las Acciones.

ARTICULO 2. EXTENSIÓN DE LA PRENDA. EJERCICIO DE LOS DERECHOS POLITICOS SOBRE LAS ACCIONES PRENDADAS.

2.1. La Prenda se extiende además a:

(i) cualquiera de los otros ADS y títulos que el Otorgante tenga derecho a recibir en la medida en que sean directamente derivadas de las Acciones que fueren emitidas durante el plazo de vigencia de la Prenda, y sólo en la medida que fuesen necesarias para mantener la proporcionalidad de las Acciones prendadas con respecto al capital social de Nortel Inversora, ya sea por canje, reajuste, suscripción de capital, ejercicio del derecho de preferencia, capitalización de aportes irrevocables, reservas, revalúos u otras distribuciones de acciones liberadas (incluyendo las acciones liberadas correspondientes al saldo de las cuentas del patrimonio neto de “ajuste de capital” y/o “saldo de revalúo contable” y/o similares que permitan la emisión de acciones liberadas en los términos del artículo 189 de la LSC), por fusión o escisión de Nortel Inversora, por una nueva emisión de acciones en reemplazo de las acciones de Nortel Inversora que están representadas por los ADS sujetos a la Prenda por haberse considerado viciada la emisión original por cualquier motivo, por cualquier otro mecanismo que involucre cualquier forma de reestructuración societaria o una transformación de Nortel Inversora, y/o por cualquier otra causa o circunstancia, por la cual correspondan a las Acciones la entrega de tales ADS adicionales, siendo la enumeración expuesta meramente ejemplificativa (todos dichos ADS y títulos, las “Acciones Adicionales”); de conformidad con lo dispuesto en el presente Contrato, las Acciones Adicionales se mantendrán en Prenda de conformidad con lo dispuesto en el Artículo 1 anterior, y deberán ser registradas por ante Caja de Valores S.A. y/o el depositario que corresponda en el registro pertinente, todo ello conforme con los términos del artículo 43 del Reglamento Operativo. Por lo tanto, el Otorgante se obliga a suscribir los documentos necesarios y presentar, de corresponder, por intermedio del Depositante, ante Caja de Valores S.A. y/o el depositario que corresponda dichos documentos para que las entidades correspondientes procedan a la registración de la Prenda sobre las Acciones Adicionales a favor de los Beneficiarios en los registros pertinentes, de conformidad con el artículo 43 del Reglamento Operativo y demás normativa que sea aplicable a la registración. Dentro del plazo de 10 Días Hábiles de emitidas las Acciones Adicionales el Otorgante deberá entregar a su vez al Agente de la Garantía las constancias pertinentes que acrediten tal registración, a satisfacción del Agente de la Garantía;

(ii) cualquier monto o importe pagadero y/o que sea entregado al Otorgante en virtud de cualquier reducción y/o reintegración de capital social, rescate, amortización y/o reembolso total o parcial de las Acciones y/o de las Acciones Adicionales, o liquidación de Nortel Inversora, que tuviere lugar durante la vigencia de la Prenda; y

(iii) cualquier monto o importe pagadero y/o entregado al Otorgante en virtud de cualquier pago de dividendos en efectivo que realice Nortel Inversora con respecto a las Acciones y/o a las Acciones Adicionales durante la vigencia de la Prenda (los “Dividendos” y conjuntamente con los montos e importes contemplados en el apartado (ii)  inmediato precedente, serán designados como los “Importes Prendados”).

A los fines del presente Contrato, se entenderá por “Día Hábil” aquel día en el cual se desarrolle actividad bancaria y/o cambiaria en la plaza de la Ciudad Autónoma de Buenos Aires.

Se deja expresamente aclarado que, salvo en el supuesto que ocurra un Evento de Incumplimiento (conforme se lo define más adelante) en cuyo caso se procederá de conformidad con lo dispuesto en el Artículo 7 de este Contrato, de conformidad con lo previsto en el art. 219 de la Ley N° 19.550 los Dividendos prendados bajo este Artículo 2.1. (iii) son de propiedad del Otorgante, y los mismos serán entregados al Otorgante en la forma y bajo las condiciones previstas por el Artículo 7 del presente Contrato.

2.2. La incorporación al régimen de Prenda establecida por medio del presente Contrato, de las Acciones Adicionales y de los Importes Prendados operará automáticamente y de pleno derecho. En consecuencia, a tales efectos no resultará necesaria la celebración, suscripción o realización de ningún otro acto, contrato, documento o trámite, con excepción de las formalidades, inscripciones y demás actos requeridos a tal efecto por este Contrato y/o la normativa aplicable, los cuales, de ser necesarios, serán realizados, a requerimiento del Agente de la Garantía, inmediatamente por el Otorgante y los Beneficiarios, conjuntamente.

2.3. Las Partes acuerdan expresamente que, durante la vigencia de la Prenda y en caso de corresponder de acuerdo a lo establecido en los términos y condiciones de emisión de las acciones preferidas clase B de Nortel Argentina, el derecho de voto y demás derechos políticos correspondientes a las Acciones y a las Acciones Adicionales será ejercido por el Otorgante, a cuyo efecto el Depositante deberá expedir al Otorgante los certificados correspondientes previstos por la legislación aplicable en caso que el Otorgante los necesite para ejercer el derecho de voto y demás derechos políticos en los casos previstos en los términos y condiciones de emisión de las acciones preferidas clase B de Nortel Argentina, ello salvo en caso que el Agente de la Garantía, conforme instrucciones recibidas de la mayoría de los Beneficiarios declarare la existencia de un Evento de Incumplimiento (conforme este término es definido en el Artículo 7), en cuyo caso el Agente de la Garantía –actuando según las instrucciones de los Beneficiarios– mediante la sola notificación fehaciente de tal circunstancia al Otorgante tendrá, en caso de corresponder de acuerdo a lo establecido en los términos y condiciones de emisión de las acciones preferidas clase B de Nortel Argentina, el derecho de voto y demás derechos políticos que pudieran corresponder a las Acciones y a las Acciones Adicionales, los cuales serán ejercidos o dejados de ejercer por el mismo hasta tanto dicho Evento de Incumplimiento haya sido subsanado de conformidad con el presente Contrato o el Contrato de Préstamo, según corresponda. Asimismo, queda entendido que para acreditar la calidad de mandatario ante Nortel Inversora y poder ejercer los derechos políticos derivados de las Acciones y las Acciones Adicionales, el Agente de la Garantía, de ser permitido por la legislación aplicable, podrá esgrimir el presente Contrato, el que será considerado suficiente como mandato amplio para que por sí o a través de quien ésta designe se ejerzan los derechos de voto derivados de las Acciones y las Acciones Adicionales en las asambleas ordinarias o extraordinarias, generales o especiales que celebre Nortel Inversora.

ARTICULO 3. PROHIBICION DE LIBERACIONES PARCIALES. INCORPORACIÓN DE ACCIONES A LA PRENDA. DERECHOS DE SUSCRIPCION Y DE ACREECER SOBRE LAS ACCIONES.

3.1. Salvo por lo establecido en el Contrato de Préstamo, especialmente en la sección 5.03 (a) de dicho Contrato de Préstamo, en ningún caso estará permitido al Otorgante solicitar o efectuar liberaciones totales o parciales de la Prenda sobre las Acciones, las Acciones Adicionales y/o los Importes Prendados correspondientes. En caso en que procediera la liberación parcial de la Prenda de conformidad con lo establecido en el Contrato de Préstamo, el Otorgante asumirá todos los costos, gastos (incluyendo honorarios razonables de abogados) e impuestos y tasas de cualquier clase que sean aplicables derivados de esa liberación parcial.

3.2. En cumplimiento de lo establecido en el Contrato de Préstamo, las Partes acuerdan que en caso de requerirse la prenda adicional de ADS adicionales emitidos por Nortel Inversora suscribirán un documento en términos sustanciales al que se adjunta como Anexo II al presente y llevarán a cabo todos los actos necesarios para perfeccionar y registrar la prenda en Caja de Valores S.A. y/o ante cualquier otro depositario, de conformidad con el Reglamento Operativo y/o la reglamentación que sea aplicable a ese depositario. Las acciones adicionales que se prenden de conformidad con lo expuesto se consideraran incluidas bajo la definición de Acciones y dicha prenda estará sujeta a los términos y condiciones del presente Contrato.

3.3. Para todos los casos en que, durante la vigencia de la Prenda, sea procedente y legalmente viable el ejercicio por parte del Otorgante del derecho de suscripción preferente y de acrecer (previstos en el artículo 194 y concordantes de la LSC) correspondiente a las Acciones y a las Acciones Adicionales, el Otorgante podrá optar entre ejercer íntegramente dichos derechos en debido tiempo y forma o vender los cupones que otorguen dichos derechos, quedando el importe de su venta también indisponible de conformidad a lo establecido en el artículo 43 del Reglamento Operativo y/o en la legislación que fuera aplicable. La falta de ejercicio o venta de dichos derechos en debido tiempo y forma constituirá un Evento de Incumplimiento.

3.4. El Otorgante se obliga a, en caso de corresponderle el derecho a voto, no votar la limitación o suspensión del derecho de suscripción preferente y de acrecer sobre dichas acciones.

ARTICULO 4. ACTOS EN DEFENSA DE LA PRENDA.

4.1. El Otorgante se compromete, en cualquier momento que el Agente de la Garantía y/o cualquiera de los Beneficiarios lo requiriese razonable y fundadamente, y asumiendo el Otorgante los gastos que correspondan, a suscribir y entregar inmediatamente al Agente de la Garantía, y a ejecutar, registrar, presentar y/o inscribir, cualquier otro contrato, instrumento, información y/o documento, y/o a realizar cualquier otro acto, trámite, presentación, gestión y/o reclamo ante cualquier autoridad gubernamental, organismo público o privado, registro, agencia, departamento o persona, del país o del exterior, y/o a realizar o ejecutar cualesquiera otros actos (incluyendo actos societarios), que razonablemente fuera necesario o conveniente, a razonable criterio del Agente de la Garantía y/o el Beneficiario requirente, para (i) constituir y perfeccionar la Prenda instrumentada bajo el presente Contrato, y/o (ii) otorgar, asegurar

y/o proteger la existencia, validez, oponibilidad y/o eficacia de la Prenda, así como también cualquier preferencia y/o garantía constituida bajo el presente Contrato, y/o (iii) facilitar y permitir al Agente de la Garantía y/o a los Beneficiarios el ejercicio de todos los derechos que se les confieren bajo el presente Contrato y la realización de la Prenda y/o de los activos y/o derechos por ellas garantizados (incluyendo, sin limitación, la ejecución del procedimiento de Venta (tal como se define más adelante) de los Bienes a Ejecutar (conforme este término se define más adelante), y el ejercicio de los derechos del Agente de la Garantía y de los Beneficiarios conforme al Artículo 8 del presente), tales como la realización de cualquier tipo de notificaciones, la suscripción, otorgamiento y entrega de cualesquiera documentos requeridos por la LSC y/o cualquier otra ley aplicable a los fines del registro de la transferencia de la propiedad de las Acciones y/o las Acciones Adicionales como consecuencia de la Venta de los Bienes a Ejecutar, el asiento de registros en el Registro de Acciones llevado por la entidad correspondiente y en cualquier otro libro social y/o instrumento que sea necesario a tal fin, y la entrega de la información y/o documentación que sea necesaria en caso de ejecución de la Prenda. Asimismo, si el Agente de la Garantía renunciara o fuera removido como Agente según lo establecido en el Contrato de Préstamo, el Otorgante se obliga, a su costa, a suscribir todos los documentos, instrumentos y notificaciones y realizar todos los actos que fueran necesarios a fin de reflejar el reemplazo del Agente de la Garantía por el Agente sucesor, debiendo asimismo abonar todos los tributos, gravámenes o aranceles que correspondan en virtud de la sustitución del Agente de la Garantía, de conformidad con lo establecido en el Contrato de Préstamo.

4.2. En el supuesto que el Otorgante no cumpliera con cualquiera de los compromisos asumidos en el presente Contrato (incluyendo, sin limitación, en virtud del Artículo 4.1. precedente), el Agente de la Garantía podrá, previa intimación por escrito al Otorgante, cumplir dichos compromisos por sí, o a través de un tercero, a costa del Otorgante, o bien exigir judicialmente el cumplimiento de dicho compromiso.

4.3. Queda expresamente establecido que todas las facultades y derechos que se le otorgan al Agente de la Garantía bajo el presente Contrato son otorgadas exclusivamente a los fines de proteger la Prenda otorgada en beneficio de los Beneficiarios, no debiendo entenderse ni interpretarse que el Agente de la Garantía tendrá obligación alguna frente al Otorgante de ejercer o dejar de ejercer dichos derechos y facultades, quedando expresamente establecido que el no ejercicio de cualquiera de los derechos o facultades en cabeza del Agente de la Garantía no importará renuncia o dispensa de cumplimiento por parte del mismo.

ARTICULO 5. DECLARACIONES Y GARANTIAS DEL OTORGANTE.

5.1. El Otorgante manifiesta y declara que las Acciones se encuentran a la fecha del presente, y las Acciones Adicionales se encontrarán al momento de su suscripción, totalmente integradas; las Acciones han sido, y hará sus mejores esfuerzos para que las Acciones Adicionales sean al momento de su suscripción, válidamente emitidas. No obstante ello, y a todo evento, el Otorgante asume irrevocablemente la obligación de indemnizar al Agente de la Garantía y a los Beneficiarios, para el evento que cualquiera de los mismos, a fin de evitar el procedimiento previsto en el artículo 193 de la LSC, abonen cualquier cuota de integración correspondiente a las Acciones y/o a las Acciones Adicionales que estuviere impaga.

5.2.  Asimismo, el Otorgante manifiesta y garantiza al Agente de la Garantía y a los Beneficiarios:

(i) Que el Otorgante es y será en todo momento (salvo las Acciones que sean liberadas de la Prenda de acuerdo a lo previsto en el Contrato de Préstamo) el único y exclusivo titular de las Acciones, contando con título pleno y perfecto sobre las mismas, y que no tiene conocimiento de la existencia de reclamo, demanda o juicio alguno de cualquier tercero alegando derechos de cualquier tipo o especie sobre las Acciones o la invalidez de la Prenda; y
(ii)  Que las Acciones han sido válidamente emitidas y representan el 1,63 % del capital social de Nortel Inversora ; y
(iii)  Que las Acciones son y serán en todo momento de libre disponibilidad del Otorgante; y
(iv) Que el Otorgante a la fecha de celebración de este Contrato ha cancelado totalmente el precio de adquisición de las Acciones; y
(v) Que el Otorgante, con excepción de lo dispuesto en el presente Contrato, no ha cedido, gravado, transferido o de algún otro modo afectado la disponibilidad de las Acciones, las cuales se encuentran y, con excepción de la Prenda, se encontrarán en todo momento libres de derechos reales o personales, embargos, inhibiciones o privilegios en favor de terceros, y de todo otro gravamen o restricción legal, contractual o de cualquier otra naturaleza, o impedimento, que restrinja y/o impida y/o limite y/o de cualquier otro modo dificulte o menoscabe la Prenda constituida en virtud del presente Contrato, el perfeccionamiento de la Prenda y/o el ejercicio pleno, pacífico y efectivo por parte del Agente de la Garantía y/o de los Beneficiarios de cualquiera de sus respectivas facultades, privilegios, atribuciones, derechos, títulos y/o intereses bajo el presente Contrato, o que de cualquier otra forma pudiere afectar los derechos otorgados al Agente de la Garantía y/o a los Beneficiarios en virtud de este Contrato; y
(vi) Que la Prenda constituye un acto y negocio jurídico que el Otorgante está legal y estatutariamente capacitado y autorizado a realizar, y crea derechos válidos de preferencia en primer grado de privilegio en beneficio de los Beneficiarios; y
(vii) Que el Contrato constituye una obligación válida y vinculante del Otorgante legalmente ejecutable de conformidad con sus términos y condiciones, y la Prenda goza del privilegio y preferencia que en el presente se expresan; y
(viii) Que la Prenda ha sido efectuada cumpliendo con todas las aprobaciones societarias necesarias del Otorgante, sin violación de disposición legal, estatutaria, asamblearia o contractual alguna; y
(ix) Que la celebración y cumplimiento del presente Contrato (a) no violan ni violarán ningún acuerdo del cual el Otorgante es o fuera parte, o por el cual cualquiera de sus activos estuvieran obligados, (b) con excepción de lo dispuesto en este Contrato, no resultan ni resultarán en la existencia, ni obligan ni obligarán al Otorgante a constituir ningún gravamen sobre cualquiera de sus bienes, y (c) no violan, ni violarán por efecto de alguna acción u omisión del Otorgante ninguna norma o ley aplicable a la que el Otorgante o cualquiera de sus activos estuvieren sujetos; y
(x) Que ningún consentimiento, autorización, aprobación, notificación, presentación ni cualquier otra acción de cualquier persona de derecho privado o público (incluyendo, sin limitación, cualquier autoridad gubernamental) es requerida a los fines de (a) la constitución, perfeccionamiento y/o cumplimiento y/o ejecución de la Prenda, y/o (b) al leal saber y entender del Otorgante, el ejercicio por parte del Agente de la Garantía y/o los Beneficiarios de todos sus derechos contemplados bajo el presente Contrato, con excepción de la inscripción de la Prenda por ante Caja de Valores S.A. y su registración en el registro respectivo; y
(xi) Que más allá de lo establecido en el presente Contrato y limitado exclusivamente a la legislación argentina, no existe ninguna otra condición precedente que sea necesaria cumplir a los fines de la constitución y perfeccionamiento de la Prenda; y, una vez efectuada por el Depositante la inscripción de la Prenda ante Caja de Valores S.A. conforme al Artículo 43 del Reglamento Operativo, se habrá cumplido con todas las formalidades necesarias para la oponibilidad de la Prenda frente a terceros en la República Argentina; y
(xii) Que el Otorgante no se halla en situación de incumplimiento bajo ningún acuerdo, contrato, orden, resolución o requerimiento, judicial o extrajudicial, que pudiera afectar la Prenda y/o, al leal saber y entender del Otorgante, cualquiera de los derechos del Agente de la Garantía y/o de los Beneficiarios bajo este Contrato; y
(xiii) Que el Otorgante se encuentra en cumplimiento de todas y cada una de las obligaciones a su cargo emergentes de las leyes aplicables, reglamentaciones y restante normativa relacionada con, y/o de cualquier forma vinculada a, las Acciones, las Acciones Adicionales y los Importes Prendados, con excepción de aquellos incumplimientos que no afecten en forma materialmente adversa la Prenda.

5.3. El Otorgante reconoce que los Beneficiarios han suscripto dicho acuerdo sobre la base de la veracidad y corrección de todas y cada una de las declaraciones, manifestaciones y garantías del Otorgante en el presente Contrato.

ARTICULO 6. OBLIGACIONES DEL OTORGANTE.

6.1. El Otorgante se obliga por el presente Contrato a no gravar, vender, transferir, ceder o de algún otro modo disponer, y a no permitir, en cuanto esté a su alcance, que por cualquier causa o circunstancia se graven, vendan, transfieran, cedan o de algún otro modo dispongan, las Acciones, las Acciones Adicionales, los Importes Prendados, y a hacer lo que razonablemente esté a su alcance para evitar la existencia de gravámenes o medidas cautelares respecto de las Acciones, las Acciones Adicionales, los Importes Prendados, ni disponer o permitir que cualquiera de los mismos estén sujetos a cualquier restricción o modificación. Se excluye de lo anteriormente dispuesto aquellos gravámenes y/o transferencias y/o cesiones realizados de acuerdo a lo establecido en el presente Contrato.

6.2.  Mientras el presente Contrato se mantenga vigente, el Otorgante se obliga y compromete a:

(i) No tomar ni omitir tomar ninguna medida que, inmediatamente después de esa medida u omisión, o como su probable consecuencia, pudiera (a) resultar en el deterioro de cualquiera de los derechos otorgados en el presente Contrato a favor de los Beneficiarios y/o el Agente de la Garantía, (b) afectar la existencia, plena vigencia, validez, oponibilidad, eficacia, integridad y/o el valor patrimonial de la Prenda; y

(ii) Cumplir, completa y oportunamente, con todas y cada una de las obligaciones a su cargo y demás acciones pertinentes y razonables que fueren necesarias a efectos de proteger la existencia y ejercicio pacífico de los derechos del Agente de la Garantía y los Beneficiarios bajo el presente, incluyendo, sin carácter limitativo (a) cumplir con todas y cada una de las obligaciones a su cargo emergentes de las leyes aplicables, reglamentaciones y restante normativa relacionada con, y/o de cualquier otra forma vinculada a, las Acciones, las Acciones Adicionales y los Importes Prendados, y (b) hacer lo que esté a su alcance para levantar en el menor tiempo posible dentro de los plazos procesales aplicables, todo tipo de medidas cautelares y embargos que pudieran afectar los derechos de los Beneficiarios y/o del Agente de la Garantía bajo el presente Contrato, sin perjuicio de lo cual los Benenficiarios y/o el Agente de la Garantía quedan habilitados para plantear su “tercería de mejor derecho” al efecto; y

(iii) Tomar y adoptar, pronta y diligentemente, todas las medidas que jurídicamente correspondan que le fueran razonablemente solicitadas por el Agente de la Garantía y/o cualquier Beneficiario (incluyendo, sin limitación, la realización de toda clase de reclamos, pedidos, requerimientos e intimaciones, la interposición de toda clase de acciones (incluyendo medidas cautelares), la adopción de procedimientos y la toma de todas las medidas que pudieran corresponder conforme a derecho) a efectos de (a) proteger las Acciones y las Acciones Adicionales, y/o (b) evitar que las Acciones o las Acciones Adicionales se vean afectadas o disminuidas de cualquier forma. No obstante lo anterior, el Agente de la Garantía tendrá el derecho de ejercer y adoptar por sí mismo todas las medidas referidas precedentemente para el caso que entendiere, y limitado exclusivamente a tales efectos, que las Acciones, las Acciones Adicionales y/o los Importes Prendados no estén siendo adecuadamente protegidos por el Otorgante, o que los mismos pueden verse afectados o disminuidos de cualquier forma, o que el Agente de la Garantía y/o los Beneficiarios pueden sufrir algún perjuicio como consecuencia del presente Contrato, corriendo todos los gastos y costos que se originen como consecuencia de la adopción de dichas medidas por cuenta del Otorgante; y

(iv) No prestar su consentimiento para, ni realizar ningún acto, renuncia o incurrir en una omisión que de alguna manera tuvieran o pudieran previsiblemente tener un efecto sustancialmente adverso sobre el derecho del Otorgante de otorgar la Prenda; y

(v) Suministrar al Agente de la Garantía, dentro de los diez (10) Días Hábiles de serle razonablemente requerido por este último, toda y cualquier clase de información pertinente e informes que se hallen en su poder referentes a cualquier aspecto relativo a las Acciones y/o a las Acciones Adicionales, salvo que impliquen violar obligaciones de confidencialidad hacia terceros, o la normativa argentina; y

(vi) Dar aviso en forma inmediata al Agente de la Garantía, y entregarle una copia, de cualquier notificación o intimación que el otorgante recibiere por cualquier concepto en relación con las Acciones y/o las Acciones Adicionales a efectos de que el Agente de la Garantía, conforme las disposiciones del presente Contrato, pueda tomar con suficiente anticipación todas las medidas conducentes para una adecuada protección de los derechos de los Beneficiarios y/o del Agente de la Garantía en virtud, y conforme las disposiciones, del presente Contrato, del Contrato de Préstamo y/o los restantes Documentos de la Transacción; y

(vii) Dar aviso en forma inmediata al Agente de la Garantía de la ocurrencia de cualquier hecho o acto que pudiera afectar adversamente la ejecutabilidad de la Prenda y/o los derechos del Agente de la Garantía y/o de los Beneficiarios bajo el presente Contrato, el Contrato de Préstamo y los restantes Documentos de la Transacción, a efectos de que el Agente de la Garantía, conforme las disposiciones del presente Contrato, pueda tomar con suficiente anticipación todas las medidas conducentes para una adecuada protección de los derechos de los Beneficiarios y/o del Agente de la Garantía en virtud, y conforme las disposiciones, del presente Contrato, del Contrato de Préstamo y/o los restantes Documentos de la Transacción: y

(viii) Asegurar que no existan limitaciones ni restricciones bajo cualquier contrato, documento, instrumento o relación jurídica relativos a las Acciones, las Acciones Adicionales que restrinjan o limiten la capacidad del Otorgante de otorgar la Prenda.

6.3. El Otorgante reconoce que los Beneficiarios han acordado suscribir el presente Contrato sobre la base del compromiso del Otorgante de cumplir con todas y cada una de sus respectivas obligaciones bajo el presente Contrato.

6.4. El incumplimiento de cualquiera de las obligaciones del Otorgante bajo el presente Contrato se producirá por el mero vencimiento del plazo correspondiente para su cumplimiento en el caso de aquellas obligaciones que tuvieren plazo y, en los demás casos, a los cinco Días Hábiles de la recepción de una notificación del Agente de la Garantía en la cual se exprese el incumplimiento invocado, a menos que en ella el Agente de la Garantía hubiere fijado un plazo mayor para su cumplimiento. La mora no exigirá ninguna intimación judicial ni extrajudicial previa.

ARTICULO 7. DERECHOS EN CASO DE INCUMPLIMIENTO.

7.1.           En el caso que:
(i) el Otorgante no cumpla, en tiempo y forma, con cualquiera de las Obligaciones Garantizadas (incluyendo, sin limitación la íntegra y efectiva devolución, reembolso y/o pago, en la fecha que correspondan conforme a los Documentos de la Transacción del capital, intereses y demás montos pagaderos bajo los Documentos de la Transacción) y/o hubiera ocurrido (x) cualquiera de los eventos de incumplimiento definidos como “Events of Default” en el Contrato de Préstamo y no hubiese sido subsanado de acuerdo a los términos y condiciones de dicho Contrato de Préstamo, o (y) cualquiera de los eventos definidos como “Additional Mandatory Prepayment Events” en el Contrato de Préstamo y no se hubiera precancelado la totalidad de los montos adeudados bajo el Contrato de Préstamo según lo previsto en la sección 6.02 in fine de dicho Contrato de Préstamo; o
(ii) el Otorgante hubiera incumplido alguna obligación establecida bajo el presente Contrato y dicho incumplimiento, de ser subsanable, no hubiese sido subsanado dentro de los 20 Días Hábiles (siempre que este plazo no implique duplicación con los plazos previstos bajo el Contrato de Préstamo); o
(iii) cualquiera de las declaraciones, manifestaciones y garantías realizadas por el Otorgante en el presente Contrato fueran sustancialmente incorrectas al momento en el cual fueron hechas o al momento en el cual se las consideran hechas según el presente, a menos que sea subsanado, de ser subsanable, dentro de los 20 Días Hábiles (siempre que este plazo no implique duplicación con los plazos previstos bajo el Contrato de Préstamo);

(cualquiera de dichos eventos, un “Evento de Incumplimiento”), entonces, el Agente de la Garantía, actuando de conformidad con las instrucciones recibidas por los Beneficiarios, podrá previa notificación escrita al Otorgante (A) iniciar, en su carácter de representante de los Beneficiarios, la ejecución total o parcial de la Prenda conforme el procedimiento de ejecución previsto en el Artículo 8 que sigue, y/o (B) ejercer, en caso de corresponder de conformidad con los términos y condiciones de emisión de las acciones preferidas clase B de Nortel Argentina, los derechos de voto y demás derechos políticos emergentes de las Acciones y las Acciones Adicionales de conformidad con lo previsto en el Artículo 2.3., y/o (C) percibir los Importes Prendados, los que serán imputados al pago de las Obligaciones Garantizadas.

7.2. Las Partes acuerdan que mientras no exista un Evento de Incumplimiento, los Dividendos serán de disponibilidad inmediata del Otorgante. A tal efecto, luego que Caja de Valores S.A. haya puesto a disposición los Dividendos en la cuenta comitente del Otorgante, el Depositante y el Agente de la Garantía deberán efectuar en forma inmediata, sin necesidad de previo aviso por el Otorgante, las notificaciones correspondientes a Caja de Valores S.A. para que los Dividendos sean de inmediata disponibilidad del Otorgante, a menos que el Depositante haya sido notificado de un Evento de Incumplimiento. El Depositante y el Agente de la Garantía mantendrán indemne, en forma solidaria, al Otorgante de cualquier daño o pérdida imputable a los mismos que pudiera generarse en caso que los Dividendos no se encuentren inmediatamente disponibles para el Otorgante luego de haber sido puestos a disposición por Caja de Valores S.A. en la cuenta comitente del Otorgante. En caso de ser notificado de la existencia de un Evento de Incumplimiento (de conformidad con lo establecido en el último párrafo del Artículo 7.1. anterior), el Depositante mantendrá indisponible los Dividendos para el Otorgante y, a solicitud del Agente de la Garantía, depositará los Dividendos en la cuenta que el Agente de la Garantía indique al efecto.

ARTICULO 8. EJECUCION DE LA PRENDA.

8.1. En el evento que, de conformidad con lo establecido en el Artículo 7 precedente, resultare procedente la venta y ejecución (la “Venta”) de las Acciones y Acciones Adicionales objeto de la Prenda (los “Bienes a Ejecutar”), el Agente de la Garantía (previa instrucción por escrito recibida de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente) procederá a disponer dicha Venta, ya sea mediante un procedimiento judicial o un procedimiento extrajudicial o una combinación de los mismos, y ya sea en bloque, por fracciones o en forma separada, conforme sea determinado a criterio exclusivo del Agente de la Garantía (según las instrucciones por escrito recibidas de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente), sin obligación explícita o implícita de ningún tipo de obtener valor mínimo alguno y/o maximizar el valor obtenido por la disposición de los Bienes a Ejecutar, salvo por lo expresamente previsto en el presente Artículo 8.

8.2. La Venta parcial de los Bienes a Ejecutar no podrá ser interpretada ni considerada como una renuncia del Agente de la Garantía y/o de los Beneficiarios a la ejecución de los demás Bienes a Ejecutar.

8.3. Las condiciones, términos y modalidad de la Venta serán notificados por el Agente de la Garantía al Otorgante (según las instrucciones por escrito recibidas de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente) con al menos cinco (5) Días Hábiles de anticipación a la fecha de iniciación de la Venta. El Agente de la Garantía (según las instrucciones por escrito recibidas de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente) podrá, expresando la causa, suspender en cualquier momento la Venta, decisión que será notificada al Otorgante. La suspensión de la Venta no se considerará una renuncia del Agente de la Garantía y/o de los Beneficiarios a realizar la Venta en cualquier otra oportunidad posterior. Asimismo, ni dicha suspensión ni la concreción de la Venta podrán ser interpretadas como una renuncia del Agente de la Garantía y/o de los Beneficiarios a ejercer todos sus respectivos derechos conforme a los documentos que constituyen las demás garantías reales y personales de las Obligaciones Garantizadas y a la ley aplicable, en cualquier caso hasta la cancelación íntegra y definitiva de las Obligaciones Garantizadas.

8.4. El Agente de la Garantía (previa instrucción por escrito recibida de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente) queda facultado para designar al agente de bolsa, corredor, martillero y demás profesionales intervinientes en cualquier Venta realizada de conformidad con el presente Artículo 8, lo cual es consentido en forma incondicional e irrevocable por el Otorgante en este acto.

8.5. De optarse por el procedimiento judicial para la Venta (la “Venta Judicial”), la misma se llevará a cabo con intervención de los tribunales referidos en el Artículo 15.2. del presente, de acuerdo con la legislación procesal aplicable vigente. De ser permitido por la legislación procesal aplicable, el precio base de la Venta será establecido de conformidad con el Artículo 8.10, tanto para la primera, segunda o ulteriores instancias de la Subasta, según sea el caso.

8.6. De optarse por el procedimiento extrajudicial para la Venta (la “Venta Extrajudicial”), la misma se llevará a cabo, alternativa o simultáneamente, para el caso que estuviera permitido bajo este Contrato, teniendo en cuenta especialmente lo establecido en el Artículo 8.11.(i), a opción exclusiva del Agente de la Garantía:

(i) en la bolsa o mercado, local o extranjero, dónde los Bienes a Ejecutar tuvieren cotización, en una o varias operaciones de compraventa (sucesivas o simultáneas) (la “Venta Extrajudicial Bursátil”); y/o

(ii) conforme a los procedimientos de Venta y a la normativa correspondiente para la ejecución de prenda de títulos valores que sea aplicable a Euroclear y/o a Depositary Trust Company (“DTC”) (la “Venta Extrajudicial Extranjera Regulada”); y/o

(iii) en forma extrabursátil en una o varias operaciones de compraventa (sucesivas o simultáneas) (la “Venta Extrajudicial Extrabursátil”).

8.7. Sin perjuicio de la decisión adoptada en un primer momento o con posterioridad por el Agente de la Garantía sobre el procedimiento de ejecución que se propone aplicar, el Agente de la Garantía (previa instrucción por escrito recibida de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente) podrá en cualquier momento cancelar y/o suspender el procedimiento de ejecución en curso o modificar su decisión original sobre el mismo, y aplicar cualquier procedimiento de ejecución alternativo dispuesto en el presente Contrato.

8.8.  En la Venta Judicial:

(i) el Otorgante renuncia en forma irrevocable e incondicional a: (a) invocar el Artículo 1198, segundo párrafo, del Código Civil de la República Argentina (teoría de la imprevisión) y (b) su derecho a oponer cualquier excepción o defensa, salvo únicamente por las excepciones de cosa juzgada y pago total o parcial acreditado mediante documento emanado del Agente de la Garantía, promover cualquier incidente y/o interponer cualquier recurso o defensa contra la ejecución; (b) su derecho a recusar sin causa la jurisdicción del tribunal en el que se hubiere hincado la acción legal;

(ii) los Bienes a Ejecutar serán vendidos en subasta pública (la “Subasta”) al oferente que ofrezca el mayor precio de compra respecto del precio base aplicable, si lo hubiere, y el Agente de la Garantía anunciará la Subasta con al menos 10 Días Hábiles de anticipación mediante la publicación de avisos por un (1) día en el Boletín Diario de la Bolsa de Comercio de Buenos Aires, en el mercado donde los Bienes a Ejecutar tengan cotización y en alguno de los siguientes diarios: Clarín, La Nación o Ámbito Financiero (o en cualquier otro de similar circulación);

(iii) en la Subasta, los Bienes a Ejecutar serán ofrecidos, en una primera instancia, por un precio base por lo menos igual al valor resultante del promedio ponderado de los valores de cotización de los Bienes a Ejecutar durante los seis meses anteriores al día de la Subasta (cualquiera sea el número de sesiones en que se hubieran negociado) (dicha suma, la “Suma Exigible”). Si en dicha primera instancia no se recibiere ninguna oferta por sobre tal precio base, el Agente de la Garantía: (x) podrá disponer la Venta en una segunda instancia (que tendrá lugar a los cinco (5) Días Hábiles de fracasada la primera instancia) por un precio inferior a la Suma Exigible o sin base, o bien posponer la Venta, o bien actuar de cualquier otra forma que resultare conveniente o apropiado a los intereses de los Beneficiarios (siempre bajo previa instrucción por escrito recibida de la mayoría de los Beneficiarios en los términos del Artículo 10 del presente);

(iv) en la Subasta podrán participar como oferentes, y los Bienes a Ejecutar podrán ser vendidos a, una o más cualesquiera personas, físicas o jurídicas, nacionales o extranjeras (incluyendo, sin limitación, al Agente de la Garantía, los Beneficiarios y cualquier persona controlante, controlada, sujeta a control común, vinculada, afiliada o subsidiaria de cualquiera de los mismos), actuando por sí o por apoderado con facultades suficientes; y

(v) en caso de resultar adquirente en dicha Venta cualquiera de los Beneficiarios, dicha Parte quedará eximida de pagar cualquier seña que se hubiese estipulado, y podrá compensar total o parcialmente, de ser ello permitido por la legislación aplicable, el precio a pagar por los Bienes a Ejecutar con lo adeudado a dicha Parte en virtud de las Obligaciones Garantizadas, sin necesidad de efectuar desembolso de fondos alguno y mediante el simple otorgamiento de carta de pago de las Obligaciones Garantizadas por un monto equivalente a dicho precio.

8.9.  En la Venta Extrajudicial Bursátil:

(i) tratándose de acciones con cotización los Bienes a Ejecutar podrán ser vendidos en la bolsa o mercado, local o extranjero, dónde tuvieren cotización a una o más cualesquiera personas físicas o jurídicas, nacionales o extranjeras (incluyendo, sin limitación, al Agente de la Garantía, a los Beneficiarios y/o a cualquier persona controlante, controlada, sujeta a control común, vinculada, afiliada o subsidiaria de cualquiera de los mismos), actuando por sí o por apoderados con facultades suficientes;

(ii) en caso de resultar adquirente en dicha Venta cualquiera de los Beneficiarios, dicha Parte quedará eximida de pagar cualquier seña que se hubiese estipulado, y podrá compensar total o parcialmente, de ser ello permitido por la legislación aplicable, el precio a pagar por los Bienes a Ejecutar con lo adeudado a dicha Parte en virtud de las Obligaciones Garantizadas, sin necesidad de efectuar desembolso de fondos alguno y mediante el simple otorgamiento de carta de pago de las Obligaciones Garantizadas por un monto equivalente a dicho precio;

(iii) los Bienes a Ejecutar serán vendidos a un precio equivalente, como mínimo, al noventa por ciento (90%) de su valor de cotización al cierre del día anterior al día en que la venta es efectuada o, en caso que por la causa que fuera no existiese precio de cierre del día anterior, el último precio publicado. Las Partes acuerdan que el precio mínimo indicado precedentemente tendrá los efectos indicados por el art. 3223 del Código Civil para el caso que cualquiera de los Beneficiarios resulten adquirentes de los Bienes a Ejecutar; y

(iv) a los fines de posibilitar la Venta, el Agente de la Garantía, por sí o por medio de un intermediario, estará facultado a depositar los Bienes a Ejecutar en Euroclear, DTC o en el depositario que corresponda.

8.10.  En la Venta Extrajudicial Extranjera Regulada:

(i) de ser necesario el Agente de la Garantía enviará al Otorgante el requerimiento de la información y documentación exigida por la reglamentación aplicable para la realización de la Venta. El Otorgante suministrará al Agente de la Garantía dicha información y documentación en forma completa y con prontitud dentro del plazo fijado por el Agente de la Garantía al efecto, mediante su entrega en las oficinas del Agente de la Garantía y/o en el lugar o lugares que el Agente de la Garantía determine y notifique al Otorgante, sin perjuicio de las acciones judiciales que correspondan al Agente de la Garantía para obtener dicha información y documentación en caso de negativa o reticencia a suministrársela;

(ii) el Depositante, conforme las instrucciones que reciba del Agente de la Garantía, depositará por si o a través de un intermediario, los Bienes a Ejecutar en Euroclear o en DTC y la Venta (inclusive en Subasta o remate) será realizada por intermedio de un agente o sociedad de bolsa, o por quien corresponda, de acuerdo con la normativa y los procedimientos aplicables a los depositarios correspondientes para la ejecución de prendas sobre títulos valores;

(iii) los Bienes a Ejecutar podrán ser vendidos a, una o más cualesquiera personas, físicas o jurídicas, nacionales o extranjeras (incluyendo, sin limitación, al Agente de la Garantía, los Beneficiarios y cualquier persona controlante, controlada, sujeta a control común, vinculada, afiliada o subsidiaria de cualquiera de los mismos), actuando por sí o por apoderado con facultades suficientes;

(iv) en caso de resultar adquirente en la Venta cualquiera de los Beneficiarios, dicha Parte quedará eximida de pagar cualquier seña que se hubiese estipulado, y podrá compensar total o parcialmente, de ser ello permitido por la legislación aplicable, el precio a pagar por los Bienes a Ejecutar con lo adeudado a dicha Parte en virtud de las Obligaciones Garantizadas, sin necesidad de efectuar desembolso de fondos alguno y mediante el simple otorgamiento de carta de pago de las Obligaciones Garantizadas por un monto equivalente a dicho precio;

8.11. La Venta Extrajudicial Extrabursátil:

(vi) sólo procederá si previamente se hubiera efectuado la Venta Extrajudicial Bursátil o la Venta Extrajudicial Extranjera Regulada, y éstas hubieran fracasado. Se entenderá que la Venta Extrajudicial Bursátil o la Venta Extrajudicial Extranjera Regulada ha fracasado si, luego de quince (15) Días Hábiles de enviada la notificación prevista en el Artículo 8.3., los Bienes a Ejecutar no hubieran sido objeto de una Venta. Para evitar dudas en la interpretación, las Partes acuerdan que el hecho de haber transcurrido el plazo de quince (15) Días Hábiles anteriormente mencionado, no implicará limitación o restricción alguna para que el Agente de la Garantía opte por continuar ejecutando la prenda a través de la Venta Extrajudicial Bursátil o la Venta Extrajudicial Extranjera Regulada en forma simultánea o alternada con la Venta Extrajudicial Extrabursátil;

(vii) el Agente de la Garantía anunciará la Venta Extrajudicial Extrabursátil con al menos 10 Días Hábiles de anticipación mediante la publicación de avisos por un (1) día en el Boletín Diario de la Bolsa de Comercio de Buenos Aires, en el mercado donde los Bienes a Ejecutar tengan cotización y en alguno de los siguientes diarios: Clarín, La Nación o Ámbito Financiero (o en cualquier otro de similar circulación). La Venta Extrajudicial Extrabursátil se hará, en una primera instancia, a través de un remate con la base al 100% del valor de cotización de las Acciones al promedio ponderado durante los seis meses anteriores al día en que la Venta Extrajudicial Extrabursátil es efectuada y al mejor postor. En esta primera instancia, el adquirente de las Acciones rematadas en la Venta Extrajudicial Extrabursátil no podrá ser un competidor o Afiliada (según este término —Affiliate— se define en el Contrato de Préstamo) a un competidor del Grupo Telecom Italia (según este término —Telecom Italia Group— se define en el Contrato de Préstamo) o tener un interés superior al 10%, directo o indirecto, en las Subsidiarias (según este término —Subsidiary— se define en el Contrato de Préstamo) argentinas del Grupo Telecom Italia. Si en esta primera instancia no hubiere postores, el Agente de la Garantía podrá, luego de 5 días hábiles, vender las Acciones sin precio mínimo a cualquier adquirente sin limitación, conforme a los apartados (iii) y siguientes de este Artículo 8.11;

(viii) luego de que fracasare el procedimiento de venta previsto en el apartado (ii) precedente, los Bienes a Ejecutar podrán ser vendidos en forma extrabursátil a una o más cualesquiera personas físicas o jurídicas, nacionales o extranjeras (incluyendo, sin limitación, al Agente de la Garantía, a los Beneficiarios y/o a cualquier persona controlante, controlada, sujeta a control común, vinculada, afiliada o subsidiaria de cualquiera de los mismos), actuando por sí o por apoderados con facultades suficientes, sin ningún tipo de limitación y sin precio mínimo, salvo lo previsto en el Artículo 8.11 (v);

(ix)  en caso de resultar adquirente en la Venta Extrajudicial Extrabursátil  cualquiera de los Beneficiarios, dicha

Parte quedará eximida de pagar cualquier seña que se hubiese estipulado, y podrá compensar total o parcialmente, de ser ello permitido por la legislación aplicable, el precio a pagar por los Bienes a Ejecutar con lo adeudado a dicha Parte en virtud de las Obligaciones Garantizadas, sin necesidad de efectuar desembolso de fondos alguno y mediante el simple otorgamiento de carta de pago de las Obligaciones Garantizadas por un monto equivalente a dicho precio; y

(x) No existirá precio mínimo, salvo que el adquirente resulte ser cualquiera de los Beneficiarios, en cuyo caso el precio será la Suma Exigible. La Suma Exigible será el precio a los fines del art. 3223 del Código Civil. Se deja aclarado que el precio mínimo aquí previsto no será aplicable a los Beneficiarios en caso que la Venta se efectúe en el remate previsto en el Artículo 8.11 (ii) precedente.

8.12. (i) El Agente de la Garantía aplicará los fondos obtenidos de la Venta de la siguiente manera: previa deducción por parte del Agente de la Garantía de sus honorarios impagos y de los costos, gastos y otras erogaciones, razonables y debidamente documentados, incurridos con motivo de la ejecución del presente Contrato, todos los fondos remanentes serán distribuidos y aplicados de conformidad con los términos del Contrato de Préstamo.

(ii) La aplicación de fondos efectuada de conformidad con el apartado (i) precedente será sin perjuicio de las acciones legales contra el Otorgante a las que los Beneficiarios y/o el Agente de la Garantía tengan derecho con relación a las Obligaciones Garantizadas que permanecieren impagas aún luego de la concreción de la Venta de los Bienes a Ejecutar.

(iii) En caso que, una vez aplicados los fondos provenientes de la Venta de los Bienes a Ejecutar a la cancelación de las Obligaciones Garantizadas, existiere un remanente de fondos, dicho remanente deberá ser puesto por el Agente de la Garantía a disposición del Otorgante mediante acreditación en la cuenta que el Otorgante oportunamente indique y a exclusivo costo y cargo del mismo.

8.13. El Otorgante renuncia a iniciar cualquier reclamo en razón del hecho que el precio obtenido en cualquier Venta de los Bienes a Ejecutar fuera inferior al monto adeudado bajo las Obligaciones Garantizadas.

ARTICULO 9. VIGENCIA DE LA PRENDA Y DE OTRAS GARANTIAS.

9.1. La Prenda instrumentada por medio del presente Contrato subsistirá hasta tanto el Otorgante hubiere cumplido total e íntegramente con todas y cada una de sus obligaciones bajo las Obligaciones Garantizadas, según ello hubiera sido notificado al Otorgante por el Agente de la Garantía, quien a su vez deberá haber sido notificado por los Beneficiarios. En caso de extinción de la Prenda según lo expuesto anteriormente: (i) todos los gastos, honorarios, impuestos, tasas, aranceles, así como cualquier otro gravamen que origine dicha cancelación y/o extinción estarán a cargo del Otorgante; (ii) el Agente de la Garantía causará que el Depositante realice todos los actos necesarios para desafectar las Acciones de la Prenda y levantarla conforme el Artículo 43 del Reglamento Operativo y/o cualquier otra normativa aplicable. Si, a juicio del Otorgante, el Agente de la Garantía o cualquiera de los Beneficiarios se demoraran, por cualquier causa que sea imputable a cualquiera de ellos, en efectuar las notificaciones correspondientes para el levantamiento de la Prenda, el Otorgante podrá requerir la extinción inmediata de la Prenda, la que no podrá ser irrazonablemente denegada y cualquier gasto, costo o daño que dicha demora le genere deberá ser indemnizada por el Agente de la Garantía o por el Beneficiario, según corresponda.

9.2. La ejecución por parte del Agente de la Garantía de la Prenda sobre los Bienes a Ejecutar y/o sobre los Importes Prendados podrá ser realizada en forma complementaria, alternativa, indistinta y/o sucesiva y sin que sea necesario ejercer previamente cualquier acción o recurso derivado de cualquiera de las otras garantías otorgadas bajo el Contrato de Préstamo y/o los restantes Documentos de la Transacción, quedando entendido que el ejercicio o ejecución de cualquier garantía otorgada mediante este Contrato, el Contrato de Préstamo y/o los restantes Documentos de la Transacción no podrá ser interpretada ni considerada como una renuncia a las restantes garantías.

9.3. La Prenda constituida mediante el presente no implica derogación ni modificación alguna respecto al resto de las garantías constituidas en seguridad de las Obligaciones Garantizadas, así como las que se constituyan en el futuro a tal fin. Por lo tanto, sin perjuicio de la coincidencia de esta Prenda con otras garantías constituidas en relación con las Obligaciones Garantizadas, los Beneficiarios podrán hacer valer sus derechos respecto de todas ellas conjuntamente o contra cualquiera de ellas en primer lugar, en el orden y el modo que estimaren convenientes, sin necesidad de ejecutar previamente esta Prenda. En consecuencia, el Agente de la Garantía podrá compatibilizar los procedimientos de ejecución previstos en el presente Contrato con el/los procedimientos de ejecución previsto/s en cualquiera de los restantes Documentos de la Transacción o restantes garantías. Sin perjuicio de ello, si los Beneficiarios decidiesen ejecutar todas las garantías en forma conjunta, no podrán percibir del producido de la ejecución de dichas garantías, en conjunto, un monto mayor al adeudado por el Otorgante bajo las Obligaciones Garantizadas.

ARTICULO 10. AGENTE DE LA GARANTÍA.

10.1. Conforme lo establecido en el presente Contrato el BBVA Banco Francés S.A. es designado por los Beneficiarios con el consentimiento del Otorgante, y acepta desempeñarse, como Agente de la Garantía a efectos del cumplimiento de los actos previstos en el presente Contrato.

10.2. La renuncia y remoción del Agente de la Garantía, su remuneración, responsabilidad, la designación de un agente de la garantía sucesor, el dictado de instrucciones y mayorías de Beneficiarios requeridas para el cumplimiento de sus funciones y facultades bajo el presente, su derecho a ser mantenido indemne en relación con su desempeño bajo este Contrato, y en general todo otro aspecto relativo a la actuación del Agente de la Garantía que no estuviera expresamente regulado en este Contrato, se regirá por las disposiciones relativas al Agente (“Agent”) del Contrato de Préstamo, las cuales se aplicarán mutatis mutandis al Agente de la Garantía y se tienen por íntegramente reproducidas en este Contrato y quedan incorporadas al mismo por referencia. En especial el Otorgante como los Beneficiarios manifiestan y declaran conocer y aceptar las siguientes disposiciones incluidas en el Artículo VI del Contrato de Préstamo relativas a las materias descriptas precedentemente: Sección 7.01 (“Appointment”), Sección 7.02 (“Delegation of Duties”), Sección 7.03 (“Exculpatory Provisions”), Sección 7.04 (“Reliance by Agent”), Sección 7.05 (“Notice of Default or Mandatory Prepayment Event”), Sección 7.06 (“Non-Reliance on Agent and Other Lenders”), Sección 7.07 (“Indemnification”), Sección 7.08 (“The Agent in its Individual Capacity”), Sección 7.09 (“Successor Agents; Sub-Agents”) y Sección 7.08 (“Compensation of the Agent”). Se deja expresamente aclarado que la única remuneración que percibirá el Agente de la Garantía por su desempeño bajo el presente Contrato es la establecida en el Contrato de Préstamo y/o los restantes Documentos de la Transacción, no pudiendo el Agente de la Garantía reclamar ninguna remuneración adicional en virtud de tal desempeño. Asimismo, se deja expresa constancia que de conformidad con lo establecido en el Contrato de Préstamo, el Agente de la Garantía estará plenamente justificado en rehusarse a realizar cualquier acción relacionada con el presente Contrato sin antes contar con las instrucciones o consejo correspondiente de los Beneficiarios o sin antes haber sido mantenido indemne a su satisfacción por los Beneficiarios de toda responsabilidad o gasto en que pudiera incurrir derivado de la realización de dicha acción.

10.3. Si el Agente de la Garantía renunciara o fuera removido, el Otorgante se obliga, a su costa, a suscribir todos los documentos, instrumentos y notificaciones, y a realizar todos los actos que fueren razonablemente necesarios a fin de reflejar el reemplazo del Agente de la Garantía por el agente de la garantía sucesor no siendo responsable de abonar los tributos, gravámenes o aranceles que puedan corresponder en virtud de la sustitución del Agente de la Garantía, a menos que la renuncia fuese con justa causa imputable al Otorgante o que la remoción fuese dispuesta por el Otorgante sin justa causa.

10.4. En caso que el Otorgante, por cualquier causa, no cumpliera con cualquiera de las obligaciones a su cargo establecidas en el presente Contrato y/o realizara cualquier acto de disposición material o jurídica de las Acciones, las Acciones Adicionales y/o los Importes Prendados que importe una desvalorización o debilitamiento sustancial de la Prenda, el Agente de la Garantía podrá solicitar las medidas conservatorias y/o precautorias correspondientes.

10.5. Los Beneficiarios sólo podrán ejecutar la Prenda por intermedio del Agente de la Garantía, pudiendo no obstante ejercer otros derechos y facultades relativos a dicha garantía en forma individual, según los términos del presente Contrato.

10.6. Toda decisión, actuación, medida o instrucción que fuera adoptada, llevada a cabo o notificada, según corresponda, al Agente de la Garantía, será considerada como una decisión, actuación, medida o instrucción conjunta de la totalidad de los Beneficiarios, los cuales serán considerados como una única parte unificada frente al Otorgante y el Agente de la Garantía, no pudiendo dichas Partes en ningún caso impugnar o cuestionar las instrucciones que reciba el Agente de la Garantía conforme al Contrato de Préstamo o formular planteos referentes a su representación, legitimación, autoridad, mayorías de Beneficiarios o cualquier otro aspecto relativo a la conformación de, y cumplimiento de los requisitos aplicables a, dichas instrucciones de los Beneficiarios. En consecuencia, el Otorgante renuncia irrevocablemente a impugnar la actuación del Agente de la Garantía en base a las instrucciones que aquél reciba de los Beneficiarios, salvo dolo, culpa grave u error manifiesto del Agente de la Garantía.

ARTICULO 11. COSTOS Y GASTOS.

11.1. El Otorgante toma a su exclusivo cargo y, consecuentemente, se compromete a pagar o reembolsar al Agente de la Garantía y/o a cualquiera de los Beneficiarios, al sólo requerimiento por escrito de cualquiera de los mismos y en forma inmediata, la totalidad de los gastos y costos razonables debidamente documentados incluyendo mayores costos, comisiones, honorarios (incluyendo los honorarios razonables de los asesores legales de cualquiera de dichas Partes), impuestos y tributos de cualquier tipo (nacionales, provinciales o municipales), incluyendo sin limitación cualquier impuesto de sellos que eventualmente pudiera aplicarse al Contrato (teniendo en cuenta que el Agente de la Garantía y el Otorgante reconocen que este Contrato no está gravado por dicho impuesto por haberse abonado el impuesto de sellos correspondiente al Contrato de Préstamo), con excepción del Impuesto a las Ganancias y el Impuesto a los Ingresos Brutos que fueran aplicables al Agente de la Garantía por la percepción de sus honorarios resultantes del ejercicio de su actividad bajo el presente Contrato, conforme dichos honorarios son pactados en el Contrato de Préstamo), aranceles, intereses, penalidades, y demás accesorios que pudieran corresponder, que se generaren directamente como consecuencia, con motivo y/o en ocasión de: (i) la celebración, instrumentación, otorgamiento y perfeccionamiento del presente Contrato en la medida que no superen los montos establecidos en la Cláusula 8.04 del Contrato de Préstamo (los gastos, costos y honorarios en exceso de dichos montos deberán ser previamente autorizados por el Otorgante); (ii) el cumplimiento, ejecución y/o cancelación del presente Contrato, incluyendo aquéllos incurridos por el Agente de la Garantía y/o cualquiera de los Beneficiarios a fin de mantener y preservar, o hacer valer, cualquiera de los derechos y acciones del Agente de la Garantía y/o cualquiera de los Beneficiarios, (iii) las medidas, procedimientos o acciones derivados del incumplimiento del Otorgante de sus obligaciones bajo el presente Contrato (incluyendo, sin limitación, la Venta realizada conforme al Artículo 8 y la presentación del presente Contrato para su verificación en cualquier procedimiento regulado por la Ley No. 24.522 y modificatorias y su reglamentación iniciado por o contra el Otorgante). El pago de los gastos, costos y honorarios mencionados en el presente Artículo 11.1 corresponderá únicamente en la medida que no implique duplicación con cualquier otro gasto, costo u honorario que resulten de cualquiera de los Documentos de la Transacción o del presente Contrato. Esta última limitación de modo alguno implica renuncia del Agente de la Garantía y/o de los Beneficiarios a exigir del Otorgante el pago de los gastos, costos y/u honorarios correspondientes, en caso de ejecutar simultáneamente o alternativamente las garantías otorgadas por el Otorgante en relación al Préstamo.

11.2. Las obligaciones asumidas por el Otorgante de conformidad con el presente Artículo 11 permanecerán vigentes y serán exigibles con independencia de, y aún después de, la cancelación de todas las sumas adeudadas por el Otorgante a los Beneficiarios en virtud de las Obligaciones Garantizadas y la extinción de la Prenda creada en virtud del presente Contrato por cualquier causa que fuera.

ARTICULO 12. INDEMNIDADES.

12.1. La obligación del Otorgante de mantener indemnes al Agente de la Garantía y a los Beneficiarios y sus Afiliadas y sus respectivos funcionarios, directores, empleados, asesores y agentes, se regirá por las disposiciones del Contrato de Préstamo, las cuales se tienen por íntegramente reproducidas en este Contrato y quedan incorporadas al mismo por referencia. El Otorgante manifiesta y declara conocer y aceptar todas las disposiciones del Contrato de Préstamo relativas a las materias descriptas precedentemente.

12.2. El Otorgante renuncia, en forma total y definitiva, a reclamar al Agente de la Garantía y/o a los Beneficiarios y/o a sus respectivos funcionarios, representantes, mandatarios, directores, empleados, asesores, agentes y a sus respectivas personas controlantes, controladas, sujetas a control común, vinculadas, afiliadas o subsidiarias, indemnización o compensación alguna como consecuencia de cualquier pérdida o reclamo relacionado con (i) el ejercicio por cualquiera de dichas Partes de sus derechos bajo el presente Contrato, salvo culpa grave o dolo de su parte calificada como tal por una sentencia judicial firme dictada por los tribunales competentes, o (ii) los actos, procedimientos u operaciones contemplados o relacionados con el presente Contrato, salvo en caso de dolo o culpa grave por parte del Agente de la Garantía y/o de los Beneficiarios, calificado como tal por sentencia judicial firme dictada por tribunal competente.

ARTICULO 13. CESIONES.

13.1. El Otorgante no podrá ceder y/o transferir ninguno de los derechos y/u obligaciones bajo el presente Contrato sin el consentimiento escrito del Agente de la Garantía (quien actuará en virtud del consentimiento unánime de los Beneficiarios).

13.2. En caso que cualquiera de los Beneficiarios cediera algún porcentaje o todos sus derechos y obligaciones como acreedor bajo el Contrato de Préstamo conforme a las condiciones allí previstas, el Otorgante acepta en el presente acto y en forma irrevocable que dicho cesionario será un Beneficiario bajo el presente Contrato, y se obligan en consecuencia a suscribir todos aquellos documentos o instrumentos y a otorgar todos los actos que puedan resultar jurídicamente necesarios para la incorporación del nuevo Beneficiario a la Prenda. Se deja constancia que los Beneficiarios no pueden ceder total o parcialmente su calidad de tales bajo el presente Contrato en forma independiente a la cesión (total o parcial) de sus derechos y obligaciones bajo el Contrato de Préstamo. El Otorgante no será responsable por los gastos, costos, costas y demás erogaciones incurridos por cualquier Beneficiario con motivo de la cesión de sus derechos y obligaciones bajo el presente Contrato a menos que (i) dicha cesión sea efectuada con posterioridad del acaecimiento de un Evento de Incumplimiento y (ii) el cesionario sea una institución financiera.

13.3. La renuncia o remoción del Agente de la Garantía bajo el presente Contrato importará la cesión y transferencia de los derechos y obligaciones del mismo a favor del agente de la garantía sucesor, y dicha cesión y transferencia no requerirá consentimiento adicional alguno de las restantes Partes, además de aquéllos que pudieran ser requeridos en virtud del Contrato de Préstamo y demás disposiciones aplicables en virtud del presente Contrato.

ARTICULO 14. LEY APLICABLE Y JURISDICCIÓN.

14.1. La celebración, interpretación y cumplimiento de este Contrato se regirán por las leyes de la República Argentina. Sin perjuicio de ello, toda ejecución de la Prenda realizada fuera de la República Argentina será efectuada de conformidad con las leyes y procedimientos aplicables de conformidad con lo dispuesto en el Artículo 8 del presente Contrato.

14.2. Para cualquier diferendo, el Otorgante, el Agente de la Garantía y los Beneficiarios se someten irrevocable, firme e incondicionalmente a la jurisdicción de los Tribunales Nacionales Ordinarios en lo Comercial con sede en la Ciudad Autónoma de Buenos Aires, con renuncia a cualquier otro fuero o jurisdicción que pudiera corresponder. Sin perjuicio de ello, en caso que el diferendo verse sobre cuestiones relativas a la ejecución de la Prenda fuera de la República Argentina, dicha controversia será sometida a los tribunales competentes de conformidad con la ley del lugar de ejecución de la Prenda.

14.3. El Otorgante (i) renuncia irrevocable e incondicionalmente, y en la mayor medida permitida por las disposiciones legales y reglamentarias aplicables, a (x) cualquier defensa a la que cualquiera de ellos pudiera tener derecho para controvertir la jurisdicción y competencia de los tribunales referidos en el Artículo 14.2. anterior, (y) sus derechos a requerir que el Agente de la Garantía y/o cualquiera de los Beneficiarios constituya una garantía o contracautela de arraigo, y a oponer cualquier otra defensa o excepción equivalente en cualquier acción y/o procedimiento contra cualquiera de dichas Partes en relación con cualquier procedimiento y/o acción y/o juicio tramitado o iniciado en relación con el presente Contrato; y (z) el derecho de recusar sin causa a los jueces de cualquier tribunal competente en cualquier procedimiento y/o acción y/o juicio tramitado o iniciado en relación con el presente Contrato; y (ii) acepta que una sentencia definitiva en cualquiera de dichas acciones o procedimientos podrá ser ejecutada en otras jurisdicciones a través de la ejecución de la sentencia o de cualquier otra forma prevista por ley.

ARTICULO 15. DOMICILIOS Y NOTIFICACIONES.

15.1. A todos los efectos legales derivados del presente Contrato, las Partes constituyen domicilios en los lugares que se indican en el encabezamiento del presente Contrato, donde se tendrán por válidas y vinculantes todas las comunicaciones, citaciones, intimaciones, reclamos, interpelaciones y notificaciones, judiciales o extrajudiciales, que se realicen con motivo del presente Contrato.

15.2.  Dichos domicilios subsistirán hasta tanto sean reemplazados por otro domicilio, sujeto a que cualquier nuevo domicilio del Otorgante deberá encontrarse en la Ciudad Autónoma de Buenos Aires, República Argentina, y tal reemplazo notificado con cinco (5) Días Hábiles de anticipación a la fecha en la que se pretenda hacer efectiva dicha notificación, a las restantes Partes por medio escrito y fehaciente.

15.3. Toda citación, intimación, reclamo, interpelación, notificación, consentimiento, solicitud u otra comunicación a ser enviada o efectuada bajo este Contrato deberá ser por escrito. Las notificaciones, requerimientos u otras comunicaciones podrán entregarse por mano o enviarse por courier aéreo, correo certificado con acuse de recibo, carta documento, telegrama colacionado o cualquier otro medio de notificación fehaciente, a los domicilios indicados en el Artículo 15.1. o al nuevo domicilio que fuera oportunamente notificado como se indica en el Artículo 15.2. precedente, y serán válidas al momento de su recepción.

ARTICULO 16. INVALIDEZ PARCIAL.

16.1. La declaración judicial de nulidad, invalidez, no obligatoriedad o no ejecutabilidad de una o más disposiciones del presente Contrato, o de una parte de dichas disposiciones, no perjudicará la plena validez y obligatoriedad de las restantes partes de dichas disposiciones y/o de las restantes disposiciones, las que conservarán su fuerza vinculante entre las Partes.

16.2. En caso de que ocurra la situación descripta en el párrafo precedente, las Partes procurarán alternativas que permitan, dentro de lo legalmente admisible, alcanzar las finalidades que procuraban, y cumplir con el espíritu de aquellas disposiciones afectadas por la nulidad, invalidez, no obligatoriedad o no ejecutabilidad, de la forma más próxima a la intención inicial de las Partes.

ARTÍCULO 17. MISCELÁNEAS.

17.1. El presente Contrato sólo podrá ser modificado mediante el acuerdo unánime de las Partes, expresado por escrito. Para evitar dudas en la interpretación de la presente se deja establecido que dicho acuerdo de Partes no será necesario en caso que un Beneficiario decidiera ceder total o parcialmente sus derechos y obligaciones bajo este Contrato y el Contrato de Préstamo en cuyo caso dicha cesión se regirá por lo dispuesto en el Artículo 13 de este Contrato y lo establecido en el Contrato de Préstamo. Las dispensas y cualquier consentimiento o aprobación del Agente de la Garantía no tendrán vigencia salvo que fueran realizadas por escrito, pudiendo estar sujetas a cualquier condición que el Agente de la Garantía considere convenientes, ser retiradas o modificadas en cualquier momento, y con vigencia únicamente en la circunstancia y con el objeto para el que son otorgadas.

17.2. Los derechos y obligaciones de las Partes en el presente Contrato se encuentran establecidas en beneficio de, y son vinculantes para, respectivamente, las Partes del presente, y sus cesionarios o sucesores permitidos y/o autorizados.

17.3. La falta o demora en el ejercicio por parte de los Beneficiarios y/o el Agente de la Garantía, según sea el caso, de cualquier derecho, facultad, prerrogativa, privilegio, acción y/o recurso emergente de, relacionado con y/o vinculado a, el presente Contrato no se considerará una renuncia al mismo, ni tampoco el ejercicio parcial de cualquier derecho, facultad, prerrogativa, privilegio, acción y/o recurso impedirá todo otro ejercicio del mismo o el ejercicio de todo otro derecho, facultad, prerrogativa, privilegio, acción y/o recurso emergente de, relacionado con y/o vinculado a, el presente Contrato. Los derechos, facultades, prerrogativas, privilegios, acciones y/o recursos dispuestos en el presente son acumulativos y no excluyentes de todo otro derecho, facultad, prerrogativa, privilegio, acción y/o recurso previsto por cualquier disposición legal.

17.4. El presente instrumento contiene todo los acuerdos de las Partes relativos a las materias tratadas en el mismo, por ende deroga y deja sin efecto alguno a todo acuerdo, compromiso, entendimiento y/o contrato anterior de las Partes, verbal o escrito, expreso o tácito, respecto de dichas materias, con excepción de lo dispuesto al respecto en el Contrato de Préstamo y en los restantes Documentos de la Transacción.

17.5. La finalidad del presente Contrato es la establecida en el Artículo 1. En consecuencia la naturaleza de presente Contrato es exclusivamente instrumental y de garantía, en virtud de cual se constituye la Prenda.

En prueba de conformidad, en el lugar y fecha indicados en el encabezamiento del presente, se firman 3 (tres) ejemplares de un mismo tenor y a un solo efecto.

___________________
Por Inversiones Milano S.A.
Aclaración: Ciro di Cecio
Cargo: Vicepresidente

Por el “Lender”:

_________________ BBVA Banco Francés S.A. Aclaración: Javier Daud Cargo: Apoderado	_____________________ BBVA Banco Francés S.A. Aclaración: Gustavo Pascual Cargo: Apoderado

Por el Agente de la Garantía:

_________________ Por BBVA Banco Francés S.A. Aclaración: Manuel Mansilla Cargo: Apoderado	_____________________ Por BBVA Banco Francés S.A. Aclaración: Eduardo González Correas Cargo: Apoderado

ANEXO I

COPIA CERTIFICADA DEL CONTRATO DE PRESTAMO

ANEXO II

ADDENDA A CONTRATO DE PRENDA DE ACCIONES

La presente addenda (la “Addenda”) se celebra en la Ciudad Autónoma de Buenos Aires, República Argentina, a los [__] días del mes de [_______] de [____], entre:

(A) TIERRA ARGENTEA S.A. (anteriormente denominada Inversiones Milano S.A.), una sociedad anónima constituida de conformidad con las leyes de la República Argentina, inscripta ante el Registro Público de Comercio de la Ciudad Autónoma de Buenos Aires (Inspección General de Justicia) el 20 de julio de 2011, bajo el Número 14.382, Libro 55, Tomo “A” de Sociedades Anónimas, domiciliada a los efectos del presente Contrato en Av. Eduardo Madero, N° 900, Piso 26, Ciudad Autónoma de Buenos Aires, República Argentina (el “Otorgante”); y

(B) BBVA BANCO FRANCÉS S.A., una entidad financiera constituida de conformidad con las leyes de la República Argentina, domiciliada a los efectos del presente Contrato en Reconquista 199, Ciudad Autónoma de Buenos Aires (C1003ABE), República Argentina, (el “Acreedor Original” y, juntamente con aquellos otros bancos, instituciones financieras u otras entidades, locales o del exterior, que se hayan incorporado o se incorporasen en el futuro como acreedores (“lenders”) bajo el Préstamo en virtud de una cesión del mismo efectuada de conformidad con la Sección 8.07 del Contrato de Préstamo, los “Acreedores Beneficiarios”).

En adelante el Otorgante y los Acreedores Beneficiarios se denominarán conjuntamente como las “Partes”, y cada uno de ellos en forma individual como una “Parte”.

CONSIDERANDO

(I)
Que con fecha 25 de octubre de 2011 las Partes suscribieron un contrato de prenda de acciones (el “Contrato de Prenda”) sobre 2.351.752 American Depositary Shares —ADS— (las “Acciones”) representativos de 117.588 Acciones Preferidas Clase “B”, que representan al día de la fecha el 1,63 % del capital social de Nortel Inversora S.A., una sociedad constituida en la Ciudad de Buenos Aires e inscripta en el Registro Público de Comercio (Inspección General de Justicia) con fecha 31 DE Octubre de 1990, bajo el Nro. 8025, libro 108, tomo “A” de Sociedades Anónimas, (en adelante designada como “Nortel Argentina"), que actualmente se encuentran sujetas a deposito colectivo en Caja de Valores S.A. bajo la especie 06840 (en adelante las mencionadas acciones se designarán como las “Acciones Originales”);

(II)
Que el Contrato de Prenda garantiza, entre otras obligaciones que allí se indican, las obligaciones resultantes del Contrato de Préstamo Sindicado Senior Garantizado (“Senior Secured Syndicated Credit Facility”) celebrado con fecha 25 de Octubre de 2011 entre el Otorgante como prestatario (“borrower”) y el Acreedor Original como prestamista, organizador y agente de los prestamistas, en virtud del cual el Acreedor Original puso a disposición del Otorgante, sujeto a los términos y condiciones previstos en dicho contrato, un préstamo por hasta la suma máxima de Pesos Argentinos trescientos cuarenta y un millones ($ 341.000.000) en concepto de capital (el “Préstamo”);

(III)	Que en el Contrato de Préstamo y el Contrato de Prenda, sujeto al cumplimiento de las condiciones allí indicadas, se prevé la prenda acciones adicionales de Nortel Inversora;
(IV)
Que las Partes acuerdan que dichas condiciones se encuentran cumplidas y que por lo tanto corresponde el otorgamiento de una prenda adicional sobre [______] American Depositary Shares (“ADS”) representativos de [_______] Acciones Preferidas Clase “B” representativas del [______] % del capital social de Nortel Inversora.

EN CONSECUENCIA las Partes acuerdan celebrar la presente Addenda al Contrato de Prenda, sujeta a los términos y condiciones que se detallan a continuación:

PRIMERO: Las Partes acuerdan que los términos utilizados con mayúsculas que no hubieran sido definidos en la presente Addenda, tendrán el mismo significado y alcance que se les asigna en el Contrato de Prenda.

SEGUNDO: A fin de garantizar a todos y cada uno de los Beneficiarios el cumplimiento en tiempo y forma de todas y cada una de las Obligaciones Garantizadas, en este acto el Otorgante, en forma adicional a las Acciones Originales prendadas bajo el Contrato de Prenda, constituye a favor de los Beneficiarios derecho real de prenda en primer grado de privilegio, en los términos del artículo 580 y siguientes del Código de Comercio de la República Argentina, sobre [_____] American Depositary Shares —ADS— (en adelante los mencionados ADS se designarán como las “Acciones Originales”) representativos de [______] Acciones Preferidas Clase “B”, que al día de la fecha representan el [______] % del capital social de Nortel Inversora, que actualmente se encuentran sujetas a depósito colectivo en Caja de Valores S.A. bajo la especie [__________]. En consecuencia, la totalidad de los ADS sujetos a la prenda otorgada bajo el Contrato de Prenda asciende a [_____] American Depositary Shares (en adelante las “Acciones”) representativos de [______] Acciones Preferidas Clase “B”, que al día de la fecha representan el [______] % del capital social de Nortel Inversora, que actualmente se encuentran sujetas a deposito colectivo en Caja de Valores S.A. bajo la especie [__________].

TERCERO: Las Partes acuerdan que la definición de “Acciones” bajo el Contrato de Prenda quedará sustituida por la definición de “Acciones” indicada en la cláusula precedente y que las mismas estarán sujetas al derecho real de prenda constituido mediante el Contrato de Prenda conforme a los términos y condiciones allí establecidos que no sean expresamente modificados por la presente Addenda.

CUARTO: Las Partes en este acto suscriben el correspondiente formulario conforme el artículo 35 del Decreto N° 659/74 y el artículo 43 del Reglamento Operativo de la Caja de Valores S.A. a efectos de que Caja de Valores S.A. inscriba la prenda en los registros pertinentes.

QUINTO: Las Partes acuerdan que en todo lo que no haya sido expresamente modificado por la presente Addenda, se mantienen todas las cláusulas, términos y condiciones del Contrato de Prenda, los que son de plena validez y vigencia ente las Partes.

En prueba de conformidad, en el lugar y fecha indicados en el encabezamiento del presente, se firman 3 (tres) ejemplares de un mismo tenor y a un solo efecto.